UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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OneBeacon Insurance Group, Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2017

Annual General Meeting

of Members and

Proxy Statement

ONEBEACON INSURANCE GROUP, LTD.

NOTICE OF 2017 ANNUAL GENERAL MEETING OF MEMBERS

TO BE HELD MAY 24, 2017

April 11, 2017

Notice is hereby given that the 2017 Annual General Meeting of Members of OneBeacon Insurance Group, Ltd. will be held on Wednesday, May 24, 2017, at 12:00 noon Atlantic Time at Tucker’s Point Hotel, 60 Tucker’s Point Drive, Hamilton Parish, Bermuda. At this meeting, you will be asked to consider and vote upon the following proposals:

1)	to elect three of the Company’s directors to Class II with a term ending in 2020;

2)	to elect the Company’s director G. Manning Rountree to Class III with a term ending in 2018;

3)	to authorize the election of the Board of Directors of Split Rock Insurance, Ltd.;

4)	to authorize the election of the Board of Directors of Grand Marais Capital Limited;

5)	to authorize the election of the Board of Directors of any new designated subsidiary of the Company;

6)	to approve the advisory resolution on executive compensation;

7)	to approve the advisory resolution on the frequency of the advisory vote on executive compensation;

8)	to approve the OneBeacon 2017 Long-Term Incentive Plan; and

9)	to approve the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2017.

The Company’s audited financial statements for the year ended December 31, 2016, as approved by the Company’s Board of Directors, will be presented at the Annual General Meeting.

Members who own common shares on the record date, which is March 29, 2017: (1) who are individuals, may attend and vote at the meeting in person or by proxy; or (2) which are corporations or other entities, may have their duly authorized representatives attend and vote at the meeting in person or by proxy. A list of all members entitled to vote at the meeting will be open for public examination during regular business hours beginning on or about April 11, 2017, at the Company’s registered office located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

Every person entitled to vote shares has the right to do so either in person or by a written proxy executed and filed with the Secretary. For your convenience, we offer three ways for members to vote by proxy in advance of the Annual General Meeting: by electronic completion of a proxy, by telephonic completion of a proxy, or, if a member requested a paper copy of these materials, by completing and mailing the proxy card in the postage-paid envelope provided. Instructions regarding these voting options are described in the Notice Regarding the Availability of Proxy Materials we mailed to all members and on the proxy card, if one was requested. We encourage all members to vote by proxy whether or not they expect to attend the meeting.

All members are invited to attend this meeting.

By Order of the Board of Directors,

Sarah A. Kolar Deputy General Counsel & Secretary

ONEBEACON INSURANCE GROUP, LTD. PROXY STATEMENT

OneBeacon Insurance Group, Ltd. (the “Company”) is an exempted Bermuda limited liability company that is publicly traded on the New York Stock Exchange under the symbol “OB.” The Company’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment, and providing distinct products and tailored coverages and services. OneBeacon’s solutions target group accident and health; architects and engineers; commercial surety; entertainment; environmental; excess property; financial institutions; financial services; healthcare; management liability; ocean and inland marine; programs; public entities; technology; and tuition refund.

Our parent company, White Mountains Insurance Group, Ltd. (“White Mountains”), is an exempted Bermuda limited liability company whose principal businesses are conducted through its insurance subsidiaries and other affiliates. As of March 29, 2017, White Mountains, through various subsidiaries, beneficially owns all of the Company’s issued and outstanding Class B shares, representing 96.9 % of the voting power of our voting securities and 75.7% of our outstanding common shares.

Our headquarters are located at 26 Reid Street, 6th Floor North, Hamilton HM 11, Bermuda. Our U.S. corporate headquarters are located at 605 Highway 169 North, Plymouth, MN 55441. Our registered office is located at 2 Church Street, Hamilton HM 11, Bermuda.

ONEBEACON INSURANCE GROUP, LTD.

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Company’s Board of Directors (the “Board”) for the 2017 Annual General Meeting of Members (the “2017 Annual Meeting”), to be held on Wednesday, May 24, 2017, at Tucker’s Point Hotel, 60 Tucker’s Point Drive, Hamilton Parish, Bermuda. The solicitation of proxies will be made primarily by mail, and the Proxy Statement and related proxy materials (including the Company’s Annual Report on Form 10-K for 2016) will be made available to members of record on or about April 11, 2017. The Company is bearing the cost of solicitation.

Members Entitled to Vote at the 2017 Annual Meeting

Holders of the Company’s common shares, par value $0.01 per share, as of the close of business on March 29, 2017, the record date, are entitled to vote at the meeting. This includes shares for which you are the “member of record,” those for which you are the beneficial owner held in “street name,” and shares credited to your account in the Company’s 401(k) plan. On the record date, there were 94,741,356 common shares outstanding and eligible to vote, 22,986,618 of which were Class A common shares (“Class A shares”), and 71,754,738 of which were Class B common shares (“Class B shares”).

●	You are the “member of record” if your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services. If you are the member of record, we have made these proxy materials available to you directly and you may grant your voting proxy directly to us or vote in person at the meeting.

●	You hold your shares in “street name” if your shares are held in a stock brokerage account or by another person, as nominee, on your behalf. If you hold shares in street name, your broker or nominee is making these proxy materials available to you and will provide you a voting instruction card to use. You must use this voting card or follow its instructions regarding voting by proxy on the Internet or by telephone to instruct your broker or nominee as to how you would like to vote your shares. Voting instructions and deadlines vary by institution. You are invited to attend the meeting but may not vote your shares in person at the meeting unless you receive a proxy from your broker or nominee.

●	If you hold shares through the OneBeacon 401(k) and Employee Stock Ownership Plan (the “401(k) plan”), we have made these proxy materials available to you directly. You may vote by Internet or telephone.

If you hold your shares in street name, NYSE rules provide that your broker or nominee may only vote on your behalf without specific voting instructions from you on “routine” matters, such as the appointment of the Company’s independent registered public accounting firm (Proposal 9). The election of directors, the executive compensation proposals and the proposal to adopt the OneBeacon 2017 Long-Term Incentive Plan are considered “non-routine” matters, and your broker or nominee will therefore be unable to vote on your behalf on these matters unless you provide specific voting instructions by way of the voting instruction card your broker or nominee provides you. If you do not instruct your broker or nominee on Proposals 1-8 (referred to as a broker non-vote), your vote will be considered as present for quorum purposes but not included in the number of votes cast for these ballot items and will have no effect on the voting for these items. If you abstain, your vote will have the effect of a vote against the ballot items. Should any matter not described in this Proxy Statement be acted upon at the meeting, the persons named in the proxy card will vote in accordance with their judgment. The Board knows of no other matters which are to be considered at the 2017 Annual Meeting.

If you hold your shares through the 401(k) plan, you are considered a named fiduciary who may direct Vanguard Fiduciary Trust Company, the trustee of the 401(k) plan, how to vote your shares. For shares which are not allocated to participant accounts or for shares for which no direction has been received, Vanguard will vote those shares in the same proportion as the shares for which direction has been received. Vanguard may, in exercising its fiduciary responsibility, disregard the direction on behalf of the unallocated shares and shares for which no direction was received and vote in its discretion where doing so would be consistent with the Employee Retirement Income Security Act.

Delivery of Proxy Materials

Pursuant to Securities and Exchange Commission (“SEC”) rules, we are making our proxy materials, which include our Notice of the 2017 Annual Meeting, Proxy Statement and Annual Report on Form 10-K for 2016, available to you over the Internet at www.proxyvote.com instead of mailing you a printed set of the proxy materials. You will need your 12-digit Control Identification Number, provided with the Notice Regarding the Availability of Proxy Materials, to access the proxy materials. In accordance with the e-proxy process, we mailed to each of our members of record as of the close of business on March 29, 2017, a Notice Regarding the Availability of Proxy Materials, which mailing commenced on or about April 11, 2017. The Notice Regarding the Availability of

Proxy Materials contains instructions on how you may access our proxy materials and vote your shares by proxy over the Internet or by telephone. If you would like to receive a printed copy of our proxy materials from us instead of downloading them from the Internet, please follow the instructions included with the Notice Regarding the Availability of Proxy Materials.

How to Vote

Every person entitled to vote shares has the right to do so either in person or by a written proxy executed and filed with the Secretary. Please refer to “Members Entitled to Vote at the 2017 Annual Meeting” above to determine whether you are the member of record of your shares or if you are the beneficial owner holding them in street name. For your convenience, we offer three ways for members to vote by proxy in advance of the 2017 Annual Meeting which are summarized below.

●	By Proxy Over the Internet or by Telephone. The Internet and telephone voting procedures we established for members of record and members who hold shares through our 401(k) plan to vote by proxy are designed to authenticate your identity, allow you to give your voting instructions and confirm that these instructions have been properly recorded. If you are a member of record or hold shares through the 401(k) plan, follow the voting instructions set forth on the Notice Regarding the Availability of Proxy Materials to vote by proxy over the Internet or telephone. For members of record, the deadline for Internet and telephone voting by proxy ends at 11:59 p.m. Atlantic Time (10:59 p.m. Eastern Time) on May 23, 2017. For members who hold shares through the 401(k) plan, the deadline for Internet and telephone voting by proxy ends at 11:00 a.m. Atlantic Time (10:00 a.m. Eastern Time) on May 22, 2017. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker or nominee. Please follow those instructions closely.

●	Proxy Card. If you are a member of record and request that a printed copy of the proxy materials be sent to you, you will receive a proxy card with a postage-paid envelope. Complete, sign (exactly as your name appears on your proxy card) and date the card and return it in the envelope. If you are a member of record and return your signed proxy card without indicating your voting preferences, the persons named in the proxy card will vote FOR the election of the Class II directors, FOR the election of G. Manning Rountree as a Class III director, FOR authorization of the election of the Board of Directors of Split Rock Insurance, Ltd. by its Member, FOR authorization of the election of the Board of Directors of Grand Marais Capital Limited, FOR authorization of the election of the Board of Directors of any new designated subsidiary of the Company, FOR the approval of the advisory resolution on executive compensation, FOR the approval of the advisory resolution on the frequency of the advisory vote on executive compensation, FOR the approval of the OneBeacon 2017 Long-Term Incentive Plan and FOR the approval of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017. Beneficial owners who hold their shares in street name may vote their shares by providing voting instructions to their broker or nominee before the meeting.

●	In Person at the 2017 Annual Meeting. All members may vote in person at the meeting. If you hold your shares in street name, you must obtain a legal proxy from your broker or nominee and present it to the inspector of election with your ballot to vote at the meeting.

We encourage you to vote by proxy over the Internet or telephone or by proxy card in advance of the meeting, even if you plan to attend the meeting. If you received more than one Notice Regarding the Availability of Proxy Materials, you hold shares registered in more than one name. Please vote all shares for which you received a Notice Regarding the Availability of Proxy Materials so that you can ensure that all of your shares are represented at the meeting.

Changing Your Vote

You may change your vote and revoke your proxy prior to the vote at the 2017 Annual Meeting. If you are a member of record or hold shares through our 401(k) plan, you may change your vote in any of the following ways:

●	sending a written statement revoking your proxy to our corporate secretary at: Secretary, OneBeacon Insurance Group, Ltd., P.O. Box 668, Hamilton HM CX, Bermuda. We must receive your written statement by May 19, 2017 for it to be effective in revoking your proxy.

●	submitting a new, proper proxy by Internet, telephone or proxy card after the date of the revoked proxy, but no later than 11:59 p.m. Atlantic Time (10:59 p.m. Eastern Time) on May 23, 2017 for members of record, and 11:00 a.m. Atlantic Time (10:00 a.m. Eastern Time) on May 22, 2017 for members who hold shares through our 401(k) plan; or

●	attending the meeting and voting in person.

If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker or nominee by the deadline your broker or nominee has set for changing voting instructions.

Votes Required for Approval

With respect to the election of directors, the nominees receiving the highest number of votes, up to the number of directors to be elected, shall be deemed elected. The other proposals require the affirmative vote of a majority of the voting power held by holders of common shares present at the 2017 Annual Meeting, in person or by proxy, provided a quorum is present. Members do not have cumulative voting rights.

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PROPOSAL 1

ELECTION OF THE COMPANY’S CLASS II DIRECTORS

PROPOSAL 2

ELECTION OF G. MANNING ROUNTREE AS A CLASS III DIRECTOR

THE BOARD OF DIRECTORS

The Board is divided into three classes (each a “Class”). Each Class serves a three-year term. At the 2017 Annual Meeting, David T. Foy, Ira H. Malis and Patrick A. Thiele (referred to collectively as the “Class II Nominees”) are nominated to be elected as Class II directors with terms ending in 2020.

Mr. Raymond Barrette resigned from the Company’s Board of Directors effective March 1, 2017, in connection with his retirement as Chairman and Chief Executive Officer, and director, of White Mountains. Effective March 6, 2017, Mr. G. Manning Rountree was appointed as a Class III director to fill the vacancy created on the Board by Mr. Barrette’s resignation. Mr. Rountree’s appointment was effected by a vote of the Company’s Class B common shares, all of which are held indirectly by White Mountains. The Nominating & Governance Committee has nominated Mr. Rountree to stand for election at the 2017 Annual Meeting as a Class III director with a term ending in 2018.

The Class II nominees and Mr. Rountree, together with the other members of the Board, are listed below, along with their biographies and qualifications to serve as directors of our Board.

Director Qualifications and Board Diversity

The Nominating and Governance Committee is responsible for identifying and evaluating director candidates and recommending them to the Board for nomination and election by members. In performing this role, the Nominating and Governance Committee does not set specific criteria for directors nor does it have a formal diversity policy. The Committee is responsible for determining desired Board skills and attributes at any given time based upon the needs of the Company, the Board and the standing committees of the Board. All directors must possess the attributes of integrity, strong leadership, sound judgment, excellent decision making skills and a willingness to work as an integral part of a team. All directors must be willing to devote adequate time and effort to Board responsibilities. In addition, the Nominating and Governance Committee may consider qualifications such as independence, expertise and breadth of experience in a variety of areas including finance, leadership, risk management, legal and regulatory compliance, and the insurance industry. The Nominating and Governance Committee may consider any other factor, skill, qualification or attribute it deems relevant as it determines the best mix of characteristics for the members of the Board at any given time. The Board believes that having directors with a combination of these skills and experience ensures that the Board and the Company are operating effectively.

The current members of the Board, nominees and terms of each Class are set forth below:

Director	Age	Director Since
Class I Directors—Term ending in 2019
Lois W. Grady	72	2006
T. Michael Miller	58	2006
Lowndes A. Smith	77	2006
Kent D. Urness	68	2007
Class II Nominees—Term ending in 2020*
David T. Foy	50	2006
Ira H. Malis	57	2007
Patrick A. Thiele	66	2014
Class III Directors—Term ending in 2018
Reid T. Campbell	49	2006
Morgan W. Davis	66	2006
G. Manning Rountree*	44	2017

*Nominees to be elected at the 2017 Annual Meeting.

The Board recommends a vote FOR Proposal 1, which calls for the election of the Class II Nominees and FOR Proposal 2, which calls for the election of G. Manning Rountree as a Class III director.

The following information presents the principal occupation, business experience and other affiliations of the directors.

Class I Directors—Term Ending in 2019

Lois W. Grady has been a director of the Company since December 2006. She has served as an independent consultant since her retirement from Hartford Life, Inc., a subsidiary of The Hartford Financial Services Group, Inc., in 2004. Ms. Grady served as Executive Vice President and Director of Information Systems and Services at Hartford Life from 2002-2004 and as Senior Vice President and Director of Investment Product Services at Hartford Life, Inc. from 1998-2002.

Ms. Grady possesses extensive experience in the insurance and financial service industries having served as a member of the senior management team at Hartford Life. While at Hartford Life, Ms. Grady gained broad experience in the areas of technology, systems, strategy, mergers and acquisitions, financial reporting, expense management, risk management and legal and regulatory compliance.

T. Michael Miller has been a director of the Company since August 2006, and he has served as President and Chief Executive Officer of the Company since October 2006. Mr. Miller joined the Company in April 2005 to assume responsibility for the Company’s insurance operations. Throughout his tenure at the Company, Mr. Miller has also held various chief executive positions with OneBeacon companies. Mr. Miller’s experience prior to joining OneBeacon includes 10 years at St. Paul Travelers, most recently as Co-Chief Operating Officer, and 14 years with The Chubb Corporation.

Mr. Miller possesses over 30 years of experience in the insurance industry. He is the Chief Executive Officer of the Company and thus has extensive experience and detailed knowledge of all aspects of the business and operations of the Company, including the Company’s strategy, management, risk profile and financial issues.

Lowndes A. Smith has been Chairman of the Board of the Company since October 2006. Mr. Smith has served as Managing Partner of Whittington Gray Associates since 2001. Mr. Smith formerly served as Vice Chairman of The Hartford Financial Services Group, Inc. (1989-2001) and President and CEO of Hartford Life Insurance Company (1989-2001). Mr. Smith serves as a director, the Chair of the Audit Committee and as a member of the Compensation Committee of the Board of Directors of White Mountains.

Mr. Smith possesses more than 40 years of experience in the property and casualty and life insurance industries and has broad management, financial and board experience. He has extensive financial reporting, accounting, management, risk management, mergers and acquisitions and investor relations experience.

Kent D. Urness has been a director of the Company since February 2007. From his retirement from St. Paul Travelers in April 2005 until November 2006, Mr. Urness served as Non-Executive Chairman of St. Paul Travelers Insurance Company and as a Non-Executive Director of St. Paul at Lloyd’s. From 2001 until his retirement, he served as Executive Vice President with responsibility for International and Lloyd’s. He served in positions of increasing responsibility over his 34-year career at St. Paul Travelers.

Mr. Urness possesses more than 40 years of experience in the insurance industry having worked for 34 years in management and executive positions at The St. Paul Companies and St. Paul Travelers. He has extensive experience in management, insurance operations, underwriting, technology, systems, financial reporting, regulatory compliance and internal controls.

Class II Nominees—Term Ending in 2020

David T. Foy has been a director of the Company since October 2006. Mr. Foy was appointed Executive Vice President and Chief Financial Officer of White Mountains in April 2003. Prior to joining White Mountains in 2003, Mr. Foy served as Senior Vice President and Chief Financial Officer of Hartford Life, Inc., joining that company in 1993. Prior to joining Hartford Life in 1993, Mr. Foy was with Milliman and Robertson, an actuarial consulting firm.

Mr. Foy possesses extensive financial reporting and insurance industry experience having served as Chief Financial Officer of White Mountains and Hartford Life. Mr. Foy is also an actuary. Because Mr. Foy is Chief Financial Officer of White Mountains, he

has extensive and detailed knowledge of the Company’s operations, management, financial reporting, underwriting, reserves, investor relations, rating agency relationships, mergers and acquisitions, capital and business.

Ira H. Malis has been a director of the Company since August 2007. Prior to his retirement in June of 2013, Mr. Malis had served as a Managing Director of Equity Capital Markets at Stifel Nicolaus since November 2007. He was formerly Senior Vice President of Legg Mason Capital Management from 2004 to August 2007. From 2000 to 2004, he served as Sell-Side Director of Research at Legg Mason Wood Walker. Prior to that, he held research analyst and consultant positions at various investment firms from 1983-2000.

Mr. Malis possesses extensive knowledge of the property and casualty insurance industry having worked as an analyst at investment companies and banks for over 20 years. He has broad experience in and knowledge of accounting, financial reporting, capital management, investor relations and ratings agencies as well as the property and casualty insurance industry generally. He also has a detailed understanding of investment portfolios, strategies and performance as well as the financial markets generally.

Patrick A. Thiele has been a director of the Company since February 2014. Mr. Thiele served as Chief Executive Officer of PartnerRe Ltd. from 2000 until his retirement in 2010. In March 2016, Mr. Thiele joined the board of PartnerRe Ltd. where he serves on the Audit Committee. In February 2015, Mr. Thiele joined the boards of the investment companies in the Mairs and Power family of mutual funds where he serves on the Audit and Nominating and Governance Committees. He previously held executive roles at CGU (now Aviva) and at The St. Paul Companies, where he spent the first 20 years of his insurance career. At The St. Paul, Mr. Thiele assumed a broad range of responsibilities, culminating in his appointment as its Chief Executive Officer of Worldwide Insurance Operations. Mr. Thiele began his career in 1975, working as a securities analyst with the National Bank of Detroit.

Mr. Thiele possesses more than 30 years of experience in the property and casualty insurance industry, having served in management and executive positions for much of his career. He has expertise in management, insurance operations, underwriting, investment management, technology, systems, financial reporting, regulatory compliance, internal controls and risk management.

Class III Directors—Term Ending in 2018

Reid T. Campbell has been a director of the Company since October 2006. Mr. Campbell has served as a Managing Director of White Mountains Capital, Inc. since January 2004 and as President of White Mountains Advisors LLC since January 2015. He joined White Mountains in 1994 and has served in a variety of financial management positions with White Mountains and its subsidiaries. Prior to joining White Mountains, Mr. Campbell spent three years with KPMG LLP. Mr. Campbell also serves as a director of Build America Mutual Assurance Company.

Mr. Campbell possesses extensive financial management, reporting and accounting expertise having served in a variety of financial management positions at White Mountains and a public accounting firm. In his current positions as Managing Director of White Mountains Capital, Inc. and President of White Mountains Advisors LLC, he has detailed and extensive knowledge and information regarding the Company’s business, operations, reporting, accounting, financial management, capital management, investment management and rating agency relationships.

Morgan W. Davis has been a director of the Company since 2006. He formerly was a Managing Director at OneBeacon Insurance Group LLC from 2001 to 2005 and served in a variety of capacities for subsidiaries of White Mountains from 1994 to 2001. Prior to 1994, Mr. Davis had 21 years of experience in the insurance business, mostly at Fireman’s Fund Insurance Company and INA/Cigna. Mr. Davis also serves as a director and Non-Executive Chairman of the Board of White Mountains. Mr. Davis also serves as a director of Compare.com (formerly Inspop USA LLC) and QuoteLab, LLC.

Mr. Davis possesses broad industry, management, operational and board experience having worked in the property and casualty insurance industry for almost 40 years. He has served on the boards of more than a dozen insurance companies, and has held executive and management positions at four large insurance companies.

G. Manning Rountree was appointed as director and Chief Executive Officer of White Mountains on March 1, 2017. Prior to that, he was Executive Vice President of White Mountains and President of White Mountains Capital, Inc. He joined White Mountains in 2004 and served in a variety of roles, including President of White Mountains Advisors from February 2009 until December 2014. Prior to joining White Mountains, Mr. Rountree was a Director of Corporate Development at Putnam Investments and, prior to joining Putnam Investments, an associate at McKinsey & Company working primarily in the insurance and asset management practices. Mr. Rountree also serves as a director of Build America Mutual Assurance Company, where he chairs the Risk and Finance Committees, HG Global Ltd., and Admiral Group plc, where he serves on the Group Risk Committee.

Mr. Rountree has extensive experience in insurance-related M&A, operations and investments.

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CORPORATE GOVERNANCE

The Board has adopted Corporate Governance Guidelines that set forth its overall approach towards corporate governance. The Company also has a Code of Business Conduct that applies to all directors, officers and employees in carrying out their responsibilities to and on behalf of the Company. No waivers of the Code of Business Conduct were requested of, or granted by, the Board for any director or executive officer during 2016. The Company’s Corporate Governance Guidelines and Code of Business Conduct are available at www.onebeacon.com and in print, free of charge, to any member who requests a copy.

As described in more detail under the heading “Voting Securities and the Principal Holders Thereof,” White Mountains, through various subsidiaries, beneficially owns all of the Company’s issued and outstanding Class B shares, representing 96.9% of the voting power of our voting securities and 75.7% of our outstanding common shares as of the record date. As a result, we rely upon the “controlled company” exemption under New York Stock Exchange Corporate Governance Standards (“NYSE Standards”) with respect to our Board and committee composition. Pursuant to this exemption, we are not required to comply with the rules that require that our Board be composed of a majority of independent directors as defined by the NYSE Standards. Our Board currently consists of 10 persons, 6 of whom are independent as defined under the NYSE Standards, and 4 of whom are current or former employees or officers of White Mountains or the Company.

The Board has determined that each of Ms. Grady and Messrs. Davis, Malis, Smith, Thiele and Urness are independent in accordance with NYSE Standards. For a director to be independent, the Board must determine that the director has no relationship with the Company (other than being a director or member of the Company) or has only immaterial relationships with the Company. The Company does not apply categorical standards as a basis for determining director independence. Accordingly, the Board considers all relevant facts and circumstances, on a case-by-case basis, in making an independence determination.

The Board notes no relationships (other than being directors or members) between Ms. Grady and Messrs. Davis, Malis, Smith, Thiele and Urness and the Company or White Mountains. The Board notes relationships with the other members of the Board, as disclosed under the heading “Transactions with Related Persons, Promoters and Certain Control Persons.” In making its independence determinations, the Board considered all such relationships in light of NYSE Standards as well as the attributes it believes should be possessed by independent-minded directors.

The non-management directors meet in executive session, generally on a quarterly basis, without Company management present. Mr. Smith, the Chairman of the Board, presides over these meetings. The procedures for members, employees and others interested in communicating directly with any or all of the non-management directors are described under “Communication with the Board.”

The Board and its Leadership Structure

The primary responsibility of the Board is to oversee and review management’s performance in order to advance the long-term interests of the Company. The day-to-day management of the Company, including preparation of financial statements and short-term and long-term strategic planning, is the responsibility of management.

In fulfilling their responsibilities, directors must exercise common sense business judgment and act in what they reasonably believe to be in the best interests of the Company. Directors are entitled to rely on the honesty and integrity of senior management and the Company’s outside advisors and auditors, provided that the directors adequately monitor the delegates and satisfy themselves that the delegates have the requisite skills to discharge the functions delegated to them.

The Chairman and Deputy Chairman of the Board are selected by the Board from among its members. The Board has no established policy with respect to combining or separating the offices of Chairman and Chief Executive Officer. This decision is made based on the Company’s best interests at any given point in time.

Mr. Smith serves as the independent Chairman of the Board, and Mr. Miller serves as Chief Executive Officer of the Company and Deputy Chairman of the Board. The Board believes it is appropriate to maintain this leadership structure. The Board relies on its standing committees, described below, as well as any committees it may establish from time-to-time as needed.

Committees of the Board

Audit Committee

The primary purposes of the Audit Committee are to: (1) assist Board oversight of the integrity of the Company’s financial statements, the qualifications and independence of the independent auditors, the performance of the internal audit function and the independent auditors, and the Company’s compliance with legal and regulatory requirements; (2) provide an avenue of communication among the independent auditors, management, the internal auditors and the Board; (3) approve certain related or affiliated person transactions and review disclosures thereof; and (4) prepare the Report of the Audit Committee (which appears under “Report of the Audit Committee”).

In performing its duties, the Audit Committee holds regular quarterly meetings and also meets prior to each quarterly earnings release. Quarterly, the Chairman of the Audit Committee meets with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered accounting firm, without members of management present, and with the Company’s Director of Internal Audit. At its regular quarterly meetings, the full Audit Committee meets privately with each of the Company’s Director of Internal Audit, General Counsel, Chief Financial Officer, Chief Actuary, Chief Accounting Officer, and PwC.

Even though we rely on the “controlled company” exemption under the NYSE Standards, we are required to have a fully independent audit committee. The Audit Committee is currently composed of Mr. Urness (Chairman) and Messrs. Malis, Thiele and Smith. All four members of the Audit Committee qualify as audit committee financial experts, as defined in SEC rules, based upon their education, training and experience. The Board has determined that each member of the Audit Committee satisfies applicable requirements under the NYSE Standards as well as the separate audit committee independence standards set forth by the SEC.

The Audit Committee Charter, which outlines the duties and responsibilities of the Audit Committee, is available at www.onebeacon.com and in print, free of charge, to any member who requests a copy.

Compensation Committee

The primary purposes of the Compensation Committee are to: (1) review and make recommendations on director compensation; (2) discharge the Board’s responsibilities relating to the compensation of executives; (3) oversee the administration of the Company’s compensation plans, in particular the incentive compensation and equity-based plans; and (4) review and discuss the Compensation Discussion and Analysis with management (which appears under “Executive Compensation – Compensation Discussion and Analysis”) and prepare the Compensation Committee Report (which appears under “Executive Compensation – Compensation Committee Report”). The Compensation Committee approves all compensation for executive officers and certain other executives who report directly to the Chief Executive Officer except for compensation approved by the Performance Compensation Subcommittee (the “Subcommittee”). The Compensation Committee relies on the Chief Executive Officer and the Chief Human Resources Officer to assess, design and recommend compensation programs, plans and awards for executives and directors, subject to Committee or Subcommittee approval, and to administer approved programs for its non-executive officers and employees within the parameters of plan design and Committee direction. The Committee or the Subcommittee also approves all long-term equity and non-equity incentive compensation plan awards. The Compensation Committee Charter, which outlines the duties and responsibilities of the Compensation Committee, is available at www.onebeacon.com and in print, free of charge, to any member who requests a copy.

Since we rely on the “controlled company” exemption under the NYSE Standards, we are not required to have a fully independent compensation committee. The Compensation Committee is currently composed of Mr. Smith (Chairman), Ms. Grady and Mr. Urness. The Board has determined that Messrs. Smith and Urness and Ms. Grady satisfy independence criteria under the NYSE Standards.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee was an employee of the Company during 2016 or has served as an officer of the Company, and no member had any relationships required to be disclosed in the Proxy Statement.

Performance Compensation Subcommittee

The Performance Compensation Subcommittee is composed solely of independent directors (Messrs. Smith and Urness and Ms. Grady). The Compensation Committee has delegated to the Subcommittee the review and approval of: (1) awards under equity compensation plans of the Company for purposes of compliance with the short-swing exemption from Rule 16(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (2) performance-based compensation to ensure compliance as and when required with Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, of the United States, as amended (the “Code”), when deemed desirable.

Nominating and Governance Committee

The primary purposes of the Nominating and Governance Committee are to: (1) identify individuals qualified to become Board members and recommend such individuals for nomination and election to the Board; (2) make recommendations to the Board concerning committee appointments; (3) develop, recommend and annually review corporate governance guidelines applicable to the Company and oversee corporate governance matters; and (4) oversee the evaluation of the Board and management.

Since we rely on the “controlled company” exemption under the NYSE Standards, we are not required to have a fully independent nominating committee. The Nominating and Governance Committee is currently composed of Mr. Foy (Chairman), Mr. Campbell, Mr. Davis and Ms. Grady. The Board has determined that Ms. Grady and Mr. Davis satisfy independence criteria under the NYSE Standards.

The Nominating and Governance Committee Charter, which outlines the duties and responsibilities of the Nominating and Governance Committee, is available at www.onebeacon.com and in print, free of charge, to any member who requests a copy.

General Criteria and Process for Selection of Director Candidates. The Committee considers director candidates from diverse sources and welcomes suggestions from members, management and the Board. There is no difference in the way in which the Committee evaluates potential nominees for director based upon the source of the recommendation. From time to time, the Committee may engage a third party for a fee to assist it in identifying potential director candidates. Director qualifications and board diversity are discussed under “The Board of Directors—Director Qualifications and Board Diversity.”

Consideration of Director Candidates Recommended by Members. Members who wish to recommend candidates for consideration by the Committee may submit their nominations in writing to the Secretary at the address provided under the heading “Other Matters—Contact Information” in this Proxy Statement. The Committee may consider such member recommendations when it evaluates and recommends candidates to the Board for submission to members at each annual general meeting. In addition, subject to the rights of White Mountains as the holder of the Class B shares, members may nominate director candidates for election without consideration by the Committee by complying with the eligibility, advance notice and other provisions of our Bye-laws as described below.

Procedures for Nominating Director Candidates. Member nominations of director candidates may be made if received timely by the Secretary as outlined below. Under Bye-law 13 of the Company’s Bye-laws, nominations for the election of directors may be made by the Board or by any member entitled to vote for the election of directors (a “Qualified Member”). A Qualified Member may nominate persons for election as directors only if written notice of such Qualified Member’s intent to make such nomination is delivered to the Secretary not later than: (1) with respect to an election to be held at an annual general meeting, between 90 days and 120 days prior to the anniversary date of the immediately preceding annual general meeting or not later than 10 days after notice or public disclosure of the date of the annual general meeting is given or made available to Qualified Members, whichever date is earlier; and (2) with respect to an election to be held at a special general meeting for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to Qualified Members. Each such notice shall set forth: (1) the name and address of the Qualified Member who intends to make the nomination and of the person or persons to be nominated; (2) the class and number of shares that are owned beneficially and of record by the Qualified Member; (3) a representation that the Qualified Member is a holder of record of common shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) a representation as to whether the Qualified Member intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of outstanding shares required to elect the nominee or otherwise to solicit proxies from Qualified Members in support of such nomination; (5) a description of all arrangements or understandings between the Qualified Member and each such candidate and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Qualified Member; (6) such other information regarding each candidate proposed by such Qualified Member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each such candidate been nominated, or intended to be nominated, by the Board; and (7) the consent of each such candidate to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Executive Committee

The primary purpose of the Executive Committee is to act on behalf of the full Board during intervals between regular meetings, with the exception of matters that, by applicable law or the Company’s Bye-laws, may not be delegated. The Executive Committee is currently composed of Mr. Miller (Chair), Mr. Foy and Mr. Smith.

Meetings of the Board and Board Committees; Annual General Meeting

During 2016, the full Board met 5 times, the Audit Committee met 8 times, the Compensation Committee met 5 times, the Performance Compensation Subcommittee met 3 times, the Nominating and Governance Committee met twice and the Executive Committee did not meet. During 2016, each director attended at least 75% of the meetings of the Board and the meetings held by all of the committees of the Board on which he or she served. Pursuant to the Company’s Corporate Governance Guidelines, directors are expected to regularly attend the annual general meetings of members. All of the directors in office on May 25, 2016, the date of the 2016 Annual General meeting, attended the 2016 Annual General Meeting.

Risk Oversight

The Board believes that oversight of the Company’s risk management efforts is the responsibility of the entire Board and the senior leadership. The subject of risk management is a recurring discussion topic at Board meetings, for which the Board receives regular updates, and comprehensive formal reports. At least annually, the Board receives a report regarding the efforts of the Company’s Enterprise Risk Management Committee including a Company-wide risks report. In addition, in order to ensure that all areas of risk are adequately covered from a Board oversight perspective, senior management presents an overview of legal and regulatory compliance responsibility to the Audit Committee at least annually, which covers all areas of the Company’s compliance efforts as well as the relevant Board or committee oversight responsibility. The Board or relevant committee receives regular updates as necessary or appropriate regarding changes in the law that impact the business and operations of the Company as well as the Company’s regulatory compliance structure.

Additionally, the Board’s committees are assigned oversight responsibility for particular areas of risk. For example, the Audit Committee oversees management of risks related to accounting, auditing and financial reporting, including the development, implementation and maintenance of appropriate internal controls over financial reporting as well as risks related to data security and privacy, among other areas. The Nominating and Governance Committee is responsible for the oversight of risks associated with committee assignments, director independence and conflicts of interest. From time to time as necessary or appropriate, the Nominating and Governance Committee receives a corporate governance update highlighting recent changes in the rules governing corporate governance disclosures as well as the impact on the Company and its disclosures. The Compensation Committee oversees risks related to executive compensation plans and implementation. All of these risks are discussed at committee meetings to which all Board members are invited as well as in the course of the regularly scheduled Board meetings.

Compensation Risks Analysis: The Company’s management and Compensation Committee assess the structure of the Company’s compensation policies and practices, including the design of its performance based compensation programs annually.

In connection with the establishment and granting of awards under the 2016 Management Incentive Plan and the 2016-2018 cycle of the long-term incentive plan, management undertook an analysis of the performance metrics proposed to be established under those plans. Management analyzed each plan generally as well as each performance goal under each plan, in conjunction with the business process or processes involved in attaining the performance goal. Management considered any mitigating factors, including internal controls designed to prevent fraud or manipulation of business processes and operations, in its evaluation. For example, there is both pricing and reserving risk inherent in the property and casualty insurance business. The Company has established disciplines and controls regarding pricing, including underwriting guidelines and internal controls that seek to prevent any deviation from or circumvention of the guidelines by one or more underwriters. With respect to reserving risk, the Company has appointed a Chief Actuary who independently sets, and PricewaterhouseCoopers LLP, the Company’s independent accountant, which audits, the Company’s reserves to ensure that they are adequate to support the Company’s business.

Management presented its analysis to the Compensation Committee in February 2016. Based on the analysis, the Committee concluded that the Company’s performance-based compensation plan, including the 2016 Management Incentive Plan and the 2016-2018 cycle of the long-term incentive plans and the performance measures of combined ratio and growth in book value used in those plans did not create risks that would be reasonably likely to have a material adverse effect on the Company.

Communication with the Board

Members, employees and others interested in communicating directly with the Board, the Audit Committee or any non-management member of the Board may do so by following the instructions set forth on our website, www.onebeacon.com.

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VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Rights of Members

As of the record date, there were 22,986,618 Class A shares outstanding and 71,754,738 Class B shares outstanding. Members of record of Class A shares shall be entitled to one vote per common share, provided that, if and so long as the votes conferred by “Controlled” Class A shares (as defined below) of any person, other than White Mountains, constitute more than 9.5% of the votes conferred by the outstanding common shares of the Company, the vote conferred by each Class A common share comprised in such Controlled Class A shares shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by such shares constitute 9.5% of the votes conferred by our outstanding common shares. Class B shares shall be entitled to ten votes for every Class B share.

In giving effect to the foregoing provisions, the reduction in the vote conferred by the Controlled Class A shares of any person shall be effected proportionately among all the Controlled Class A shares of such person; provided, however, that if a holder of our common shares owns, or is treated as owning by the application of Section 958 of the Internal Revenue Code of 1986 (the “Code”), interests in another holder of our common shares, the reduction in votes conferred by Controlled Class A shares of such holder (determined solely on the basis of Controlled Class A shares held directly by such holder and Controlled Class A shares attributed from such other holder) shall first be effected by reducing the votes conferred on the Controlled Class A shares held directly by such holder and any remaining reduction in votes shall then be conferred proportionally among the Controlled Class A shares held by the other holders (in each case, to the extent that doing so does not cause any person to be treated as owning Controlled Class A shares constituting more than 9.5% of the votes conferred by the outstanding common shares of OneBeacon). In the event that the aggregate reductions required by the foregoing provisions result in less than 100% of the voting power over the votes entitled to be cast, the excess of 100% of the voting power over the votes entitled to be cast shall be conferred on the Class A shares held by our holders proportionately, based on the number of Class A shares held by each holder; to the extent that doing so does not cause any person to be treated as owning Controlled Class A shares constituting more than 9.5% of the votes conferred by the outstanding common shares of OneBeacon.

“Controlled” Class A shares in reference to any person other than White Mountains means:

(1)	all Class A shares directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Code; and

(2)	all Class A shares directly, indirectly or constructively owned by any person or “group” of persons within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder, unless the Board, by an affirmative vote of at least 75%, has exempted such person or group that includes any such person from being a holder of Controlled Class A shares under Section 13(d)(3).

Several subsidiaries of White Mountains are the members of record of all of the outstanding Class B shares, and they are entitled to ten votes for every Class B share. See “Voting Securities and Principal Holders Thereof—Principal Holders of Common Shares.”

Principal Holders of Common Shares

To the knowledge of the Company, there was no person or entity beneficially owning more than 5% of either class of the common shares outstanding as of March 29, 2017, except as shown below. Except as noted all beneficial owners have sole voting and dispositive power with respect to the shares they hold.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Class A	Percent of Class B	Percent of all Common Shares Outstanding
White Mountains Insurance Group, Ltd.(1) 80 South Main Street Hanover, NH 03755	71,754,738	—	100.00%	75.74%
Vanguard Fiduciary Trust Company(2) 500 Admiral Nelson Blvd. Malvern, PA 19355	2,216,054	9.64%	—	2.34%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	1,605,481	6.98%	—	1.69%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	1,423,913	6.19%	—	1.50%
Boston Partners(5) One Beacon Street 30th Floor Boston, MA 02108	1,328,755	5.78%	—	1.40%

(1)	White Mountains is the beneficial owner of 71,754,738 Class B shares. White Mountains holds these Class B shares as follows: (a) Lone Tree Holdings Ltd. is the beneficial owner of 71,754,738 Class B shares, holding 57,327,289 Class B shares directly and 14,427,449 Class B shares indirectly through Bridge Holdings (Bermuda) Ltd. The White Mountains subsidiaries that hold Class B shares have shared voting and dispositive power over those shares.

(2)	Information as of December 31, 2016 is based on Schedule 13G Amendment No. 7 filed with the Securities and Exchange on February 14, 2017, by Vanguard Fiduciary Trust Company (“Vanguard”) as trustee of OneBeacon benefit plans. Vanguard has shared voting and shared dispositive power over 2,216,054 Class A shares on behalf of the plans.

(3)	Information as of December 31, 2016 is based on Schedule 13G Amendment No. 2 filed with the SEC on February 10, 2017 by the Vanguard Group. The Vanguard Group is the beneficial owner of 1,605,481 Class A shares, has sole voting power over 26,009 Class A shares, shared voting power over 268 Class A shares, sole dispositive power over 1,580,336 and shared dispositive power over 25,145 Class A shares.

(4)	Information as of December 31, 2016, is based on Schedule 13G Amendment No. 4 filed with the SEC on January 25, 2017, by BlackRock, Inc. (“BlackRock”). BlackRock is the beneficial owner of 1,423,913 Class A shares, has sole voting power over 1,367,239 Class A shares, sole dispositive power over 1,423,913 Class A shares and no shared voting or dispositive power over any Class A shares.

(5)	Information as of December 31, 2016 is based on Schedule 13G Amendment No. 2 filed with the SEC on February 14, 2017 by Boston Partners. Boston Partners is the beneficial owner of 1,328,755 Class A shares, has sole voting power over 1,293,617 Class A shares, no shared voting power over any Class A shares, sole dispositive power over 1,328,755 Class A shares and no shared dispositive power over any Class A shares.

Beneficial Share Ownership of Directors and Executive Officers

The following table sets forth, as of March 29, 2017, the beneficial ownership of either class of common shares by each director, named executive officer, and all directors and executive officers as a group.

Name of Beneficial Owner	Number of Common Shares Owned
	Beneficially(1)	Percent of Class Beneficially Owned	Economically(2)
Directors
Reid T. Campbell	—	—	—
Morgan W. Davis	49,428	*	49,428
David T. Foy	—	—	—
Lois W. Grady	28,395	*	28,395
Ira H. Malis	34,055	*	34,055
G. Manning Rountree(3)	71,754,738	100%	—
Patrick A. Thiele	30,146	*	30,146
Lowndes A. Smith	44,664	*	44,664
Kent D. Urness	43,254	*	43,254
Named Executive Officers
T. Michael Miller	255,048	1.1%	418,972
Paul H. McDonough	61,148	*	81,975
Paul J. Brehm	77,723	*	98,550
Dennis A. Crosby	134,485	*	180,172
Maureen A. Phillips	38,948	*	53,260
All directors and executive officers as a group (15 persons)(4)	72,558,996	76.6%	1,089,688

*Denotes beneficial ownership of less than 1% of the issued and outstanding Class A shares.

(1)	Beneficial ownership has been determined in accordance with Rule13d-3(d)(1) of the Exchange Act. Except as indicated in footnote (3) with respect to Class B shares beneficially owned by White Mountains and footnote (4) with respect to shares held by all directors and executive officers as a group, all of the amounts shown are Class A common shares. Amounts shown include unvested restricted shares and shares held through the OneBeacon 401(k) Savings and Employee Stock Ownership Plan in which the executive officer is fully vested.

(2)	Common shares shown as economically owned include: (a) common shares beneficially owned over which the holder has pecuniary interest; (b) target unearned performance share awards and (c) unvested restricted stock units.

(3)	All of the Company’s issued and outstanding Class B shares are beneficially owned by subsidiaries of White Mountains, representing approximately 96.9% of the voting power of our voting securities and approximately 75.7% of our outstanding common shares. The White Mountains Board of Directors has delegated to Mr. Rountree the voting power over the Class B shares.

(4)	Represents Class A and Class B shares owned beneficially and economically, as applicable, by directors and executive officers as a group.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Principles

Our executive compensation program is designed to attract, retain and motivate our executives to maximize value for our owners over long periods of time. We manage all aspects of our business, including executive compensation, according to our four operating principles:

●	Underwriting comes first

●	Maintain a disciplined balance sheet

●	Invest for total return

●	Think like owners

We believe our executive compensation program supports the Company’s primary objective of maximizing value over long periods of time by utilizing a pay for performance program that closely aligns the financial interests of management with those of our owners. We accomplish this by emphasizing variable long-term compensation, the value of which is tied to performance over a number of years. To that end, the Compensation Committee, referred to as the “Committee” in this Compensation Discussion and Analysis, (“CD&A”) has established base salaries and target annual bonuses that tend to be lower than those paid by comparable property and casualty insurers.

Our executive compensation programs are designed to address four key principles:

Competitiveness

In order to execute our operating principles, experience and expertise is required to manage our business with an intense and disciplined focus. Our overall executive compensation programs must be competitive to allow us to attract and retain talented and experienced executives. We assess competitiveness relative to the market in terms of total compensation rather than by individual elements of compensation.

Pay for Performance

We believe that talented executives are most attracted to an environment in which their contributions are rewarded commensurate with the value they create. And, we believe that when performance objectives are clearly articulated and incentive opportunities are aligned, talented and motivated individuals excel.

Alignment with Owner Interests

We recognize that to maximize value for our owners, we must closely align the financial interests of management with those of the Company’s owners. This compensation principle reinforces our Think Like Owners operating principle.

Long-Term and Performance-Based

Recognizing that an owner’s return is best measured over long periods of time, a significant portion of executive compensation is composed of long-term, at-risk pay. We place more emphasis on long-term performance-based compensation and less emphasis on base salary, annual incentives, perquisites and employee benefits relative to our peers.

Elements of Compensation

OneBeacon executives are compensated through a combination of base salary, annual incentive and long-term compensation, the majority of which is performance-based. We believe that placing more emphasis on long-term performance-based compensation provides an incentive to executives to follow our core operating principles and focus on achieving our long-term goals.

Base Salary

We pay our executive officers base salaries that we believe to be at or below market. We do not routinely adjust executive officer salaries. Depending on market considerations, executive officer salaries may be adjusted selectively by the Committee based on benchmarking or other factors the Committee may deem appropriate.

Annual Incentives (Management Incentive Plan)

We provide annual incentive opportunities through our Management Incentive Plan (“MIP”). Each year, the overall MIP pool is set, and MIP participants, including our Chief Executive Officer, our Chief Financial Officer and our other named executive officers (also referred to as “NEOs” and defined under “Summary Compensation Table” below) are given individual targets expressed as a percentage of annual base salary. The Chief Executive Officer’s (“CEO”) target is 100% while targets are 75% for the other named executive officers. The Committee exercises discretion in the final determination of the overall performance factor and the performance factors for each business and each NEO. Typically, we expect the CEO to receive an incentive performance factor, which is the percentage payout certified by the Committee, roughly in line with the overall MIP pool percentage given our belief that the results of his efforts are appropriately reflected by the results of the Company. There can be variability in the incentive performance factors of the other NEOs based on the performance of their respective businesses or functional groups as well as individual performance or other factors.

The primary goal for the MIP is a target annual reported GAAP combined ratio (referred to as the “combined ratio”), consistent with that year’s business plan and which management and the Committee consider to be challenging but reasonably achievable. Additional goals are also set depending on the challenges or opportunities the Company is facing in any given year.

The Committee exercises discretion in evaluating the overall annual results of the Company under the MIP. The Committee believes discretion best facilitates performance-based differentiation at the business and individual level. In this way, the Committee can be sure that it can address any unforeseen opportunities and challenges through the exercise of discretion.

Long-Term Incentive Compensation

Long-term incentive awards have historically been granted pursuant to the OneBeacon Long-Term Incentive Plan (2007), as amended and restated (the “2007 LTIP”) which was approved at the Company’s 2007 Annual General Meeting. Under the 2007 LTIP, the Committee may grant incentive or non-qualified stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares and performance units. Our practice has been to award a mix of performance shares, performance units and, more recently, restricted shares, to our named executive officers. At the upcoming Annual General Meeting, we will present for approval the OneBeacon 2017 Long-Term Incentive Plan (the “2017 LTIP”) to replace the 2007 LTIP, which will expire in May 2017 at the end of its 10-year term. For 2017, no performance shares were awarded; instead all executives received performance units under the 2017 LTIP, which were granted contingent upon shareholder approval of the 2017 LTIP, and restricted shares, which were granted under the 2007 LTIP.

The number of performance units that can be earned with respect to an award has historically varied between 0–200% of the target number of units granted and has, in recent years, been tied to achievement of a target average combined ratio over the performance cycle. Performance units are typically granted annually with performance tied to a three-year period. Performance units may settle in cash, shares or a combination of cash and shares, as determined by the Committee. Historically, all performance units have been settled in cash. At the time that each performance unit is granted, the Committee establishes performance objectives to be attained over the award period. The Committee selects performance objectives based on the criteria set out in the Company’s long term incentive plans.

Restricted shares may not be transferred by the recipient and are subject to repurchase by the Company under certain circumstances until vesting. The vesting terms of restricted share awards are determined by the Committee. In 2011, the Committee granted restricted shares to T. Michael Miller, President and CEO. See “—Restricted Stock Awards—Restricted Stock Award for Mr. Miller”. In 2015, the Committee began granting restricted shares to all of its named executive officers, other than Mr. Miller, as part of the regular long term compensation program. In 2017, all named executive officers received restricted shares as part of their 2017-2019 long term incentive awards, and they also received a one-time grant of restricted shares that will vest as part of a supplemental award to recognize good performance in a challenging market. See “—2017 Compensation Actions—Restricted Shares – 2017-2019 Cycle” and “—2017 Special Restricted Share Award.”

Long-term target awards for Mr. Miller were historically evenly split between performance shares and performance units, without regard to the deduction of 35,000 performance shares for Mr. Miller in connection with his one-time restricted stock award. See “—Previously Granted Restricted Stock Awards and —Previously Granted Restricted Stock Award for Mr. Miller.” In recent years, the target value of long-term awards to named executive officers (other than Mr. Miller) have been split 50%/25%/25% among performance units, performance shares and restricted shares respectively. In 2017, the Committee determined that all executives would receive long term incentive awards that are 75% performance units, and 25% restricted shares, with a goal of simplifying the program. See “—2017 Compensation Actions.”

The OneBeacon Compensation Committee

The Committee is composed of Lowndes A. Smith, Chair, Lois W. Grady and Kent D. Urness. The Board has determined that each of these directors is independent in accordance with the New York Stock Exchange Listing Standards and also qualifies as a non-employee director, as that term is defined in Rule 16b-3 under the Exchange Act, and as an outside director, as that term is defined in Section 162(m).

Raymond Barrette served on the Compensation Committee prior to his resignation from the Board effective March 1, 2017. Because Mr. Barrette did not satisfy Rule 16b-3 or Section 162(m) independence standards, the Compensation Committee formed the Performance Compensation Subcommittee (the “Subcommittee”) in May 2008. The Subcommittee is composed solely of the independent directors listed above to administer and approve all performance-based compensation and equity compensation awards in order to maintain favorable tax and legal treatment of such awards.

Throughout this CD&A, references to the Committee include actions taken by the Subcommittee as appropriate.

Our Compensation Process

The Committee, consistent with its Charter, reviews and approves the corporate goals and objectives relevant to the CEO, evaluates the CEO’s performance in light of these goals and objectives, certifies the performance metrics of our short-term and long-term incentive plans and determines and approves the CEO’s compensation based on this evaluation. Additionally, the Committee looks to the CEO to evaluate and discuss the executive team’s performance with the Committee at least annually, and to make recommendations to the Committee as to their salary, annual incentive targets, annual incentive payments and long-term incentive grants. The Committee is responsible for approving all compensation for the executive team and for Mr. Miller.

The Committee relies on Mr. Miller, CEO, and Thomas N. Schmitt, Chief Human Resources Officer, to assess, design and recommend compensation programs, plans, and awards for executives and directors subject to Committee review and approval and to administer approved programs for its non-executive officers and employees within the parameters of plan design and Committee direction. Messrs. Miller and Schmitt attend Committee meetings and, at the Committee’s request, present management’s analysis and recommendations regarding various compensation programs, actions and awards. The Committee, from time to time, meets in executive session without management.

At each Committee meeting, the Committee looks to Messrs. Miller and Schmitt to report performance to date under the Company’s annual and long-term incentive plans. At least once each year, the Committee will look to Messrs. Miller and Schmitt to present their recommendations for the next cycle’s incentive compensation performance objectives, pool size and executive participants, taking into consideration external market data and anticipated economic value creation over each three-year performance cycle under the Company’s long term incentive plans.

2016 Compensation Actions

Payments under the 2016 Management Incentive Plan

The Committee approved management’s recommendation of an 85% performance factor under the 2016 MIP. The primary performance objective under the 2016 MIP was a 95.1% combined ratio. The Company achieved a 97.3% combined ratio, primarily due to premium shortfall in a soft market, and underperformance by three of our sixteen businesses. In determining the Company’s 2016 MIP score, the Committee also considered that a number of our business units had excellent results during the year and should be rewarded accordingly. The Committee ultimately concluded that the Company’s quantitative and qualitative achievements in 2016 resulted in a MIP performance payment of 85% of target, with the company-wide result earning a score of 75% and additional payments above the company score targeted for top performing businesses.

Mr. Miller made a recommendation to the Committee with respect to the performance factor for each business unit or function as well as the individual MIP award for each NEO. Mr. Miller based his recommendations primarily on overall Company and business unit performance against the Company MIP goals. In making his recommendations, Mr. Miller also considered the achievement of the business or functional objectives for each NEO established at the beginning of the year, and considered the accomplishments of the NEOs and their respective departments or functions during the year. Mr. Miller also provided the Committee with a summary of his assessment of the individual performance of each NEO. In determining the MIP performance factor for each business and function as well as each individual NEO, the Committee focused on the factors presented by Mr. Miller in his recommendation.

The Committee awarded Mr. Miller a MIP payment of $375,000, which represents 75% of his target award, to recognize his overall leadership of the Company. The Committee also awarded each of the other named executive officers performance factors of 75% of their MIP target, believing that the management team should all participate equally with awards that reflect the overall performance of the Company. Paul H. McDonough, Executive Vice President and Chief Financial Officer, was recognized for his overall leadership of the Finance function, including capital management and tax management. Paul J. Brehm, Executive Vice President, Chief Risk Officer and Chief Actuary, was recognized for his overall leadership of our Actuarial and Risk Management teams. Dennis A. Crosby, Executive Vice President, Specialty Lines, was recognized for running a number of very successful businesses, and Maureen A. Phillips, Senior Vice President and General Counsel, was recognized for her leadership of our legal function. The 2016 MIP payouts were $253,100 to each of Messrs. McDonough and Brehm, $281,300 to Mr. Crosby, and $210,900 to Ms. Phillips. See “—Summary Compensation Table.”

Payments under the 2014-2016 Long-Term Incentive Cycle

The performance goal for the performance shares granted for the 2014-2016 performance cycle was 14.0% annual growth in book value per share (“GBVPS”) with a minimum threshold performance of 7.0%. The Committee certified a GBVPS of 5.7% for the 2014-2016 performance cycle, resulting in a performance factor of 0% of target shares; therefore, no payments were made under these awards.

The performance goal for performance units granted for the 2015-2016 replacement performance unit cycle was a 95.0% adjusted economic combined ratio (referred to as “AECR”) with a minimum threshold performance of 100.0%. AECR is the reported GAAP combined ratio for the underwriting reportable segments (currently defined as the summation of the Specialty Industries and Specialty Products reportable segments) adjusted to include all other non-underwriting income and expense items, except items explicitly related to capital and investment activities (including tax items related to capital and investment activities). The adjustment to GAAP combined ratio was calculated as the pre-tax impact of items above divided by GAAP earned premium for the underwriting reportable segments. The Committee certified an AECR of 97.7% for the 2015-2016 performance unit cycle. The performance factor for the 2015-2016 performance unit cycle was 30.8%, yielding payouts of $693,000, $115,500, $161,700, $215,600, and $118,580 to Messrs. Miller, McDonough, Brehm and Crosby, and Ms. Phillips, respectively.

Supplemental Payments and Restricted Stock Awards

In recognition of the fact that the 2014-2016 performance shares did not produce a payment and given the soft market and low investment returns over the past few years, the 14% GBVPS target was determined to be extremely challenging. In recognition of the continued success of the organization, the Compensation Committee authorized supplemental cash payments to Mr. Miller and the other named executive officers and an additional grant of restricted shares (the “2016 Special Restricted Share Awards”) that will vest 50% on each of February 28, 2018 and February 28, 2019, subject to continued employment.

Supplemental Payments

Mr. Miller received a supplemental payment of $800,000. Each of Messrs. McDonough, Brehm and Crosby, and Ms. Phillips, received a payment of $200,000, $150,000, $200,000, and $120,000, respectively.

Restricted Share Awards

The 2016 Special Restricted Share Awards were granted to the NEOs as follows: Mr. Miller received a grant of 48,400 restricted shares; and each of Messrs. McDonough, Brehm and Crosby, and Ms. Phillips, received a grant of 12,100, 9,070, 12,100, and 7,260 restricted shares, respectively.

Previously Granted Restricted Stock Awards

Restricted Stock Award for Mr. Miller

In May 2011, Mr. Miller received a one-time grant of 630,000 shares of restricted stock to secure his continued services for an extended period of time as well as further align his interests with the interests of owners over the long-term. In exchange for the award, he agreed to forego 35,000 performance shares per year for each of the next 6 years to the extent that such shares would be granted by the Committee (i.e., 210,000 performance shares in total) retroactive to February 2011. The grant was approved at the

Annual General Meeting in May 2011. 157,500 of Mr. Miller’s restricted shares vested on each of February 22, 2014, 2015, 2016 and 2017. No shares remain unvested from this 2011 grant.

Restricted Stock Awards for Executive Officers

On February 24, 2016, the Committee awarded shares of restricted stock to each of the NEOs and the other members of the executive team, with the exception of Mr. Miller. These awards will vest on February 24, 2018. The Committee made these awards to recognize the continued effort and commitment of the senior team. These awards will provide an increased stake in the Company in alignment with owners. Awards were made to Messrs. McDonough, Brehm, and Crosby and Ms. Phillips, of 12,500, 25,000, 25,000, and 7,500 respectively.

On February 24, 2016, the Committee also granted restricted shares for the 2016-2018 performance cycle, as follows: Mr. McDonough —10,700 restricted shares; Mr. Brehm—10,700 restricted shares; Mr. Crosby—26,700 restricted shares; Ms. Phillips—7,350 restricted shares. These restricted shares will vest on January 1, 2019.

2017 Compensation Actions

2017 Base Salaries

While we remain committed to an overall philosophy of executive base salaries and annual bonuses at or below market, the Committee approved an overall adjustment in pay mix for executives, slightly reducing long term incentive target compensation in favor of slightly increasing short term compensation. The Committee approved salary increases for Messrs. Miller, McDonough, Brehm and Crosby resulting in 2017 salaries of $750,000, $500,000, $500,000, and $600,000 respectively. The Committee also confirmed salaries for Ms. Phillips and the other members of the executive team at the same level as 2016.

2017 Annual Bonus Targets

The Committee approved the annual bonus targets under the 2017 MIP for the NEOs at the same target percentages as 2016.

2017 Management Incentive Plan Performance Goals

The Committee set the 2017 MIP primary performance objective at a combined ratio of 96.0%. Additionally the Committee established other important, strategic objectives with respect to expense and capital management, and other operational goals. The Committee believes that the 96.0% combined ratio and the other MIP performance goals represent appropriately challenging but achievable performance goals for the 2017 MIP as we focus on profitably growing our specialty organization.

2017-2019 Long-Term Incentive Awards

The Committee granted 2017-2019 long-term incentive awards for Mr. Miller, each of the NEOs and the other members of the executive team with 25% of the total target long-term incentive award granted in restricted shares and 75% of the value of total long-term award granted in performance units designed to align compensation with both financial and operating results.

Performance Units - 2017-2019 Performance Cycle

The Committee established target performance for the 2017-2019 award cycle at a 96.5% combined ratio calculated based on the average of each of the three annual performance periods, which is a challenging goal but reflects the Company’s expectations relative to its specialty focus. A combined ratio of 101.5% or higher would result in a payout of 0% and a combined ratio of 91.5% or lower would result in a payout of 200%. Meeting or exceeding this target requires improved financial performance over the three-year cycle. The Committee established target performance for the 2017-2019 award cycle of 10.0% average annual GBVPS calculated on an internal rate of return basis and including the impact of dividends paid. Given the current interest rate environment, this represents a challenging but achievable goal. Annual GBVPS of 3.0% or less would result in a payout of 0% and annual GBVPS of 17.0% or more would result in a payout of 200%. Each performance unit has a value of $100. For Mr. Miller and Mr. McDonough, the performance units are based 67% on combined ratio, and 33% on GBVPS. GBVPS is significantly impacted by investment performance, for which Messrs. Miller and McDonough have accountability and appropriately aligns their compensation with owners. For the other NEOs and the other members of the executive team, the performance units are based 100% on combined ratio.

The NEOs received grants of performance units under the 2017 LTIP, contingent on approval of the 2017 LTIP by the Company’s shareholders. Mr. Miller received a grant of 26,250 performance units. Each of Messrs. McDonough, Brehm and Crosby, and Ms. Phillips, received a grant of 4,500, 4,500, 12,750, and 3,750 performance units, respectively.

Restricted Shares - 2017-2019 Cycle

Mr. Miller received a grant of 47,800 restricted shares. Each of Messrs. McDonough, Brehm and Crosby, and Ms. Phillips, received a grant of 8,200, 8,200, 23,200, and 6,850 restricted shares, respectively. The restricted shares will vest on January 1, 2020, subject to continued employment. The Committee decided to award restricted shares as part of the long-term incentive plan award cycle to reduce volatility related to extreme events and promote alignment with long-term shareholder interests.

2017 Special Restricted Share Award

The Committee granted a special award of restricted shares to the NEO’s in order to recognize their continued effort and commitment and to provide an increased ownership stake in the Company, in alignment with the Company’s shareholders. These special restricted shares, which 50% vest on February 24, 2018 and 50% on February 24, 2019, were granted to the named executive officers as follows: Mr. Miller—48,400 restricted shares; Mr. McDonough—12,100 restricted shares; Mr. Brehm—9,070 restricted shares; Mr. Crosby—12,100 restricted shares; and Ms. Phillips—7,260 restricted shares.

Other Elements of Compensation

Retirement and Other Benefits

We have no active pension plans. Benefit accruals under our qualified pension plan and our non-qualified supplemental pension plan were frozen for all employees in 2002, and our qualified pension plan termination was finalized in 2016. None of our executive officers are eligible to participate in or receive payments under any of our terminated or frozen pension plans.

Executive officers and other key employees may participate in our non-qualified deferred compensation plan. Under the plan, participants may defer all or a portion of their annual MIP award and long-term incentive awards, which may be invested in various investment options including the OneBeacon Stock Fund, which tracks the value of our common shares, and, as long as we remain part of the White Mountains group, the White Mountains Stock Fund, which tracks the value of White Mountains shares. None of the investment options offered under these plans provides above-market rates of interest.

All of our employees may participate in our qualified OneBeacon 401(k) Savings and Employee Stock Ownership Plan. We do not provide supplemental retirement benefits to any employees in connection with these plans. Our executive officers also participate in other employee benefit plans on the same terms as our other employees. These plans generally include health insurance, life insurance and charitable gift matching.

Perquisites

Because of our belief in emphasizing performance-based compensation, perquisites to our executive officers, other than as described below, do not comprise a material element of our compensation program.

We allow Mr. Miller to use corporate aircraft for personal reasons. The Committee established an annual cap on Mr. Miller’s personal use of the corporate aircraft of $125,000. Other trips are reimbursed by Mr. Miller at their full cost to the Company and are not considered a perquisite. The amount of the actual out-of-pocket costs to the Company of the personal flights in 2016, which is $125,000, is included in Mr. Miller’s total compensation in the Summary Compensation Table. From time to time, an executive officer may take his spouse or other family members with him on a business trip. In this instance, we do not include any amounts for the flight in the executive’s total compensation in the Summary Compensation Table because the additional passenger(s) do not increase the aggregate incremental cost of the flight. No NEO, other than Mr. Miller, used corporate aircraft for personal reasons in 2016.

No Board Fees

Our executive officers, and White Mountains’ executive officers, do not receive director fees for serving on the Company’s or subsidiaries’ boards of directors.

Employment Agreements

We have no long-term employment agreements with our executive officers. Certain NEOs have severance arrangements within their employment offer letters. The details of these arrangements are disclosed under “Summary Compensation Table—Employment Offer Letters.”

Severance Arrangements

We do not have a formal severance policy; any recommended severance payment to an executive officer other than that set forth in an employment offer letter would be at the sole discretion of the Committee. The details of the severance arrangements with the NEOs are disclosed under “Summary Compensation Table—Employment Offer Letters.”

Change in Control

We have no change in control agreements with our executive officers or key employees other than that found in our long-term incentive plans and the accompanying award agreements which govern our long-term incentive awards and the employment offer letters described above. The change in control provisions of our long-term incentive plans are described in more detail under the heading “—Potential Payments Upon Termination or Change in Control—Long-Term Incentive Plans.”

Share Ownership Guidelines

We do not currently have share ownership guidelines. The Committee recognizes that a significant portion of executive compensation is in performance shares and restricted stock and thus tied to the Company’s share performance over the long-term. The Committee may review whether share ownership guidelines are appropriate at some future date.

Clawback Policy

The Committee adopted a Clawback Policy in June 2010 which provides that the Board may require any person who received a bonus or other long-term incentive compensation award to repay the Company part or all of such award if a restatement of the Company’s financial statements is required by the SEC for failure to materially comply with any federal securities law that governs financial reporting as a result of such person’s misconduct. Where the misconduct is fraudulent, the person must reimburse the Company for all such bonuses or long-term incentive compensation. The Committee is aware that the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) requires all public companies to implement and disclose clawback policies for incentive-based executive compensation (including stock options). Dodd-Frank directs the SEC and the stock exchanges to adopt rules implementing this aspect of the bill. In July 2015, the SEC proposed rules to implement the Dodd-Frank clawback requirements, and once the rules are finalized and published, we will review the rules and our policy to ensure it is compliant.

Executive Hedging

The Company’s Insider Trading Policy prohibits our directors, officers and employees from selling short Company securities and from buying or selling puts, calls or derivatives relating to Company securities.

Frequency of Say on Pay Member Vote

We have historically held an advisory vote on say-on-pay once every three years, consistent with the results of a shareholder vote at the 2011 Annual General Meeting, and our members last voted to approve the Company’s executive compensation at our 2014 Annual General Meeting of Members. The next say-on-pay vote will be held at the 2017 Annual Meeting with the proposal included in the Proxy Statement under “Proposal 6 Approval of Advisory Resolution on Executive Compensation”.

The Compensation Committee recently determined to recommend that the Company change its practice and conduct an advisory vote on the compensation of NEOs annually. Consequently, a proposal to hold an annual say-on-pay vote is included in the Proxy Statement under “Proposal 7 Approval of Advisory Resolution on the Frequency of the Advisory Vote on Executive Compensation”.

Compensation Market Assessment

Management periodically conducts its own review of compensation data of a peer group of specialty insurers and other companies consisting of W.R. Berkley Corporation, Markel Corporation, Navigators Group, Inc., Arch Capital Group LTD, Aspen Insurance Holdings LTD and RLI Corporation. Management reviews proxy statements for these comparable companies, considers the compensation practices of White Mountains, and incorporates market feedback from its recent experience in recruiting and hiring executives. From time to time, management or the Committee may engage a compensation consultant to assist with market assessment.

The Committee may work with its own compensation consultant as it deems necessary, but generally believes that it is preferable to coordinate with management in working with a consultant to ensure seamless administration and clear communication among all parties. To the extent that the Committee retains a consultant directly, the Committee would engage the consultant and similarly would have the ability to terminate the consultant. The Committee may, from time to time, commission work independent of management’s knowledge or involvement, such as specific benchmarking with respect to the CEO’s compensation, and may request that a consultant meet with the Committee, sometimes in executive session, from time to time as necessary or appropriate. In accordance with its Charter, in connection with hiring any consultants, the Committee will consider all factors relevant to the Consultant’s independence, including the factors specified by applicable NYSE Standards.

Tax Considerations

As a Bermuda-domiciled company, we do not receive a tax deduction for a certain portion of compensation paid to our NEOs. Each of our NEOs provides services to, and is compensated by, the parent company in Bermuda and subsidiaries in the United States. We do not receive a tax deduction for the compensation paid by the parent company in Bermuda as Bermuda does not impose a corporate income tax. With respect to compensation paid to our NEOs in the United States, Section 162(m) would limit the deductibility of their compensation to $1,000,000 per individual to the extent the compensation is not performance-based as defined in Section 162(m). The Company is cognizant of Section 162(m) and generally seeks to structure its long-term incentive programs to permit the deductibility of a significant portion of such compensation paid to our NEOs. However, from time to time the Committee may approve compensation that will not meet the Section 162(m) requirements if, in the Committee’s judgment, structuring compensation in such a manner better promotes the Company’s interests. For example, the restricted stock awards made to Mr. Miller, and the other NEOs do not qualify for a deduction under Section 162(m).  See “Compensation Discussion and Analysis—Restricted Stock Awards.”

Compensation Committee Report

The Compensation Committee of the Board has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Committee:

Lowndes A. Smith, Chairman

Lois W. Grady

Kent D. Urness

Summary Compensation Table

The following table sets forth the cash and certain other compensation paid by us and our subsidiaries for the fiscal year ended December 31, 2016, to our NEOs—the Chief Executive Officer, the Chief Financial Officer, the three other most highly compensated executive officers. None of our NEOs is eligible to participate in our pension plans. The Company does not pay above-market earnings in its non-qualified deferred compensation plans.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(5)	Total($)
T. Michael Miller, President and Chief Executive Officer	2016	500,000	1,175,000	1,122,850	693,000	269,830	3,760,680
	2015	500,000	356,300	1,190,963	834,750	401,105	3,283,118
	2014	500,000	100,000	1,107,850	706,500	533,210	2,947,560
Paul H. McDonough, Executive Vice President and Chief Financial Officer	2016	436,539	453,100	447,819	115,500	41,871	1,494,829
	2015	400,000	235,000	305,633	136,157	20,012	1,096,802
	2014	400,000	500,000	277,042	117,750	11,029	1,305,821
Paul J. Brehm, Executive Vice President	2016	436,539	403,100	612,944	161,700	51,462	1,665,745
	2015	388,462	215,000	305,633	143,021	20,012	1,072,128
Dennis A. Crosby, Executive Vice President	2016	500,000	481,300	1,035,664	215,600	102,294	2,334,858
	2015	476,923	275,000	573,028	195,146	40,606	1,560,703
	2014	400,000	90,000	221,602	164,850	32,029	908,481
Maureen A. Phillips, Senior Vice President and General Counsel(4)	2016	362,742	330,900	293,262	118,580	31,460	1,136,944
	2015	375,000	205,000	210,113	143,021	17,353	950,487
	2014	375,000	650,000	121,968	120,890	11,174	1,279,032

(1)	Amounts shown represent annual bonus payments under MIP unless otherwise stated. Mr. Miller’s 2016 amount consists of a $375,000 annual bonus and an $800,000 supplemental bonus. Mr. McDonough’s 2016 amount consists of a $253,100 annual bonus and a $200,000 supplemental bonus. Mr. Brehm’s 2016 amount consists of a $253,100 annual bonus and a $150,000 supplemental bonus. Mr. Crosby’s 2016 amount consists of a $281,300 annual bonus and a $200,000 supplemental bonus. Ms. Phillips’ 2016 amount consists of a $210,900 annual bonus and a $120,000 supplemental bonus. Ms. Phillips’ 2014 amount consists of a $250,000 annual bonus and a sign-on bonus of $400,000.

(2)	Represents the aggregate grant date fair value of performance shares granted in 2016, 2015 and 2014 and the aggregate grant date fair value of restricted shares granted in 2016 and 2015. The amounts in this column are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used to calculate fair value are discussed in Note 9 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Assuming achievement of a maximum performance factor of 200%, the grant date fair value of the 2016-2018 performance share awards is as follows: Mr. Miller-$2,245,700; Mr. McDonough-$282,694; Mr. Brehm-$282,694; Mr. Crosby-$705,414; and Ms. Phillips-$194,187.

(3)	Amounts represent payments made with respect to performance units granted for performance cycles ending in such year.

(4)	Ms. Phillips’ salary for 2016 includes reduced payment during a portion of 2016 when she was receiving short-term disability payment benefits, equal to 66.67% of salary.

(5)	The following table presents a breakout of “All Other Compensation” included in the Summary Compensation Table for each year.

Name	Year	Personal Use of Planes ($)(1)	Restricted Stock Dividends ($)	OneBeacon KSOP ($)(2)	Housing ($)	Total ($)
T. Michael Miller	2016	125,000	132,300	12,530	—	269,830
	2015	125,000	264,600	11,505	—	401,105
	2014	125,000	396,900	11,310	—	533,210
Paul H. McDonough	2016		27,995	13,876		41,871
	2015	—	8,507	11,505	—	20,012
	2014	—	—	11,029	—	11,029
Paul J. Brehm	2016		38,495	12,967		51,462
	2015		8,507	11,505	—	20,012
Dennis A. Crosby	2016		59,377	15,030	27,887	102,294
	2015	—	15,949	11,324	13,333	40,606
	2014	—	21,000	11,029	—	32,029
Maureen A. Phillips	2016		18,322	13,138		31,460
	2015	—	5,848	11,505	—	17,353
	2014	—	—	11,174	—	11,174

(1)	Amounts represent the aggregate incremental cost to the Company for the personal use of chartered Company aircraft.

(2)	Represents company contributions under the OneBeacon 401(k) Savings and Employee Stock Ownership Plan (KSOP).

Employment Offer Letters

Offer Letter for Mr. McDonough

Mr. McDonough’s offer letter provides that if his employment is terminated involuntarily for reasons other than cause, or if he is no longer the Chief Financial Officer as a result of involuntary circumstances, including as a result of a change in control, he is eligible for a separation payment equal to two years of salary and target bonus.

Offer Letter for Mr. Brehm

Mr. Brehm’s offer letter provides that if his employment is terminated for reasons other than cause, including termination due to any prospective change in control, he is eligible for a separation payment equal to one year of salary.

Offer Letter for Mr. Crosby

Mr. Crosby’s offer letter provides that if his employment is terminated for reasons other than cause, including termination due to any prospective change in control, he is eligible for a separation payment equal to two years of salary and target bonus.

Offer Letter for Ms. Phillips

Ms. Phillips’ offer letter provides for a sign-on bonus of $1,300,000, $500,000 of which was paid within 30 days of employment and $400,000 of which was paid in each of March 2013 and March 2014. Ms. Phillips’ offer letter also provides that if her employment is terminated for reasons other than cause including termination due to any prospective change in control, she is eligible for a separation payment equal to two years of salary and target bonus.

Management Incentive Plan

We provide annual cash incentive opportunities to our executive officers through our annual MIP. The aggregate target MIP bonus pool is set annually, and the actual size of the pool paid out depends upon Company performance in a number of categories established early in each performance year, typically including some or all of our long-term financial goals and other specific operational goals as determined by the Compensation Committee. The Compensation Committee may exercise discretion in the final determination of the overall performance factor and the performance factors for each business and/or executive and may also recognize non-financial measures when making its overall assessment of Company performance. Other goals may include achieving net written premium growth, effective capitalization, completing transactions that create long-term economic value, and managing aggregate catastrophic exposure. Individual incentive payments can vary widely around the pool average. There is no cap (other than the size of the pool) on any individual award. However, each participant is given a target expressed as a percentage of base salary. With limited exceptions, participants must be employed through the payment date in order to receive a payment under the MIP.

Grants of Plan-Based Awards

The following table sets forth the plan-based awards granted to the named executive officers under the 2007 LTIP during 2016. The Company did not grant any stock options during 2016.

Name	Grant Date	Non-Equity Incentive Plan Awards (1) (#)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units(3) (#)	Grant Date Fair Value of Stock Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
T. Michael Miller (Performance Shares)	2/24/2016					0	85,000	170,000		1,122,850
T. Michael Miller (Performance Units)	2/24/2016	22,500	0	2,250,000	4,500,000
Paul H. McDonough (Performance Shares)	2/24/2016					0	10,700	21,400		141,347
Paul H. McDonough (Performance Units)	2/24/2016	4,000	0	400,000	800,000
Paul H. McDonough (Restricted Shares)	2/24/2016								23,200	306,472
Paul J. Brehm (Performance Shares)	2/24/2016					0	10,700	21,400		141,347
Paul J. Brehm (Performance Units)	2/24/2016	4,000	0	400,000	800,000
Paul J. Brehm (Restricted Shares)	2/24/2016								35,700	471,597
Dennis A. Crosby (Performance Shares)	2/24/2016					0	26,700	53,400		352,707
Dennis A. Crosby (Performance Units)	2/24/2016	10,000	0	1,000,000	2,000,000
Dennis A. Crosby (Restricted Shares)	2/24/2016								51,700	682,957
Maureen A. Phillips (Performance Shares)	2/24/2016					0	7,350	14,700		97,094
Maureen A. Phillips (Performance Units)	2/24/2016	2,750	0	275,000	550,000
Maureen A. Phillips (Restricted Shares)	2/24/2016								14,850	196,169

(1)	Consists of 2016-2018 performance units granted under the 2007 LTIP.

(2)	Consists of 2016-2018 performance shares granted under the 2007 LTIP.

(3)	Combined total of 2016-2018 LTIP RS Grant and the 2016 special RS Grant. See “—Restricted Stock Awards for Named Executive Officers other than Mr. Miller”.

Long-Term Incentive Plan and Awards

All outstanding long-term incentive awards granted to the named executive officers have been granted under the 2007 LTIP. The 2007 LTIP allows for the award of incentive or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units. All awards granted will vest if (1) there is a change in control of OneBeacon (as defined in the 2007 LTIP) and (2) within 24 months of the change in control, the recipient is terminated, other than for cause, or there is an adverse change in the plan. See “-Potential Payments Upon Termination or Change in Control-Long-Term Incentive Plans.” With the exception of the 2016 Special Restricted Share Awards, which vest in full upon an involuntary termination of employment, awards are generally forfeited if the holder terminates employment prior to the end of the award period. Prorated awards may be paid in the event of a termination of employment due to death, disability or retirement. In order to be eligible to receive an award under the 2007 LTIP, all executive officers and key employees must enter into a Confidentiality and Non-Solicitation

Agreement which prohibits employees from soliciting customers and certain potential customers of the Company and soliciting or hiring employees for a period of 12 months following termination of employment.

Performance Shares

Performance shares are awards of phantom shares which are earned if performance goals established by the Compensation Committee are satisfied over a specified award period. The value earned by an employee pursuant to an award of performance shares is generally equal to the number of shares earned (which is 0-200% of the target number of shares granted) multiplied by the average closing price of a common share for the 5 trading days preceding the date that the Compensation Committee certifies performance plus any dividends paid prior to the day the Committee meets to certify the performance results and approve payment of the award. Set forth below is a summary of our award cycles outstanding as of December 31, 2016, including the cycle that vested as of December 31, 2016 and was paid out in March 2017.

LTIP Performance Cycle	Minimum (0%) Performance Goal	Target (100%) Performance Goal	Maximum (200%) Performance Goal
2014-2016	7% average annual GBVPS	14% average annual GBVPS	21% average annual GBVPS
2015-2017	5.5% average annual GBVPS	12.5% average annual GBVPS	19.5% average annual GBVPS
2016-2018	5% average annual GBVPS	12% average annual GBVPS	19% average annual GBVPS

Performance Units

Performance units are awards which grant recipients the right to receive, without payment to the Company, an earned value. Performance units are earned to the extent performance goals established by the Compensation Committee are satisfied over a specified award period. The value earned for an award is generally equal to the target number of performance units multiplied by the value of the performance unit as established by the Committee, multiplied by the performance percentage (which may not be more than 200% for all awards outstanding as of December 31, 2016) as determined by the Committee based on achievement of performance goals. Set forth below is a summary of our award cycles outstanding as of December 31, 2016, including the cycle that vested as of December 31, 2016 and was paid out in March 2017. The value of all outstanding performance units is $100 per unit.

LTIP Cycle	Minimum Performance Goal(1)	Target Performance Goal(1)	Maximum Performance Goal(1)
2015-2016(2)	AECR of 100.0%	AECR of 95.0%	AECR of 90.0%
2015-2017	AECR of 100.2%	AECR of 95.2%	AECR of 90.2%
2016-2018	AECR of 100.8%	AECR of 95.8%	AECR of 90.8%

(1)	The minimum payout is 0% for all performance units. The target payout is 100% for 2015-2017 and 2016-2018 performance units and 67% for 2015-2016 performance units and the maximum payout is 200% for 2015-2017 and 2016-2018 performance units and 133% for 2015-2016 performance units.

(2)	In February 2015, the Committee canceled the named executive officers’ then-outstanding 2014-2016 performance unit awards and issued 2015-2016 performance unit awards.

Stock Options and Restricted Stock Units

In the past, we have granted stock options and restricted stock units to named executive officers. In 2016, we granted restricted stock units to certain key employees, but not to any of the named executive officers.

Restricted Stock Award for Mr. Miller

In May 2011, Mr. Miller was granted 630,000 shares of restricted stock (“the 2011 Grant”) to secure his continued services for an extended period of time. In connection with the grant, Mr. Miller agreed to forego a portion of his expected performance share allocations for six years. This one-time grant of restricted stock to Mr. Miller equaled three times the foregone performance shares. Mr. Miller forfeited 35,000 shares of his 2011 performance share award, his performance share awards for 2012 through 2016 were each reduced by 35,000 shares, for an aggregate of 210,000 foregone performance shares. 25% of the shares of restricted stock vested on each of February 22, 2014, 2015, 2016, and 2017.

Restricted Stock Awards for Named Executive Officers other than Mr. Miller

In February 2015 and February 2016, the Committee approved restricted stock awards to the named executive officers (other than Mr. Miller) as part of our standard long-term incentive program (“LTIP RS Grants”). These awards vest on January 1, 2018 and January 1, 2019 respectively. In addition, the named executive officers (other than Mr. Miller) also received additional, supplemental grants in February, 2016 (“Special 2016 RS Grant”) which vest on February 24, 2018.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2016, there were no outstanding stock option awards. The following table summarizes the restricted stock and performance share awards to our named executive officers that were outstanding as of December 31, 2016.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(2)
T. Michael Miller	157,500	2,527,875	163,924	2,834,973
Paul H. McDonough	33,327	534,898	20,827	360,275
Paul J. Brehm	45,827	735,523	20,827	360,275
Dennis A. Crosby	70,687	1,134,526	45,687	787,603
Maureen A. Phillips	21,812	350,083	14,312	247,578

(1)	Consists of restricted stock awards. Restricted stock value is based upon the closing price of the Class A shares on December 31, 2016. The final 157,500 restricted shares of Mr. Miller’s 2011 Grant vested on February 22, 2017. Restricted share awards not yet vested as of December 31, 2016 include:

Name	2011 Grant	2015-2017 LTIP RS Grant vest 1/1/18	2016-2018 LTIP RS Grant vest 1/1/19	Special 2016 RS Grant vest 2/24/2018
T. Michael Miller	157,500	0	0	0
Paul H. McDonough	0	10,127	10,700	12,500
Paul J. Brehm	0	10,127	10,700	25,000
Dennis A. Crosby	0	18,987	26,700	25,000
Maureen Phillips	0	6,962	7,350	7,500

(2)	Equity incentive plan awards not yet vested as of December 31, 2016 include:

Name	2015-2017 Performance Shares (at target) vesting December 31, 2017	2016-2018 Performance Shares (at target) vesting December 31, 2018
T. Michael Miller	78,924	85,000
Paul H. McDonough	10,127	10,700
Paul J. Brehm	10,127	10,700
Dennis A. Crosby	18,987	26,700
Maureen A. Phillips	6,962	7,350

Payout value for performance shares is based on the December 31, 2016 closing market price of $16.05, at an estimated payout of 100% of target for the 2015-2017 and 2016-2018 performance cycles and includes dividends accrued since the grant date.

Option Exercises and Stock Vested

The following table summarizes the stock awards that vested in 2016 for each of the named executive officers.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
T. Michael Miller	157,500	2,080,575

(1)	Represents 157,500 restricted shares that vested on February 22, 2016.

The 2014-2016 performance shares fully vested on December 31, 2016 at 0% of target, resulting in no value realized on vesting for any of the named executive officers.

Deferred Compensation Plan

The named executive officers are eligible to participate in our unfunded, non-qualified plan for the purpose of deferring current compensation (the “Deferred Compensation Plan”). Participants can choose to defer all or a portion of qualifying remuneration payable (consisting of up to 100% of annual bonus and/or long-term incentive compensation), which can be invested in various investment options including the OneBeacon Stock Fund and the White Mountains Stock Fund. None of the investment options offered under the Deferred Compensation Plan provides an above-market rate of interest. As of December 31, 2016, Ms. Phillips had voluntarily deferred compensation into the Deferred Compensation Plan.

Non-Qualified Deferred Compensation for 2016

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE($)
Maureen A. Phillips	237,518	—	81,869	—	714,800

(1)	Represents net appreciation in the participant’s account in the Deferred Compensation Plan resulting from performance of the investment funds into which the deferral was invested at the participant’s election.

Potential Payments Upon Termination or Change in Control

The table below summarizes the amounts that would be payable to our NEOs under our 2007 LTIP in the event of involuntary termination, death or disability, or a termination following a change in control as well as severance that would be payable under our offer letters with certain of our NEOs. The calculations were based on the assumption the terminations occurred on December 31, 2016. All payouts made pursuant to the 2007 LTIP or to the offer letters would be made in lump sums following the applicable termination date.

Name		Involuntary Termination/ Separation ($)(2)(6)	Voluntary Termination/ Retirement ($)	Death or Disability ($)(2)(3)(5)(6)	Change in Control with Termination ($)(2)(4)(5)(6)
T. Michael Miller	LTIP (1)	2,387,438	—	6,048,869	6,189,307
	Severance(5)	—	—	—	—
Paul H. McDonough	LTIP (1)	200,625	—	837,499	1,114,840
	Severance(5)	1,575,000	—	—	1,575,000
Paul J. Brehm	LTIP (1)	401,250	—	929,452	1,315,465
	Severance(5)	450,000	—	—	450,000
Dennis A. Crosby	LTIP (1)	401,250	—	1,737,993	2,342,607
	Severance(5)	1,750,000	—	—	1,750,000
Maureen A. Phillips	LTIP (1)	120,375	—	567,659	748,754
	Severance(5)	1,312,500	—	—	1,312,500

(1)	Based upon $16.05, the closing price of the Class A shares on December 31, 2016, $1.68 per share representing accumulated dividends for 2015-2017 performance shares and $0.84 per share representing accumulated dividends for 2016-2018 performance shares.

(2)	The amount shown for Mr. Miller includes his restricted stock which would vest pro-rated for time (but at not less than 50%) less any shares previously vested.

(3)	For performance shares and performance units, amounts shown are based on a payout at a 100% performance factor for the 2015-2017 and 2016-2018 performance shares and the 2015-2017 and 2016-2018 performance units. All amounts shown are pro-rated through December 31, 2016. Amounts exclude performance shares and performance units that vested on December 31, 2016. See “-Compensation Discussion and Analysis-2016 Compensation Actions.”

(4)	All amounts shown for performance shares and performance units are (1) valued at 100% of target for the 2015-2017 and 2016-2018 performance share cycles and the 2015-2017 and 2016-2018 performance unit cycles and (2) prorated through December 31, 2016. In the event of termination following a change in control, 100% of restricted stock awards would vest as of the termination date. Amounts exclude 2014-2016 performance shares and 2015-2016 performance units that vested on December 31, 2016.

(5)	See “-Summary Compensation Table-Employment Offer Letters” for information regarding severance benefits for the named executive officers.

(6)	The amounts shown for NEOs other than Mr. Miller include the 2016 Special Restricted Stock Awards, which would fully vest upon involuntary termination or termination within 24 months of a change-in-control and would vest pro-rata in the event of termination due to death or disability.

Long-Term Incentive Plans

Under our long-term incentive plans, certain events such as retirement, death or disability or a change in control of the Company coupled with involuntary or constructive employment termination or amendment to such plans materially adverse to its participants, may cause stock options to become partially exercisable and performance shares, performance units and restricted stock units to become payable in full or in part as outlined below.

None of our NEOs would have been entitled to receive any compensation with respect to outstanding award grants under our long-term incentive plans in the event of voluntary termination of employment or retirement on December 31, 2016.

In the event of death or disability, the NEOs or their beneficiaries would receive a pro-rated payment based on the number of full or partial months of service during the award period. For performance shares and performance units, payment is based on an assumed performance factor of 100% regardless of actual performance. For outstanding shares of restricted stock, payment is based on a pro-rated number of shares through the date of death or disability.

In the event of a change in control, followed by involuntary termination, constructive termination, or materially adverse amendment to our long-term incentive plans within 24 months of the change in control (“qualifying events”), for outstanding performance shares and performance units, the named executive officers would receive a pro-rated payment based on the full or partial months that have elapsed during the award period, the greater of the actual performance factor through the end of the quarter prior to the quarter in which the qualifying event occurs and an assumed performance factor of 100%, and, for performance shares, the greater of share price immediately prior to or on the date of the qualifying event. In the event of termination following a change in control, 100% of the unvested shares of restricted stock would vest as of the termination date.

A change in control is defined as (1) a third party acquiring more than 35% of OneBeacon’s common shares and more of OneBeacon’s common shares than White Mountains owns, (2) the continuing directors ceasing to constitute a majority of the OneBeacon board, or (3) OneBeacon disposing of substantially all of its assets to a third party.

In the event of involuntary termination other than for cause, all restrictions on unvested shares of the 2016 Special RS shall lapse and cease to be effective.

In the event of termination for cause, all outstanding long-term incentive awards would be forfeited.

Our long-term incentive plans do not provide for tax reimbursements for excess parachute payments that may result from a change in control.

Severance Agreements

We have no formal severance arrangements with our named executive officers, other than those contained in employment offer letters or pursuant to our long-term incentive plans. Severance benefits for our named executive officers, if any, are as disclosed in “Summary Compensation Table-Employment Offer Letters” or as determined by the Compensation Committee from time to time in its sole discretion. Pursuant to their respective Employment Offer Letters, Messrs. Brehm and Crosby and Ms. Phillips would be required to execute a release in favor of the Company as a condition of receiving severance payments provided for therein.

COMPENSATION OF DIRECTORS

Our directors who are not employed by us or White Mountains are entitled to the following compensation for service on the Board and Board committees:

●	Annual compensation of $75,000 for each member of the Board;

●	Additional amounts of $150,000 annually for the Chairman of the Board, $50,000 annually for the Chairman of the Audit Committee, $10,000 annually for each member of the Audit Committee and $7,500 annually for each committee chairperson, other than the Audit Committee Chairman;

●	Each director receives $2,000 for attending a meeting of the Board; and

●	$2,000 for attending a meeting of any committee on which he or she serves.

In lieu of cash, directors may elect to receive up to 100% of their annual retainer (up to $75,000) in Class A shares. The number of shares issued to directors who elect to receive them in lieu of cash is determined based upon the closing price of the Class A shares on the date on which they are issued. We reimburse our directors for reasonable costs and expenses incurred in connection with attendance at Board and Board committee meetings.

The following table summarizes the compensation earned by our directors who served on the Board during 2016.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Total ($)
Morgan W. Davis	89,000	89,000
Lois W. Grady	99,000	99,000
Ira H. Malis	111,000	111,000
Lowndes A. Smith	278,500	278,500
Patrick A. Thiele	111,000	111,000
Kent D. Urness	159,000	159,000

(1)	For all directors, includes annual Board retainer and meeting fees. Includes Chairman of the Board retainer, Chairman of Compensation Committee retainer and Audit Committee retainer for Mr. Smith. Includes Chairman of Audit Committee retainer for Mr. Urness. Includes Audit Committee retainer for Mr. Malis and Mr. Thiele.

(2)	Mr. Urness elected to receive Class A shares with a value of $37,497 in lieu of cash. The number of shares in lieu of cash was determined based on the closing price of the Class A shares on May 25, 2016.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Approval of Related Person Transactions

The Audit Committee, pursuant to its Charter, reviews and approves all transactions that are deemed to be transactions with related persons under Item 404 of Regulation S-K under the federal securities laws (each a “Related Party Transaction”) and reviews all disclosures thereof. For purposes of the Audit Committee’s oversight responsibility, a Related Party Transaction is defined as any transaction of more than $120,000 in which the Company and a director, executive officer or holder of 5% or more of the Company’s shares (or their immediate family members) are participants and have a direct or indirect material interest. In addition, pursuant to a provision in the Company’s Bye-laws, any transaction between the Company and White Mountains or any officer, director or employee of White Mountains or any of their affiliates will not be deemed a breach of White Mountains’ fiduciary duty if it is approved either by (1) a majority of the disinterested directors, or (2) holders of a majority of common shares, excluding common shares held by White Mountains. In the course of its review and approval of a Related Party transaction, the disinterested directors of the Audit Committee and the Board consider:

●	the nature of the related person’s interest in the transaction; and

●	the material terms of the transaction, including, without limitation, the amount and type of transaction.

Any member of the Audit Committee who is a related person with respect to a transaction under review, or any director or officer of White Mountains who is also a director of the Company, may not participate in the deliberations or vote respecting approval of the transaction, but may be counted in determining the presence of a quorum at a meeting of the Audit Committee or the full Board, as the case may be.

There were no Related Party Transactions occurring during 2016 requiring Audit Committee approval. The Company and its subsidiaries entered into new servicing arrangements with White Mountains during 2016, which are not Related Party Transactions and which are immaterial to White Mountains. These transactions are described below under “Other Servicing Arrangements” and “Investment Management Agreements with White Mountains Advisors LLC”.

Transactions with Related Persons

Separation Agreement

In connection with the initial public offering of the Company’s common shares and a related internal reorganization, the Company entered into a Separation Agreement dated November 14, 2006 with White Mountains (“Separation Agreement”) to address a number of operational, administrative and financial matters relating to the fact that OneBeacon would no longer be a wholly-owned subsidiary of White Mountains. These matters included, among others, the administration of payroll, employee benefits programs, deferred compensation and 401(k) plans, OneBeacon’s travel and logistics office, certain information technology assets and functions and certain agreements with respect to finance and tax arrangements. For the year ended December 31, 2016, OneBeacon recorded expenses of approximately $0.2 million and revenues of approximately $1.4 million for services under the Separation Agreement that OneBeacon received from or provided to White Mountains and its subsidiaries, respectively.

Other Servicing Arrangements

Effective October 19, 2016, the Company and its Bermuda subsidiaries entered into services agreements with Bridge Holdings (Bermuda), Ltd., a wholly owned subsidiary of White Mountains Insurance Group, Ltd., pursuant to which Bridge Holdings provides office space and various management and administrative services for the Company’s Bermuda companies, including Split Rock Insurance, Ltd. For the year ending December 31, 2016, the Company and its subsidiaries paid an aggregate of less than $0.1 million in fees pursuant to these services agreements.

Registration Rights Agreement

In connection with the IPO, the Company entered into a registration rights agreement dated November 14, 2006 with White Mountains that provides that White Mountains can demand that the Company register the distribution of its common shares owned by White Mountains (“demand” registration rights). In addition, White Mountains has “piggyback” registration rights, which means that White Mountains may include its shares in any future registrations of the Company’s common equity securities, whether or not that registration relates to a primary offering by the Company or a secondary offering by or on behalf of any of the Company’s shareholders. These registration rights are transferable by White Mountains. The Company will pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the common shares sold by White Mountains. The registration rights agreement contains customary terms and provisions with respect to, among other things, registration procedures and rights to indemnification in connection with the registration of the common shares on behalf of White

Mountains. The Company will register sales of its common shares owned by employees and directors of White Mountains pursuant to employee share or option plans, but only to the extent such registration is required for the shares to be freely tradable.

Investment Management Agreements with White Mountains Advisors LLC

Pursuant to an Amended and Restated Investment Management Agreement dated as of December 23, 2014, as amended (the “WMA Agreement”) by and between OneBeacon and White Mountains Advisors LLC (“WM Advisors”), WM Advisors supervises and directs OneBeacon’s managed investment portfolio in accordance with the investment objectives, policies and restrictions described in OneBeacon’s investment guidelines. The Company and its subsidiaries have agreed to pay annual investment management fees generally based on the quarter-end market values held under custody as set forth in the table below:

Assets Under Management	Annual Fee
Investment Grade Fixed Income:
—Up to $1 billion	10.0 basis points
—Next $1 billion	8.5 basis points
—Next $3 billion	7.5 basis points
—Greater than $5 billion	2.5 basis points
High Yield Fixed Income	25.0 basis points
ETFs	10.0 basis points
Equities	100.0 basis points
Hedge Funds	100.0 basis points
Private Equity Funds & Other Deferred Fundings
First 2 years of fund’s life (committed)	100.0 basis points
Thereafter (fair value)	100.0 basis points
Affordable housing credit funds
First year of fund’s life (committed)	100.0 basis points
Thereafter (fair value)	10.0 basis points

WM Advisors is also paid a quarterly fee for treasury management services computed at the annual rate of 1.75 basis points (0.0175%) of the aggregate value of net assets on an annual basis. The Company and its subsidiaries incurred approximately $3.7 million in fees for investment management services provided by WM Advisors under the WMA Agreement and approximately $0.5 million in treasury management fees during 2016. The WMA Agreement may be terminated by either party upon 60-days prior written notice.

Effective as of December 15, 2016, the Company’s indirect subsidiary, OB Portfolio Solutions ICAV (“OB ICAV”) entered into a tri-party Investment Management Agreement (the “ICAV Investment Management Agreement”) in which WM Advisors provides investment advisory and management services to the OB ICAV in accordance with the fund’s stated investment objectives, policies and restrictions.  Under the ICAV Investment Management Agreement, WM Advisors is paid a quarterly fee computed at an annual rate of 1.75 basis points (0.0175%) of the net asset value of the OB ICAV.  For the year ended December 31, 2016, OB ICAV incurred a fee of less than $0.1 million for the investment advisory and management services provided by WM Advisors under the ICAV Investment Management Agreement.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee the Company’s financial reporting process, including oversight of the independent auditors and the Company’s internal controls over financial reporting. The Audit Committee Charter, which further describes the Audit Committee’s oversight role, has been adopted by our Board of Directors and is available for viewing at www.onebeacon.com.

The Company’s management has primary responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements and financial reporting process, including the Company’s system of internal controls designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”) is responsible for auditing the Company’s consolidated financial statements and expressing its opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, as well as its opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the Public Company Accounting Oversight Board (“PCAOB”).

In overseeing the Company’s financial reporting process, the Audit Committee has:

●	Reviewed and discussed the Company’s audited financial statements and management’s report of the effectiveness of the Company’s system of internal control over financial reporting for the year ended December 31, 2016 with the Company’s management and PwC;

●	Discussed with PwC the matters required to be discussed by the applicable PCAOB standards; and

●	Received the written disclosures and the letter from PwC required by applicable PCAOB rules regarding PwC’s communications with the Audit Committee concerning independence and discussed with PwC their independence from the Company.

Based on these reviews and discussions described in this report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee has determined that the non-audit fees billed by PwC for services performed in 2016 and 2015 (as presented herein) are compatible with maintaining their independence; and it has recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC and for presentation to members at the 2017 Annual Meeting.

Submitted by the Audit Committee

Kent D. Urness, Chairman

Ira H. Malis

Lowndes A. Smith

Patrick A. Thiele

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND SERVICES

The Audit Committee pursuant to its policy pre-approves the scope and fees for all services performed by PwC. Annually, the OneBeacon Audit Committee receives and pre-approves a written report from PwC describing the elements expected to be performed in the course of its audit of OneBeacon’s financials. All other audit, audit-related and non audit-related services rendered by PwC also require pre-approval, which may be granted in accordance with the provisions of the policy either (1) at a meeting of the full Audit Committee, (2) on an interim basis by the Chairman of the Audit Committee, provided that the requested services are not expressly prohibited and are ratified by the full Audit Committee at its next regularly scheduled meeting, or (3) on a per-project basis by the Director of Internal Audit or his/her designee through specific compliance with pre-approved definitions of services that do not exceed per-project limits established by the Committee, provided that the Director of Internal Audit makes a full report of all services pre-approved pursuant to the policy at the next regularly scheduled meeting of the Committee.

It is the intent of the policy to assure that PwC’s performance of audit, audit-related and non audit-related services, such as tax services, are consistent with all applicable rules on auditor independence. As such, services expressly prohibited by the Audit Committee under its policy include bookkeeping or other services related to the accounting records or financial statements of the Company or its subsidiaries; financial information systems design and implementation; appraisal and valuation services; fairness opinions; contribution-in-kind reports; certain actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment advisor or investment banking services; legal services; and expert services unrelated to the audit. All services performed by PwC during 2016 and 2015 were pre-approved in accordance with the policy described above.

The services performed by PwC in 2016 and 2015 are described below. PwC does not provide any services to the Company prohibited under applicable laws and regulations, such as financial information systems design and implementation. From time to time, PwC may perform permissible consulting services for the Company, provided they have been pre-approved in accordance with the policy described above. To the extent consulting services are provided by PwC, they are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with the independence of PwC. The independence of PwC is also considered annually by the Audit Committee.

The following table sets forth the approximate aggregate fees billed by PwC for professional services provided in 2016 and 2015:

PwC Fees	2016(3)	2015(3)
Audit Fees(1)	$1,604,743	$1,343,081
Audit-Related Fees	—	—
Tax Fees(2)	$102,642	$233,727
All Other Fees	—	—
Total	$1,707,385	$1,576,808

(1)	The fees in this category were for professional services rendered in connection with (a) the audits of the Company’s annual financial statements, including the Company’s internal control over financial reporting, included in the Company’s Annual Report on Form 10-K, (b) the review of the Company’s quarterly financial statements included in its Quarterly Reports on Form 10-Q, (c) audits of the Company’s subsidiaries that are required by statute or regulation, and (d) services that generally only the Company’s independent registered public accounting firm reasonably can provide, such as comfort letters and consents.

(2)	The fees in this category were for professional services rendered in connection with tax strategy assistance and tax compliance services.

(3)	The fees reported include expense reimbursements of $68,038 and $127,403 in 2016 and 2015, respectively. All fees shown are included in aggregate fees billed to White Mountains for services rendered by PwC during 2016 and 2015 as disclosed in White Mountains’ 2017 and 2016 proxy statements.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our equity compensation plans that authorize the issuance of the Company’s common shares. This information is provided as of December 31, 2016.

Plan Category	(A)	(B)	(C)
	Number of securities to be Issued upon exercise of Outstanding options, Warrants and rights(2)	Weighted average exercise Price of outstanding options, warrants and rights ($)	Number of securities Remaining available for Future issuance under Equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by stockholders(1)	2,645,058	—	11,050,055

(1)	All data relates to the OneBeacon Long-Term Incentive Plan (2007) (“LTIP”).

(2)	Represents the following awards outstanding as of December 31, 2016: (a) 452,519 performance shares at target, (b) 387,548 restricted stock units, and (c) 1,804,991 Class A common shares that would be required to settle outstanding performance units at target. The awards are typically settled in cash, although they may also be settled in Class A shares, or partly in cash and partly in Class A shares, at the discretion of the Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to SEC rules relating to the reporting of changes in beneficial ownership of common shares, the executive officers, directors and greater than 10% Members are believed to have filed all reports required under Section 16(a) of the Exchange Act on a timely basis during 2016.

PROPOSAL 3

ELECTION OF DIRECTORS OF SPLIT ROCK INSURANCE, LTD.

Bye-law 77 of the Company provides that the members of the Company shall authorize the election of the Board of Directors of any designated subsidiary of the Company, such as Split Rock Insurance, Ltd.

Proposal 3 calls for the authorization of the election of Mr. Christopher Garrod (age 45, Director of Conyers Dill & Pearman Limited), Ms. Sarah Kolar (age 41, Deputy General Counsel and Secretary of the Company), Mr. Kevin Pearson (age 52, President of HG Re Ltd.), and Mr. John Treacy (age 53, Chief Accounting Officer and Treasurer of the Company) to the Board of Directors of Split Rock Insurance, Ltd.

None of the director nominees will receive any direct compensation for their services as a director of Split Rock Insurance, Ltd. Split Rock Insurance, Ltd. pays an annual fee for services to Codan Services Limited, an affiliate of Conyers Dill & Pearman Limited, which includes fees for the provision of a director.

The Board recommends a vote FOR Proposal 3, which calls for the authorization of the election of the director nominees of Split Rock Insurance, Ltd.

PROPOSAL 4

ELECTION OF DIRECTORS OF GRAND MARAIS CAPITAL LIMITED

Bye-law 77 of the Company provides that the members of the Company shall authorize the election of the Board of Directors of any designated subsidiary of the Company, such as Grand Marais Capital Limited.

Proposal 4 calls for the authorization of the election of Ms. Kolar, Mr. Jonah Pfeffer (age 42, Managing Partner of OneBeacon Insurance Group), and Ms. Davinia Smith (age 38, director of Alter Domus (UK) Limited) to the Board of Directors of Grand Marais Capital Limited.

None of the director nominees will receive any direct compensation for their services as a director of Grand Marais Capital Limited. Grand Marais Capital Limited pays an annual fee for services to Alter Domus (UK) Limited, which includes fees for the provision of a director.

The Board recommends a vote FOR Proposal 4, which calls for the authorization of the election of the director nominees of Grand Marais Capital Limited.

PROPOSAL 5

ELECTION OF DIRECTORS OF ANY NEW DESIGNATED SUBSIDIARY

Bye-law 77 of the Company provides that the members of the Company shall authorize the election of the Board of Directors of any designated subsidiary of the Company.

Proposal 5 calls for the authorization of the election of Mr. Paul H. McDonough (age 52, Executive Vice President and Chief Financial Officer of OneBeacon Insurance Group, Ltd.), Messrs. Treacy and Pearson, and Ms. Kolar to the Board of Directors of any new designated subsidiary that may be formed by the Company prior to the next Annual General Meeting.

None of the director nominees will receive any compensation for their services as a director of any such subsidiary.

The Board recommends a vote FOR Proposal 5 which calls for the authorization of the election of the director nominees of any new designated subsidiary.

PROPOSAL 6

approval of advisory resolution on executive compensation;

In accordance with Section 14A of the Securities Exchange Act of 1934, we are seeking advisory member approval of the compensation of the named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” You are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the company’s proxy statement dated April 11, 2017, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board believes that the compensation policies and practices described in the CD&A are effective in achieving the Company’s primary goal of maximizing value over long periods of time, as well as motivating and retaining our key executives. The compensation of our named executives is heavily weighted toward variable long-term compensation the value of which is tied to performance over a number of years.

We urge you to read the CD&A, included in this proxy statement, as well as the 2016 summary compensation table and related compensation tables and narrative, included herein, which provides detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.

Although the vote is non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.

The Board recommends a vote FOR Proposal 6, which calls for the approval of the advisory resolution on executive compensation.

PROPOSAL 7

approval of advisory resolution on the frequency of the advisory vote on executive compensation

Dodd-Frank and related SEC rules also require the Company to solicit a shareholder vote on a non-binding basis regarding the frequency with which the Company will solicit a shareholder vote regarding executive compensation. Accordingly, Company shareholders may vote whether they prefer an advisory vote once every one, two or three years. You may also choose to abstain from voting on this proposal.

The Board is recommending that you vote to hold an advisory vote on executive compensation every year. An annual advisory vote on executive compensation will allow our shareholders to provide us every year with their view on our compensation philosophy, policies and practices as disclosed annually in the proxy statement. The results of this vote are non-binding, however, management and the Board expect to take into account the results of the vote when considering when next to solicit shareholders regarding this matter.

With respect to Proposal 7, the Board recommends a vote FOR the option of every “1 YEAR” as the frequency with which shareholders are provided an advisory vote on executive compensation.

PROPOSAL 8

approval of OneBeacon 2017 Long-Term Incentive Plan

On November 16, 2016, our Board approved the OneBeacon 2017 Long-Term Incentive Plan (the “2017 Plan”) and now submits the 2017 Plan for member approval. The affirmative vote of a majority of the Company’s shares represented at the Annual Meeting and entitled to vote is required to approve the 2017 Plan.

Background

The 2017 Plan is intended to replace the Company’s current 2007 Long-Term Incentive Plan (the “2007 Plan”), which received member approval on May 22, 2007, with amendments approved on May 25, 2011. The 2007 Plan is scheduled to expire on May 22, 2017. Upon approval of the 2017 Plan by our members, no further awards will be granted under the 2007 Plan. The 2007 Plan will continue to govern awards previously granted under the 2007 Plan.

The same reasons for establishing the 2007 Plan are applicable to establishing the 2017 Plan, which are namely to advance the interests of the Company and our members by providing the ability to grant long-term incentives to certain key employees, consultants and directors. The Company believes that its long-term compensation should be based on “pay for performance” and further believes that management should act as if they were owners. With these objectives in mind, the Compensation Committee believes that the 2017 Plan allows the Company to closely align the financial interests of management with those of the Company’s members.

Failure of our members to approve the 2017 Plan will mean that we have no existing equity plan under which we can grant equity incentive awards to our key employees, consultants and directors. In addition, failure of our members to approve the 2017 Plan means that we will not be able to grant awards that meet the requirements of “performance-based compensation” under Section 162(m) of the Code and the regulations and guidance promulgated thereunder (collectively, “Section 162(m)”), which will consequently limit our ability to obtain U.S. federal tax deductions for compensation of more than $1.0 million paid in any year to our chief executive officer, or any of our other three most highly compensated executive officers (other than our chief financial officer) (the “Section 162(m) Officers”). However, such failure will not limit in any other manner the amount and type of awards that may be granted to our Section 162(m) Officers under our other compensation plans and arrangements.

We are not requesting approval of additional shares to be added to the 2017 Plan. Instead, the remaining shares available for grant under the 2007 Plan will be made available under the 2017 Plan if the 2017 Plan is approved.

The following summary of the material terms of the 2017 Plan does not purport to be a complete description of all the provisions of the 2017 Plan and is qualified in its entirety by reference to the 2017 Plan, a copy of which is attached as Appendix A to this Proxy Statement and incorporated in its entirety in this Proposal 8 by reference.

Highlights

The 2017 Plan continues the following member-friendly provisions found in the 2007 Plan:

●	The 2017 Plan is intended to permit the Company to make awards which satisfy an exception to the deduction limitation of Section 162(m). Accordingly, assuming approval by our members, the 2017 Plan will permit the Company to pay compensation to our Section 162(m) Officers that may qualify as “performance-based” within the meaning of Section 162(m) and to obtain the applicable tax deductions.

●	The 2017 Plan limits the maximum number of shares that may be covered by performance compensation awards under Section 162(m) to any one individual in any one year.

●	The 2017 Plan does not provide for any tax gross-ups.

●	In conformity with our 2010 clawback policy, the 2017 Plan permits the administrator the authority to provide for clawback provisions in any award, allowing the Company to recoup any proceeds, gains or other value received by a participant in respect of an award, and to terminate a participant’s award in the event of such participant’s competitive or other harmful activity.

●	The exercise price of options and stock appreciation rights cannot be less than 100% of the fair market value of the Company’s Class A common shares on the date options or stock appreciation rights are granted.

●	The 2017 Plan limits transferability of awards. In general, awards may not be sold, assigned, transferred or pledged by the person to whom they are granted, except in limited circumstances.

In addition, the 2017 Plan has a number of new provisions for the benefit of our members, including the following:

●	The 2017 Plan limits the maximum amount that may be issued pursuant to awards to any non-employee director in any one year.

●	The 2017 Plan clarifies that shares tendered to, or withheld by, the Company to satisfy the grant or exercise price or tax withholding obligations pursuant to any award will not become available again for future issuance.

●	Under the 2017 Plan, options and stock appreciation rights may not be repriced without first obtaining member approval.

Description of the 2017 Plan

Types of Awards. The 2017 Plan provides for the grant of options, restricted stock, restricted stock units, performance compensation awards, performance shares, performance units and other incentive awards (including cash awards and stock appreciation rights).

Administration.   The Compensation Committee will administer the 2017 Plan and has the authority to select employees, directors and consultants to receive awards under the 2017 Plan, determine the type, size and terms of awards granted under the 2017 Plan (including vesting), interpret the 2017 Plan and related awards, and establish, amend and rescind rules and regulations relating to the 2017 Plan. The Compensation Committee may make any other determinations which it believes necessary or advisable for the administration of the Plan. The Compensation Committee has delegated to the Performance Compensation Subcommittee the authority to review and approve (i) awards under equity compensation plans of the Company for purposes of compliance with Section 16; and (ii) performance-based compensation intended to comply with Section 162(m). The full Board, acting by a majority of its members in office, will conduct the general administration of the 2017 Plan with respect to awards granted to non-employee directors.

Shares.   If the 2017 Plan is approved, the number of Class A common shares initially reserved for issuance thereunder will equal 10,559,579, which is the number of shares that were available for issuance under the 2007 Plan as of November 16, 2016. Such amount will be (i) reduced by any shares which are the subject of awards made under the 2007 Plan after November 16, 2016 and prior to the date the 2017 Plan is approved by the Company’s members and (ii) increased for any shares subject to outstanding awards that were previously granted under the 2007 Plan that, after November 16, 2016, expire or otherwise terminate without having been exercised or settled in full. As noted above, we are not requesting approval of additional shares to be added to the 2017 Plan. The same number of shares available for grant under the 2007 Plan will instead be made available under the 2017 Plan if the 2017 Plan is approved.

The following counting provisions will be in effect for the share reserve under the 2017 Plan:

●	to the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2017 Plan;

●	to the extent shares are tendered to, or withheld by, the Company to satisfy the grant or exercise price or tax withholding obligations pursuant to any award, such shares will not become available again for future issuance under the 2017 Plan;

●	to the extent that our common shares are repurchased by us at par value or for no consideration prior to vesting, so that shares are returned to us, such shares will be available for future grants under the 2017 Plan;

●	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2017 Plan;

●	to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity previously granted by a company or other entity in connection with a corporate transaction will not be counted against the shares available for issuance under the 2017 Plan;

●	the full amount of shares available under the 2017 Plan are available to be issued pursuant to incentive stock options;

●	the maximum number of shares that may be covered by performance compensation awards under Section 162(m) to any one individual in any one year is 1,000,000 shares in the case of options and stock appreciation rights and 750,000 shares (or $25,000,000) for other types of performance compensation awards; and

●	the maximum amount that may be issued pursuant to awards to any non-employee director in any one year is 50,000 shares (or $1,000,000).

Eligibility.   Any key employee, director or consultant of the Company or any of its subsidiaries designated by the Compensation Committee is eligible to receive an award under the 2007 Plan. As of the date of this proxy statement, a total of approximately 1,150 individuals may be eligible.

Options.   Options granted under the 2017 Plan may be nonqualified options or incentive stock options. The exercise price of each share covered by an option will be not less than the greater of the fair market value of a share as of the date the option is granted or the par value of a share, provided that the exercise price of each share of an incentive stock option granted to certain employees with large shareholdings in the Company cannot be less than 110% of the fair market value of a share on the date the option is granted. Each option becomes vested and exercisable at such times and subject to such terms and conditions as the Compensation Committee may, in its sole discretion, specify in the applicable award agreement. Except in case of a participant’s death, disability or eligible retirement, or as otherwise set forth in an award agreement or determined by the Compensation Committee, options will expire immediately, without any payment, upon the earlier of (1) the tenth anniversary of the option’s grant date (or fifth anniversary for incentive stock options held by certain employees with large shareholdings in the Company) and (2) three months after the participant’s termination of employment. Shares will not be delivered upon a participant’s exercise of an option until the participant pays the exercise price and applicable withholding taxes in full. Such payment may be made in cash or cash equivalent or such other method as the Compensation Committee may permit, including by cashless exercise, net exercise procedure or exchanging shares owned by the participant, or a combination of these methods. Any fractional shares will be settled in cash.

Restricted Stock.   The Compensation Committee may award shares of restricted stock, which are shares that may not be transferred during a period designated by the Compensation Committee (which we refer to as the “restricted period”). Restricted stock awards may be subject to service-based and/or performance-based vesting requirements during the applicable restricted period. If, before the end of the applicable restricted period, a participant’s employment with the Company and its subsidiaries terminates for a reason other than death, disability or eligible retirement, or as set forth in an award agreement or determined by the Compensation Committee, the Company will automatically repurchase the participant’s shares of restricted stock at their aggregate par value.

Restricted Stock Units. The Compensation Committee may award restricted stock units under the 2017 Plan. A restricted stock unit award represents an unfunded and unsecured promise to deliver value based on our Class A common shares. A restricted stock unit award may be subject to service-based and/or performance-based vesting requirements during the applicable restricted period, as may be provided in the applicable award agreement. If, before the end of the applicable restricted period, a participant’s employment with the Company and its subsidiaries terminates for a reason other than death, disability or eligible retirement, or as set forth in an award agreement or determined by the Compensation Committee, the participant’s unvested restricted stock units will be forfeited. Unless otherwise set forth in an award agreement, upon the expiration of the restricted period or attainment of any other vesting criteria established by the Compensation Committee, the participant will be entitled to one Class A common share (or an equivalent value in cash, or a combination of shares and cash, as applicable) for each such outstanding restricted share unit which has not then been forfeited. The applicable award agreement may provide that a participant holding outstanding restricted share units will be entitled to be credited with dividend equivalent payments upon the payment of dividends on Class A common shares. Any such accumulated dividend equivalents will be payable at the same time as the underlying restricted share units are settled.

Performance Compensation Awards. The Compensation Committee may grant any award under the 2017 Plan in the form of a “performance compensation award”, including cash bonuses, intended to qualify as performance-based compensation for purposes of Section 162(m) by conditioning the number of shares earned or vested, or any payout, under the award on the satisfaction of certain performance criteria, with reference to one or more of the following:

●	consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization);

●	net income;

●	operating income;

●	earnings per share;

●	book value per share;

●	return on shareholders’ equity;

●	expense management;

●	return on investment;

●	improvements in capital structure;

●	share price;

●	combined ratio;

●	operating ratio;

●	profitability of an identifiable business unit or product;

●	maintenance or improvement of profit margins;

●	market share;

●	revenues or sales;

●	costs;

●	investment returns;

●	cash flow;

●	working capital;

●	return on assets;

●	customer satisfaction;

●	employee satisfaction;

●	economic value per share,

●	underwriting return on capital; or

●	underwriting return on equity.

The Compensation Committee may establish the foregoing performance criteria based on the attainment of specific levels of performance of the Company, one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products, or any combination of the foregoing. The foregoing criteria may, as determined by the Compensation Committee, be applied on an absolute basis or relative to one or more peer companies or indices, or a combination. The Compensation Committee may also specify adjustments to performance objectives, which may include one or more of the following:

●	items related to a change in accounting principle or tax laws, or other laws or regulatory rules affecting reported results;

●	items relating to financing activities;

●	expenses for restructuring or productivity initiatives;

●	other non-operating items;

●	items related to acquisitions, divestitures, reorganization or restructuring programs;

●	items attributable to the business operations of any entity acquired by the Company during the award period;

●	items related to the disposal of a business or segment of a business;

●	items related to discontinued operations that do not qualify as a segment of a business under GAAP;

●	items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the award period;

●	any other items of significant income or expense which are determined to be appropriate adjustments;

●	items relating to unusual or infrequent corporate transactions, events or developments;

●	asset write-downs or items related to amortization of acquired intangible assets;

●	litigation or claim judgments or settlements;

●	foreign exchange gains and losses;

●	discontinued operations and infrequent charges;

●	a change in the Company’s fiscal year;

●	items that are outside the scope of the Company’s core, on-going business activities;

●	extraordinary infrequent items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to members for the applicable year; or

●	items relating to any other unusual or infrequent events or changes in business conditions.

To the extent required under Section 162(m), the Compensation Committee will, within the first 90 days of the applicable award period (or within the maximum period allowed under Section 162(m)), define in an objective manner the method of calculating the performance criteria it selects to use for the award period. Following the end of the award period, unless otherwise permitted by Section 162(m) or as determined by the Compensation Committee, the Compensation Committee will review and certify in writing whether, and to what extent, the performance objectives for the applicable award period have been achieved and, if so, calculate and certify in writing the amount of the performance compensation award earned and payable. In determining the actual amount of an individual participant’s performance compensation award for a performance period, the Compensation Committee may reduce or eliminate the amount; however, this discretion will not apply to awards outstanding at the time of a change in control.

Performance Shares and Performance Units.   Performance shares are awards of restricted stock units denominated in shares at grant, and performance units are awards of restricted stock units denominated in cash at grant. Earned performance shares and performance units may be settled in cash or shares, as the Compensation Committee may determine.

At the time of an award of performance shares or performance units, the Compensation Committee will establish performance objectives that must be achieved with respect to the selected performance goal over the specified award period to earn some or all of the performance share or performance unit award. Based on the level of performance against established performance objectives, the number of performance shares or units earned can range from 0% to 200% of target. Awards of performance shares and performance units are generally forfeited if a participant terminates employment with the Company and its subsidiaries prior to the end of the award period for any reason other than death, disability or eligible retirement.

 Other Incentive Awards. The Compensation Committee may issue under the 2017 Plan other incentive awards (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Compensation Committee may determine. Such awards may include stock appreciation rights, unrestricted shares, rights to receive future grants of awards at a future date, awards denominated in our common shares, cash payments based in whole or in part on the value or future value of shares of our common shares, or other cash incentive awards.

Change in Control. Upon certain terminations of a participant’s employment with the Company or adverse changes to the 2017 Plan, in each case occurring within 24 months following a change in control, the participant’s awards will be treated as follows:

●	options will immediately vest and become fully exercisable for 30 days following such event;

●	awards of restricted stock and restricted stock units will immediately vest and become unrestricted;

●	performance shares and performance units will be paid in cash immediately, based on a formula that takes into account the number of months the participant worked during the award period through the date of the event, the number of target shares underlying such award (or above-target number, if actual performance through the last preceding quarter would exceed target performance), and the applicable market value or unit value as of the time of such event (or, if higher, as of immediately prior to the change in control).

If the change in control is an “unfriendly change in control” (as determined by the Compensation Committee or a majority of continuing directors on the Board), options generally become immediately vested and exercisable.

Certain Corporate Events.   The Compensation Committee may make equitable changes in the terms of outstanding awards granted under the 2017 Plan upon:

●	certain corporate changes and events affecting the Company’s shares or share price;

●	any unusual or infrequent transactions or events affecting the Company or its affiliates or financial statements; or

●	changes in laws, regulations or accounting principles.

Such events may include a stock split, stock or extraordinary cash dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other distribution of Company assets to members (other than normal cash dividends), or a change in control. If the Compensation Committee determines that action is appropriate to prevent dilution or enlargement of benefits, or to give effect to such events, the Compensation Committee may adjust the number or kind of shares or other property that may be issued under the 2017 Plan or pursuant to any award, or adjust performance targets or measures. The Compensation Committee may also make provision for a cash payment to a participant in consideration for the cancelation of the participant’s outstanding award, or provide for the cancelation, substitution, termination, or acceleration of vesting of any award.

No Repricing without Member Approval. Under the 2017 Plan, options and stock appreciation rights may not be repriced without first obtaining member approval.

Amendment. Our Board may amend the 2017 Plan at any time and from time to time. We must generally obtain member approval to increase the number of shares available under the 2017 Plan (other than in connection with certain corporate events, as described above), or to change the class of persons eligible to participate. The Compensation Committee may generally amend, suspend or terminate any award. Any amendment of the 2017 Plan, or any amendment, suspension or termination of any award, that would materially and adversely affect the rights of any participant holding an existing award will not to that extent be effective without that participant’s consent, subject to limited exceptions.

Expiration Date. The 2017 Plan will expire on the tenth anniversary of the date the 2017 Plan is initially or subsequently approved and adopted by our members, or such earlier date of our Board’s resolution to terminate the 2017 Plan. Any award that is outstanding on the expiration date of the 2017 Plan will generally remain in force according to the terms of the 2017 Plan and the applicable award agreement.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the 2017 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options. The Code requires that, for treatment of an option as an incentive stock option, our common shares acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Participants who hold incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the participant does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the participant disposes of shares acquired through the exercise of an incentive stock option, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) for compensation paid to executives designated in those Sections. Because the Company is incorporated in Bermuda, it cannot take a U.S. federal tax deduction in respect of options exercised by employees to the extent the options are granted as part of compensation for services performed under an employment agreement with the Company. Finally, if an award designated as an incentive stock option at grant becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a nonqualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for the value of any shares which may be subsequently forfeited. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) for compensation paid to certain executives designated in those Sections. Because the Company is incorporated in Bermuda, it cannot take a U.S. federal tax deduction in respect of restricted stock which vests, to the extent such value is granted as part of compensation for services performed under an employment agreement with the Company.

Restricted Stock Units (including Performance Units and Performance Shares). A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) for compensation paid to certain executives designated in those Sections. Because the Company is incorporated in Bermuda, it cannot take a U.S.

federal tax deduction in respect of amounts paid in respect of restricted stock units, to the extent such value is granted as part of compensation for services performed under an employment agreement with the Company.

Cash Bonus and Stock Bonus Awards. For cash awards, a participant will have taxable compensation equal to the amount of cash the participant actually receives with respect to a cash incentive award. For stock bonus awards, a participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the award is made over the amount the participant paid for such shares, if any. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. Because the Company is incorporated in Bermuda, it cannot take a U.S. federal tax deduction in respect of the value of such cash or stock bonus awards, to the extent such value is granted as part of compensation for services performed under an employment agreement with the Company.

Section 162(m). In general, as noted above, Section 162(m) denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1.0 million per year per person to its chief executive officer and its three other officers (other than its chief financial officer) whose compensation is disclosed in its proxy statement, subject to certain exceptions. The 2017 Plan is designed to permit grants of options to covered employees that satisfy an exception to the deduction limitation of Section 162(m). In addition, the 2017 Plan is designed to permit certain awards of restricted stock, restricted stock units and other awards (including cash awards) to be awarded in a manner intended to qualify under the “performance-based compensation” exception to Section 162(m). The Compensation Committee retains authority to make payments or grant awards under the 2017 Plan that are not fully deductible if, in its judgment, such payments are necessary to achieve our compensation objectives and to protect member interests. As noted above, as a Bermuda-domiciled company, we do not receive a tax deduction for the portion of compensation paid to an employee by the parent company in Bermuda in respect of services such employee provides to the parent company in Bermuda, because Bermuda does not impose a corporate income tax.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2017 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

New Plan Benefits

The number of awards that an employee, director or consultant may receive under the 2017 Plan is in the discretion of the administrator. Certain awards have been approved by the Compensation Committee under the 2017 Plan, subject to member approval, in connection with annual 2017 long term incentive award grants. The number of units subject to such awards under the 2017 Plan is as follows:

Name and Position(1)	Type of Award(2)	Number of Units	Dollar Value ($)(3)(4)
T. Michael Miller, President and Chief Executive Officer	Performance Units	26,250	$2,625,000
Paul H. McDonough, Executive Vice President and Chief Financial Officer	Performance Units	4,500	$450,000
Paul J. Brehm, Executive Vice President	Performance Units	4,500	$450,000
Dennis A. Crosby, Executive Vice President	Performance Units	12,750	$1,275,000
Maureen A. Phillips, Senior Vice President and General Counsel	Performance Units	3,750	$375,000
all current executive officers, as a group	Performance Units	53,000	$5,300,000
	Restricted Stock Units	6,850	$111,792
non-executive officer employees, as a group	Performance Units	96,437	$9,643,700
	Restricted Stock Units	233,310	$3,807,619

(1)	Current non-employee directors have not been awarded any grants under the 2017 Plan as of the date of this proxy statement.

(2)	With respect to performance units, the number of units and dollar value included in the table above assume target achievement. Actual achievement may range between 0% and 200% of target.

(3)	Because the vesting of performance units is subject to the achievement of performance conditions over a three-year period, the actual dollar value of such awards is not readily determinable. The dollar value included in the table above assumes target achievement and a per unit value of $100 measured at grant.

(4)	Dollar amounts for restricted stock units are based on the market value of the underlying common stock on the date of grant. The restricted stock units vest over three years.

Required Vote

The approval of our 2017 Plan requires the affirmative vote of a majority of votes cast (meaning the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal. In accordance with the Board’s recommendation, the proxy holders will vote the shares covered by valid and timely received proxies “FOR” the approval of the 2017 Plan, unless the member gives instructions to the contrary.

The Board recommends a vote FOR Proposal 8 to approve the Company’s 2017 Long-Term Incentive Plan.

PROPOSAL 9

APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to member approval, the Audit Committee of the Board has appointed PwC as the Company’s independent registered public accounting firm for 2017. Further, members are being asked to authorize the Board, acting by the Audit Committee, to negotiate and fix the remuneration to be paid to PwC in connection with the services to be provided to the Company for 2017.

PwC has served as the Company’s independent registered public accounting firm for the past 11 years and as White Mountains’ registered public accounting firm for the past 17 years. The Audit Committee has considered a number of factors in determining whether to reappoint PwC as the Company’s independent auditor, including the length of time PwC has been engaged, independence from the Company, expertise, capability, insurance industry experience, the lead audit partner’s experience, and the quality of PwC’s communications with the Audit Committee. As a result of this process, the Audit Committee believes it to be in the best interests of the Company to retain PwC as its independent registered accounting firm. Representatives from PwC will attend the 2017 Annual Meeting, will be provided with the opportunity to make a statement and will be available to answer appropriate questions.

The Board recommends a vote FOR Proposal 9, approving the appointment of PwC as the Company’s Independent Registered Public Accounting Firm for 2017.

OTHER MATTERS

Inspector of Election

Broadridge Investor Communication Solutions, Inc. (“Broadridge”) has been appointed as Inspector of Election for the 2017 Annual Meeting. Representatives of Broadridge will attend the 2017 Annual Meeting via teleconference to receive votes and ballots, supervise the counting and tabulating of all votes and ballots and determine the results of the vote.

Costs of Solicitation

The solicitation of proxies will be made primarily by mail, however, directors, officers, employees and agents of the Company may also solicit proxies by telephone, internet or personal interview. Solicitation costs will be paid by the Company. Upon request, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to their principals.

Delivery of Documents to Members Sharing an Address

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we are permitted to deliver a single copy of our proxy materials to members sharing the same address. Householding allows us to reduce our printing and postage costs and reduces the volume of duplicative information received at your household.

In the future, we will send only one Notice Regarding the Availability of Proxy Materials to members sharing the same address unless we receive instructions to the contrary from any member at that address. Those members who desire additional copies of this document or would like to receive separate copies of this document in the future may contact Broadridge Financial Solutions at (800) 579-1639 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently receiving separate copies and wish to receive only one copy of future Proxy Statements, Annual Reports or individual Notices, in one envelope, for your household, please contact Broadridge at the above phone number or address.

Proposals by Members for the 2018 Annual General Meeting

If you wish to submit a proposal to be considered for inclusion in the Company’s proxy statement relating to the annual general meeting to be held in 2018, your proposal must be received by the Secretary in writing on or before December 12, 2017 and must comply with the requirements of Rule 14a-8 of the Exchange Act. Under the Company’s Bye-laws, if you wish to nominate a director or bring other business before the members at our 2018 annual general meeting without including your proposal in our proxy statement, you must notify the Secretary in writing between January 24, 2018 and February 23, 2018. Your notice must contain the specific information required by our Bye-laws, a copy of which is available free of charge to any member who requests a copy. All written notices should be sent to the Secretary at the address provided under the heading “Other Matters—Contact Information” in this Proxy Statement.

Contact Information

The Company’s corporate secretary may be contacted in writing at: Secretary, OneBeacon Insurance Group, Ltd., P.O. Box HM 668, Hamilton HM CX, Bermuda.

By Order of the Board of Directors,

Sarah A. Kolar, Deputy General Counsel & Secretary

Appendix A

OneBeacon 2017 Long-Term Incentive Plan

1.	PURPOSE

The purpose of this Plan is to advance the interests of OneBeacon Insurance Group, Ltd. (the “Company”) and its shareholders by providing the ability to grant long-term incentives to certain key employees, consultants and directors of the Company and of its Subsidiaries.

2.	ADMINISTRATION

(a)	The Plan shall be administered by the Committee; provided, that each member of the Committee qualifies as (a) a “non-employee director” under Rule 16b-3 of the Exchange Act and (b) an “outside director” under Section 162(m) of the Code. In the event that any member of the Committee does not so qualify, the Plan shall be administered by a subcommittee of at least two Committee members who do so qualify. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify, to the greatest extent permitted by applicable law.

(b)	The Committee shall have exclusive authority to select the employees, consultants and directors to be granted Awards, to determine the type, size, terms and conditions of Awards (including those relating to vesting, cancelation, accelerations or waivers thereof, methods and form of settlement, and methods of exercise), and to prescribe the form of the instruments embodying Awards. The Committee shall specify the terms and conditions applicable to such Awards in an Award Agreement. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. In connection with any Award, the Committee in its sole discretion may provide for vesting provisions that are different from the default vesting provisions that are contained in the Plan and such alternative provisions shall not be deemed to conflict with the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors.

(c)	The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of the members of the Committee or any officer of the Company to execute and deliver documents on behalf of the Committee. The Committee, in its discretion and subject in all instances to applicable law, may delegate to one or more directors or committees of the Board all or part of the Committee’s authority and duties with respect to administering the Plan and granting Awards; provided, however, that in no event shall an officer be delegated the authority to grant awards to, or amend awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, (ii) Covered Employees, or (iii) officers of the Company (or directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 2(c) shall serve in such capacity at the pleasure of the Board and the Committee.

(d)	Neither the Committee nor any member of the Board, or any administrator of the Plan or any employee or agent of the Company shall be liable for action, determination or interpretation taken or made, or omitted to be taken or made, by him or by any other Person in connection with the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission, or as expressly provided by statute). The duties and obligations of the Company, the Committee and each member of the Committee shall be determined only with reference to the Plan, and no implied duties or obligations shall be read into the Plan or any Award Agreement on the part of the Company, the Committee, or any member of the Board or the Committee.

(e)	Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the

Board shall be subject to the applicable rules of the New York Stock Exchange (or other principal securities market on which Common Shares are traded). In any such case, the Board shall have all the authority granted to the Committee under the Plan.

3.	AWARDS

(a)	Eligible Individuals. Any Non-Employee Director, or any employee or consultant of the Company or any of its Subsidiaries (provided such employee or consultant has executed a OneBeacon Confidentiality and Nonsolicitation Agreement in a form satisfactory to the Company), is eligible to receive an Award hereunder. The Committee shall select which eligible employees, consultants or Non-Employee Directors shall be granted Awards hereunder. No employee, director or consultant shall have a right to receive an Award hereunder, and the grant of an Award to an employee, director or consultant shall not obligate the Committee to continue to grant Awards to such employee, director or consultant in subsequent periods.

(b)	Type of Awards. Awards shall be limited to the following seven types: (i) Stock Options, (ii) Restricted Stock, (iii) Restricted Stock Units, (iv) Performance Compensation Awards, (v) Performance Shares, (vi) Performance Units and (vii) Other Incentive Awards.

(c)	Maximum Number of Shares That May Be Issued.

(i)	Subject to adjustment as provided in Section 12, the maximum aggregate number of Shares that may be issued or transferred pursuant to Awards under the Plan is the sum of (i) the number of Shares which as of the Effective Date are available for issuance under the Prior Plan, less any Shares which are the subject of awards made under the Prior Plan after the Effective Date and prior to the date this Plan is approved by the Company’s shareholders, and (ii) any Shares which become available for issuance upon the forfeiture or lapse of awards under the Prior Plan, without such awards having been exercised or settled. All of the Shares subject to the Plan Limit may be issued pursuant to Incentive Stock Options.

(ii)	To the extent that an Award terminates, expires, or lapses for any reason, or an Award is settled in cash without the delivery of Shares to the Participant, then any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall not be added back to the Plan Limit. Any Shares repurchased by the Company prior to vesting at par value or for no consideration (including by way of the Repurchase Right) will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3(c)(ii), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(iii)	Notwithstanding anything to the contrary in Section 3(c)(i), but subject to adjustment under Section12, the following special limits shall apply to Shares available for Awards under the Plan:

(A)	the maximum number of Shares that may be issued pursuant to Stock Options and Stock Appreciation Rights granted to any Participant in any calendar year shall equal 1,000,000 Shares;

(B)	the maximum amount that may be issued pursuant to Performance Compensation Awards (other than Stock Options and Stock Appreciation Rights) awarded to any Participant in any calendar year is $25,000,000 measured as of the date of grant (with respect to Awards denominated in cash (based on the fair value of Shares on the date of grant as determined in accordance with applicable financial accounting rules)) or 750,000 Shares measured as of the date of grant (with respect to Awards denominated in Shares); and

(C)	the maximum amount that may be issued pursuant to Awards awarded to any Non-Employee Director in any calendar year is $1,000,000 measured as of the date of grant (with respect to Awards denominated in cash (based on the fair value of Shares on the date of grant as determined in accordance with applicable financial accounting rules)) or 50,000 Shares measured as of the date of grant (with respect to Awards denominated in Shares).

(iv)	To the extent permitted by applicable law or any exchange rule, Shares issued pursuant to any Substitute Award shall not be counted against the Plan Limit and shall not be counted against the special limitations set forth in Section 3(c)(iii); provided, however, that Substitute Awards issued or intended as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of Incentive Stock Options available under the Plan.

(v)	Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares purchased on the open market or by private purchase or a combination of the foregoing.

(d)	Rights With Respect to Shares.

(i)	A Participant to whom Restricted Stock has been issued shall have, prior to the expiration of the Restricted Period or Repurchase Right, ownership of such Shares, including the right to vote the same and to receive dividends thereon, subject, however, to the options, restrictions and limitations imposed thereon pursuant hereto. The Company, in its discretion, may hold custody during the Restricted Period of any Shares of Restricted Stock.

(ii)	A Participant to whom Stock Options, Restricted Stock Units, Performance Compensation Awards, Performance Shares, Performance Units or Other Incentive Awards are granted (and any Person succeeding to such Participant’s rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares issuable pursuant thereto unless and until the date the Participant becomes the record owner of such Shares. (For the avoidance of doubt, with respect to any Restricted Stock Units, Performance Compensation Awards, Performance Shares, Performance Units or Other Incentive Awards which are ultimately settled in cash, the Participant shall never have any rights as a shareholder with respect to the referenced or underlying Shares of such Awards.) Except as provided in Sections 4, 5(c) or 12, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) the record date for which is prior to the date the Participant becomes the record owner of such Shares.

(iii)	Any dividends or Dividend Equivalents permitted by the Plan may be payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Stock or other Awards. Dividend Equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 60 days, after such Awards are earned and become payable or distributable (and the right to any such accumulated dividends or Dividend Equivalents shall be forfeited upon the forfeiture of the Award to which such dividends or Dividend Equivalents relate).

(e)	Release Condition.

(i)	Except as otherwise determined by the Committee, if a Participant’s employment terminates before the payment, exercise, settlement or removal of restrictions with respect to an Award, any subsequent payment, exercise, settlement or removal of restrictions (to the extent not otherwise forfeited) shall be conditioned upon the Participant signing and delivering an effective and irrevocable general release of claims, in the form provided by the Company (“Release”), as consideration for such payment, exercise, settlement or removal of restrictions. The Participant shall be required to execute and deliver such release to the Company within the time period specified in this Section 3(e)3(e) (or as set forth in the applicable Award Agreement or other written agreement between the Participant and the Company or its Subsidiary, as applicable) in a manner that complies with Sections 409A and 457A of the Code. The requirement to execute and deliver a Release under this Section release to the Company within the time period specified in this Section 3(e) is referred to as the “Release Condition.”

(ii)	Unless otherwise set forth in the applicable Award Agreement or other written agreement between the Participant and the Company or its Subsidiary, the Release shall be subject to the following timing requirements:

(A)	With respect to (i) an Award that relates to a single-year or multi-year performance period, for which the performance results are contemplated to be certified in the first quarter following the end of the applicable performance period (including Performance Share Awards and Performance Unit Awards), and (ii) any other Award then held by the Participant which would vest on the same date and under the same performance cycle (including any service-vesting Restricted Stock or Restricted Stock Units), the Participant (or his legal guardian or estate, if applicable) must execute the Release after such certification, and such Release must become effective and irrevocable no later than April 30th of the same calendar year in which the certification occurred (or such earlier date occurring between the date of certification and April 30th of the same calendar year, as may be specified by the Company). Payments pursuant to such Award or Awards will be made in the same calendar year in which the certification occurred, and in all events no later than the next available payroll date following the date such Release becomes effective and irrevocable (subject to further delay, if required pursuant to Section 15(d) below).

(B)	With respect to any Award not described in subsection 2(a) above, the Participant (or his legal guardian or estate, if applicable) must execute the Release on or after such Participant’s termination of employment, and such Release must become effective and irrevocable no later than the 61st day after termination of such Participant’s employment.

(1)	Payments pursuant to such Award which do not constitute nonqualified deferred compensation and are not subject to Section 409A of the Code shall commence on the next available payroll date following the date such Release becomes effective and irrevocable (and in all events no later than March 15th of the calendar year following the year in which such termination of employment occurs).

(2)	Payments pursuant to such Award which are subject to Section 409A of the Code shall commence on the next available payroll date following the date such Release becomes effective and irrevocable (subject to further delay, if required pursuant to Section 15(d) below), provided that if the period between termination and payment could cross two tax years, such payment shall commence in the later tax year.

(C)	Without limiting the foregoing, the Company shall have the authority to provide in the applicable Award Agreement or other written agreement between the Participant and the Company or its Subsidiary, for modified timing requirements for any Release required under this Section 3(e) if and to the extent necessary or advisable to (i) comply with Section 409A or 457A of the Code (as determined by the Company) or (ii) achieve a reasonable business objective, subject to compliance with Section 409A or 457A of the Code (as determined by the Company).

(D)	Without limiting the foregoing, except as otherwise determined by the Committee, if a Participant’s employment is terminated due to a reduction in force before the payment, exercise, settlement or removal of restrictions with respect to an Award, any subsequent payment, exercise, settlement or removal of restrictions shall also be conditioned upon the Participant signing any separation agreement and general release of claims provided by the Company to the Participant at the time of the termination of employment. The Participant shall be required to execute and deliver such separation agreement and release to the Company within the time period specified in the applicable separation agreement and release, in a manner that complies with Section 409A and 457A of the Code (as determined by the Company).

4.	STOCK OPTIONS

The Committee may grant Stock Options to any Participant. Except as may otherwise be set forth in any Award Agreement, each Stock Option shall be subject to the following terms and conditions:

(a)	The per Share exercise price shall not be less than the greater of (i) the Fair Market Value per Share as of the date of grant or (ii) the par value per Share. Notwithstanding the foregoing, the exercise price of an Incentive Stock Option granted to a Ten-Percent Participant shall not be less than the greater of 110% of such Fair Market Value, or the par value per Share.

(b)	The Committee shall initially determine the number of Shares to be subject to each Stock Option, which number shall be set forth in the applicable Award Agreement.

(c)	The Stock Option shall not be transferable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

(d)	The Stock Option shall not be exercisable:

(i)	after the expiration of (A) ten years from the date it is granted or (B) five years from the date it is granted in the case of an Incentive Stock Options granted to a Ten-Percent Participant, and may be exercised during such period only at such time or times as the Committee may establish;

(ii)	unless payment in full is made for the Shares being acquired thereunder at the time of exercise (including any U.S. Federal, state or local income or other taxes which the Committee determines are required to be withheld in respect of such shares); such payment shall be made (A) in United States dollars by cash, check or cash equivalent, (B) by tendering to the Company Shares owned by the Person exercising the Stock Option and having a Fair Market Value equal to the amount needed to pay for the aggregate exercise price and all applicable required withholding taxes (provided that such Shares are not subject to any pledge or other security interest), (C) if there is a public market for the Shares at such time, by the Company delivering for sale to a registered securities broker acceptable to the Company a number of the Shares being acquired by the Person exercising the Stock Option being sufficient, after brokerage commissions, to cover the aggregate exercise price thereof and all applicable required withholding taxes, together with instructions to the broker to remit to the Company the aggregate exercise price thereof and amounts sufficient to satisfy all applicable required withholding taxes, and the remainder to the Participant, (D) if there is a public market for the Shares at such time, by means of a “net exercise” procedure effected by withholding the minimum number of Shares otherwise deliverable in respect of a Stock Option that are needed to pay for the aggregate exercise price and all applicable required withholding taxes, (E) by such other method as the Committee may permit or (F) by a combination of the foregoing;

(iii)	by Participants who were employees of the Company or one of its Subsidiaries at the time of the grant of the Stock Option unless such Participant has been, at all times during the period beginning with the date of grant of the Stock Option and ending on the date three months prior to such exercise, an employee of the Company or a Subsidiary, or of a corporation, or a parent or subsidiary of a corporation, issuing or assuming the Stock Option in a transaction to which Section 424(a) of the Code is applicable, except that:

(A)	if such Participant shall cease to be an employee of the Company and its Subsidiaries solely by reason of a period of Related Employment, the Committee, in its direction, may permit such Participant, during such period of Related Employment and for three months thereafter (but in no event after the Stock Option has expired under the provisions of Section 4(d)(i) hereof), to exercise such Stock Option as if he continued to be an employee of the Company and its Subsidiaries; or

(B)	if such Participant’s employment with the Company and its Subsidiaries is terminated by the Company due to such Participant’s Disability, he may, at any time within three years from the date of such termination of employment (but in no event after the Stock Option has expired under the provisions of Section 4(d)(i) hereof), exercise the Stock Option with respect to (i)

any Shares as to which he could have exercised the Stock Option on such termination date and (ii) subject to the Participant’s satisfaction of the Release Condition, if any portion of the Stock Option is not fully exercisable on such termination date, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the end of the calendar year in which the termination of employment occurred; or

(C)	if such Participant shall die while holding a Stock Option, his executors, administrators, heirs or distributees, as the case may be, at any time within one year after the date of such death (but in no event after the Stock Option has expired under the provisions of Section 4(d)(i) hereof), may exercise the Stock Option with respect to (i) any Shares as to which the decedent could have exercised the Stock Option at the time of his death, and (ii) if the Stock Option is not fully exercisable on the date of his death, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the end of the calendar year in which his death occurred; provided, however, that if his death occurs during the three-year period following a Disability as described in Section 4(d)(iii)(A) hereof or any period in respect of which the Committee has exercised its discretion to grant continuing exercise rights (including upon Retirement, as provided in Section 4(d)(iii)(C), this clause (ii) shall not apply; or

(D)	if such Participant shall voluntarily terminate his employment with the Company due to Retirement, and the Participant executes and delivers a separation and release agreement in the form provided by the Company, containing noncompetition, nonsolicitation and other restrictive covenants, as well as a general release of claims in the manner contemplated by the Release Condition, the Committee, in its sole discretion, may determine to (i) provide for continued vesting of the Participant’s Stock Option through the last day of the calendar year in which the Participant’s termination of employment occurs (it being understood that any unvested portion of the Stock Option which is not otherwise scheduled to vest through such date shall be forfeited upon termination of employment), (ii) permit such Participant to exercise the Stock Option any time within three years from the date of such Participant’s termination of employment, with respect to any Shares as to which the Participant could have exercised the Stock Option on such termination date plus any additional Shares as to which the Stock Option becomes exercisable by application of clause (i) hereof, and/or (iii) provide for tolling of the applicable post-termination exercise period until the final vesting date; provided, however, that in no event may any post-termination exercise under this subsection 2(d) take place after the Stock Option has expired under the provisions of Section 4(d)(i) hereof; provided, further, that if the Participant breaches the noncompetition, nonsolicitation or other restrictive covenants in his separation and release agreement, then the Participant’s outstanding Stock Option shall be immediately canceled upon such breach, and the full amount recognized from any prior exercise of his Stock Option (and any gain thereto) shall be forfeited and the Participant shall be required to promptly repay such amounts to the Company within ten days following such breach.

provided, that, for the avoidance of doubt, in no event shall the Stock Option be exercisable after the Stock Option has expired under the provisions of Section 4(d)(i) hereof.

(e)	The aggregate Fair Market Value of Shares (determined as of the date of grant of the Stock Option) with respect to which Incentive Stock Options granted to any Participant under the Plan are exercisable for the first time by such Participant during any calendar year may not exceed the maximum amount permitted under Section 422(d) of the Code at the time of the Award grant. In the event this limitation would be exceeded in any year, the Participant may elect either (i) to defer to a succeeding year the date on which some or all of such Incentive Stock Options would first become exercisable or (ii) convert some or all of such Incentive Stock Options into non-qualified Stock Options.

(f)	No fractional Shares shall be delivered upon the exercise of any Stock Option, but in lieu thereof a cash settlement shall be made.

(g)	Notwithstanding anything herein to the contrary, in the event a Change in Control occurs and within 24 months thereafter: (A) there is a Termination Without Cause of an Participant’s employment; or (B) there is a Constructive Termination of an Participant’s employment; or (C) there occurs an Adverse Change in the Plan with respect to an Participant affecting any Award held by such Participant, and if the Participant then holds a Stock Option,

(A)	in the case of a Termination Without Cause or a Constructive Termination, the Participant may exercise the entire Stock Option, at any time within 30 days following such Termination Without Cause or such Constructive Termination (but in no event after the Stock Option has expired under the provisions of Section 4(d)(i)); and

(B)	in the case of an Adverse Change in the Plan with respect to a Participant, the Participant may exercise the entire Stock Option at any time after such Adverse Change in the Plan until the 30th day following any subsequent termination of his employment as a result of a Termination Without Cause or a Constructive Termination (but in no event after the Stock Option has expired under the provisions of Section 4(d)(i));

provided, that if the Change in Control is an Unfriendly Change in Control, then effective as of the date a majority of the Continuing Directors adopts a resolution (or takes such other action) to determine that an Unfriendly Change in Control has occurred, all then outstanding Stock Options shall become immediately exercisable in full and shall remain exercisable until the Stock Option has expired under Section 4(d)(i) or Section 4(d)(iii), whichever is earlier.

5.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)	The Committee may grant to Participants Restricted Stock and/or Restricted Stock Unit Awards.

(b)	Except as may otherwise be set forth in any Award Agreement, each Award of Restricted Stock shall comply with the following terms and conditions:

(i)	The Committee shall determine the number of Shares of Restricted Stock to be issued to a Participant, which number shall be set forth in the applicable Award Agreement.

(ii)	Restricted Stock may be subject to such restrictions and other terms and conditions as the Committee determines appropriate, including service-based or performance-based vesting requirements, during the applicable Restricted Period. Shares of Restricted Stock issued may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for the applicable Restricted Period. Upon the expiration of the Restricted Period and the attainment of any other vesting criteria, (A) the restrictions set forth in the applicable Award Agreement shall be of no further force or effect, except as set forth in the Award Agreement, and (B) any dividends attributable to the Restricted Stock that may have been accumulated and withheld by the Committee shall be distributed to the Participant in cash or in Shares having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such Share.

(iii)	Any Shares of Restricted Stock (A) held by a Participant whose employment with the Company and its Subsidiaries terminates prior to the expiration of the Restricted Period for any reason other than by reason of an event described in Section 5(b)(iv), or (B) which fail to vest upon a Participant’s termination of employment after application of Section 5(b)(iv)(B) or (C), as applicable, shall be automatically repurchased by the Company in exchange for their aggregate par value, in a manner intended to comply with the Companies Act 1981 (Bermuda) as determined by the Company (the “Repurchase Right”) upon such termination of employment. For the avoidance of doubt, any rights to dividends that may have been accumulated or withheld during the Restricted Period in respect of the repurchased Shares shall terminate upon such termination of employment, without further action or obligation of the Company.

(iv)

Upon the grant of Restricted Stock, the Committee shall cause Shares to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions. The Committee also may cause a stock certificate registered in the name of the Participant to be issued. In such event, such certificate shall bear an appropriate legend referring to the Repurchase Right and other restrictions. Any attempt to dispose of any such Shares in contravention of the Repurchase Right and other restrictions shall be null and void and without effect. If Shares issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the Repurchase Right, the Participant to whom the Award was granted, or in the event of his death after such Repurchase Right becomes exercisable, his executor or administrator, shall forthwith deliver to the Secretary of the Company any certificates for the Shares awarded to the Participant, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.

(v)	If a Participant who has been in the continuous employment of the Company or of a Subsidiary shall:

(A)	terminate employment during the Restricted Period due to the Participant’s death or Disability, the Repurchase Right and any and all other restrictions on the Restricted Stock Award shall lapse and cease to be effective as of the date on which such termination of employment occurs; provided, that if such termination of employment is due to the Participant’s Disability, the Participant (or his representative, as appropriate) must satisfy the Release Condition; provided, further, that for purposes of the foregoing, any performance condition on such Restricted Stock Award shall be deemed satisfied at the target level;

(B)	Retire during the Restricted Period, and the Participant executes and delivers a separation and release agreement in the form provided by the Company, containing noncompetition, nonsolicitation and other restrictive covenants, as well as a general release of claims in the manner contemplated by the Release Condition, the Committee, in its sole discretion, may determine to provide for (i) continued vesting of the Participant’s Restricted Stock Award through the last day of the calendar year in which the Participant’s termination of employment occurs (it being understood that any unvested Shares of Restricted Stock which are not otherwise scheduled to vest through such date shall be forfeited upon termination of employment), and (ii) tolling of the Repurchase Right until such final vesting date; provided, that if the Restricted Stock Award is a Performance Compensation Award or otherwise subject to performance-based vesting requirements, any such vesting credit applied upon Retirement shall be subject to the achievement of applicable Performance Objectives; provided, further, that if the Participant breaches the noncompetition, nonsolicitation or other restrictive covenants in his separation and release agreement, then upon such breach, the Participant’s Restricted Stock Award shall be automatically repurchased pursuant to the Repurchase Right, and the full amount recognized from any prior vesting of such Restricted Stock Award (and any gain thereto) shall be forfeited and the Participant shall be required to promptly repay such amounts to the Company within ten days following such breach; or

(C)	cease to be an employee of the Company and its Subsidiaries solely by reason of a period of Related Employment, the Committee, in its sole discretion, may determine to provide for continued vesting of the Participant’s Restricted Stock Award during such period of Related Employment as if the Participant continued to be an employee of the Company and its Subsidiaries.

(vi)	In the event that, within 24 months after a Change in Control and during the Restricted Period:

(A)	there is a Termination Without Cause of the employment of a Participant;

(B)	there is a Constructive Termination of the employment of a Participant; or

(C)	there occurs an Adverse Change in the Plan with respect to a Participant, then any and all other restrictions on all Shares underlying his Award, including the Repurchase Right, shall lapse and cease to be effective as of the date on which such event occurs.

(c)	Except as may otherwise be set forth in any Award Agreement, each Award of Restricted Stock Units shall comply with the following terms and conditions:

(i)	The Committee shall determine the target number of Restricted Stock Units to be granted to a Participant, which number shall be set forth in the applicable Award Agreement.

(ii)	Each Restricted Stock Unit will represent one Share and the value of such Share shall be credited to a notional account maintained by the Company. No Shares shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award. At the sole discretion of the Committee, an Award Agreement may provide that each Restricted Stock Unit shall also entitle the Participant to Dividend Equivalents.

(iii)	Restricted Stock Units may be subject to such restrictions and other terms and conditions as the Committee determines appropriate, including service-based or performance-based vesting requirements, during the applicable Restricted Period. Unless otherwise provided by the Committee in an Award Agreement and subject to the Release Condition (if applicable), upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary (via book entry notation or, if applicable, in stock certificate form), one Share (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit which has not then been forfeited and with respect to which the applicable restrictions have expired and any other such vesting criteria are attained.

(iv)	Except as otherwise provided in a Restricted Stock Unit Award Agreement or in Sections 5(c)(v) or (vi), Restricted Stock Units shall be canceled if the Participant’s continuous employment with the Company and its Subsidiaries shall terminate for any reason prior to the end of expiration of the applicable Restricted Period. For the avoidance of doubt, any Dividend Equivalents that may have been accumulated or withheld during the Restricted Period in respect of any forfeited Restricted Stock Units shall terminate without further action or obligation of the Company.

(v)	If a Participant who has been in the continuous employment of the Company or of a Subsidiary shall:

(A)	terminate employment during the Restricted Period due to the Participant’s death or Disability, any and all other restrictions on a pro rata portion of the Restricted Stock Units shall lapse and cease to be effective as of the date on which such termination of employment occurs. In such event, the Participant shall be entitled to a pro rata vesting of the Restricted Stock Unit Award determined as follows: (A) the number of Restricted Stock Units subject to the Award multiplied by (B) a percentage, the numerator of which is equal to the number of full or partial months from the beginning of the Restricted Period through the last day of the calendar year in which the Participant’s termination of employment occurs, and the denominator of which is equal to the number of months in the Restricted Period. For purposes of the foregoing calculation, any performance condition on the Restricted Stock Award shall be deemed satisfied at the target level. Notwithstanding the foregoing, in the case of termination of employment due to Disability, unless the Committee otherwise determines, the vesting of such pro rata portion of the Restricted Stock Units shall be subject to the Participant (or his representative, as appropriate) satisfying the Release Condition;

(B)

Retire, and the Participant executes and delivers a separation and release agreement in the form provided by the Company, containing noncompetition, nonsolicitation and other restrictive covenants, as well as a general release of claims in the manner contemplated by the Release Condition, the Committee, in its sole discretion, may determine to provide for continued vesting of the Participant’s Restricted Stock Unit Award through the last day of the calendar year in which the Participant’s termination of employment occurs (it being understood that any unvested Restricted Stock Units which are not otherwise scheduled to vest through such date shall be forfeited upon termination of employment); provided, that if the Restricted Stock Unit Award is a Performance Compensation Award or otherwise subject to performance-based vesting requirements, any such vesting credit applied upon Retirement shall be subject to the achievement of applicable Performance Objectives; provided, further, that if the Participant breaches the noncompetition, nonsolicitation or other restrictive covenants in his separation and release agreement, then upon such breach, the Participant’s Restricted Stock Unit Award shall be immediately forfeited, and the full amount recognized from any prior vesting or settlement of such Restricted Stock Unit Award (and any gain thereto) shall be forfeited and the Participant shall be required to promptly repay such amounts to the Company within ten days following such breach; or

(C)	cease to be an employee of the Company and its Subsidiaries solely by reason of a period of Related Employment, the Committee, in its sole discretion, may determine to provide for continued vesting of the Participant’s Restricted Stock Unit Award during such period of Related Employment as if the Participant continued to be an employee of the Company and its Subsidiaries.

(vi)	In the event that, within 24 months after a Change in Control and during the Restricted Period:

(A)	there is a Termination Without Cause of the employment of a Participant;

(B)	there is a Constructive Termination of the employment of a Participant; or

(C)	there occurs an Adverse Change in the Plan with respect to a Participant, then any and all restrictions on such Participant’s Restricted Stock Units shall lapse and cease to be effective as of the date on which such event occurs.

(vii)	Unless payment is deferred in accordance with Section 409A of the Code and subject to the Release Condition (if applicable), the Committee shall cause an amount equal to the value of the Restricted Stock Units earned by the Participant to be paid to him or his beneficiary no later than 2-1/2 months after the end of the Company’s fiscal year in which such Restricted Stock Units are earned. Restricted Stock Units may be settled in cash, in Shares or partly in cash and partly in Shares as determined by the Committee. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the applicable restrictions lapsed with respect to such Restricted Stock Units.

6.	PERFORMANCE COMPENSATION AWARDS

(a)	Generally. Performance Compensation Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to designate any Award as a Performance Compensation Award, including (i) Restricted Stock, the restrictions with respect to which lapse upon the attainment of specified Performance Objectives (together with any applicable service-based or other vesting conditions), and (ii) any Restricted Stock Units or other performance or incentive Awards described in Sections 5, 7, 8 or 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Objectives (together with any applicable service-based or other vesting conditions). In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding the foregoing, (i) any Award to a Participant who is a Covered Employee for a fiscal year that satisfies the requirements of this Section 6 may be treated as a Performance Compensation Award in the absence of any such Committee designation and (ii) if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a Covered Employee, the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 6 (but subject otherwise to the provisions of Section 16). The Committee may in its sole discretion grant Awards to other Participants that are based on Performance Criteria or Performance Objectives but that do not satisfy the requirements of this Section 6 and that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b)	Committee Discretion on Performance Compensation Awards. The Committee may select the length of an Award Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria used to establish the Performance Objective(s), the kind(s) and/or level(s) of the Performance Objective(s) and the Performance Formula. Within the first 90 days of an Award Period (or the maximum period allowed under Section 162(m) of the Code), the Committee shall determine each of the matters enumerated in the immediately preceding sentence and record the same in writing (which may be in the form of minutes of a meeting of the Committee).

(c)	Certification; Determination of Awards. Following the completion of an Award Period, the Committee shall review and certify in writing (which may be in the form of minutes of a meeting of the Committee) whether, and to what extent, the Performance Objectives for the Award Period have been achieved and, if so, calculate and certify in writing (which may be in the form of minutes of a meeting of the Committee) that amount of the Performance Compensation Award earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Award Period.

(d)	Negative Discretion. In determining the amount of each Participant’s Performance Compensation Award actually payable for the Award Period, the Committee may, in its sole and absolute discretion, reduce or eliminate the size of the Performance Compensation Award consistent with Section 162(m) of the Code, even if applicable Performance Objectives have been attained; provided, that following a Change in Control, this discretion shall not apply to Awards outstanding at the time of the Change in Control.

(e)	Payment of Performance Awards. Unless otherwise provided in the applicable Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, with respect to any Performance Compensation Award, the Participant must be employed by the Company or a Subsidiary throughout the Award Period. Unless otherwise provided in the applicable Award Agreement or permitted by Section 162(m) of the Code, the Committee shall not have the discretion to (i) provide payment or delivery in respect of a Performance Compensation Award for an Award Period if the Performance Objectives for such Award Period have not been attained; or (ii) increase a Performance Compensation Award above the applicable limitations set forth in Section 3(c).

(f)	Timing of Award Payments. Unless otherwise provided in the applicable Award Agreement, Performance Compensation Awards granted for an Award Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 6. Any deferral of payment or settlement of any Performance Compensation Award shall not (between (x) the date as of which the Award is deferred and (y) the payment or settlement date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee, or (ii) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date. Unless otherwise provided in an Award Agreement, any Performance Compensation Award that is deferred and is otherwise payable in Shares may be credited (during the period between the date as of which the Award is deferred and the payment date) with Dividend Equivalents.

(g)	Additional Limitations. Notwithstanding any other provision of the Plan, Performance Compensation Awards shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as “performance-based compensation” under Section 162(m) of the Code, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

7.	PERFORMANCE SHARES

For purposes of the Plan, Performance Shares granted under this Section 7 are Restricted Stock Unit Awards, and the general terms and conditions of Section 5 shall apply to Performance Share Awards. Performance Shares granted to any Covered Employee for a relevant fiscal year shall be designated as Performance Compensation Awards, and the general terms and conditions of Section 6 shall apply to such Performance Share Awards.

The grant of a Performance Share Award to a Participant will entitle him to receive, without payment to the Company, all or part of a specified amount (the “Actual Value”) determined by the Committee, if the terms and conditions specified herein and in the Award Agreement are satisfied. Payment in respect of a Performance Share Award shall be made as provided in Section 5(c)(vii). Except as may otherwise be set forth in any Award Agreement, each Performance Share Award shall be subject to the following terms and conditions:

(a)	The Committee shall determine the target number of Performance Shares to be granted to a Participant, which number shall be set forth in the applicable Award Agreement. Performance Share Awards may be granted in different classes or series having different terms and conditions.

(b)	The Actual Value of a Performance Share Award shall be the product of (i) the target number of Performance Shares subject to the Performance Share Award, (ii) the Performance Percentage (as determined below) applicable to the Performance Share Award and (iii), if the Performance Share Award is settled in cash, the Fair Market Value of a Share on the date the Committee certifies the Performance Percentage. The “Performance Percentage” applicable to a Performance Share Award shall be a percentage of no less than 0% and no more than 200%, which percentage shall be determined by the Committee based upon the extent to which the Performance Objectives (as determined below) established for such Award are achieved during the Award Period. The method for determining the applicable Performance Percentage shall also be established by the Committee.

(c)	At the time each Performance Share Award is granted, the Committee shall establish Performance Objectives to be attained within the Award Period as the means of determining the Performance Percentage applicable to such Award, in the manner contemplated by Section 6(b).

(d)	The Award Period in respect of any grant of a Performance Share Award shall be such period as the Committee shall determine commencing as of the beginning of the fiscal year of the Company in which such grant is made. An Award Period with respect to a Performance Share Award may contain a number of sub-periods designated as “Performance Periods.” Each Performance Period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. If the Committee does not specify in a Performance Share Award Agreement or elsewhere the Performance Periods contained in an Award Period, each 12-month period beginning with the first day of such Award Period shall be deemed to be a Performance Period.

(e)	Performance Shares shall be canceled if the Participant’s continuous employment with the Company and its Subsidiaries shall terminate for any reason prior to the end of the Award Period, except (i) by reason of a period of Related Employment (unless otherwise determined by the Committee), (ii) as otherwise specified in this Section 7(e) or in Section 7(f) or (iii) as otherwise determined by the Committee. Notwithstanding the foregoing, if a Participant’s employment shall terminate due to death or Disability, the provisions of Section 5(c)(v)(A) shall apply mutatis mutandis as if fully set forth herein with respect to Performance Shares.

Further, if the Participant Retires, and the Participant executes and delivers a separation and release agreement in the form provided by the Company, containing noncompetition, nonsolicitation and other restrictive covenants, as well as a general release of claims in the manner contemplated by the Release Condition, the Committee, in its sole discretion, may determine to provide for pro rata vesting of the Participant’s Performance Shares, calculated based on (A) (i) the target number of Performance Shares for such Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months from the beginning of the Award Period through the last day of the calendar year in which the Participant’s termination of employment occurs, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) if the Performance Share Award is settled in cash, the Fair Market Value of a Share on the last day of the Performance Period in which the Retirement occurred, multiplied by (C) the Performance Percentage determined by the Committee to have been achieved through the end of the Performance Period in which the Retirement occurred; provided, that if the Participant breaches the noncompetition, nonsolicitation or other restrictive covenants in his separation and release agreement, then the Participant’s outstanding Performance Shares shall be immediately canceled upon such breach, and the full amount recognized from any prior settlement of his Performance Shares (and any gain thereto) shall be forfeited and the Participant shall be required to promptly repay such amounts to the Company within ten days following such breach.

(f)	If within 24 months after a Change in Control:

(i)	there is a Termination Without Cause of the employment of a Participant;

(ii)	there is a Constructive Termination of the employment of a Participant; or

(iii)	there occurs an Adverse Change in the Plan with respect to a Participant (any such occurrence under the above clauses (i), (ii) or (iii), a “Trigger Event”), then with respect to Performance Share Awards that were outstanding on the date of the Trigger Event (each, an “Applicable Award”), each such Applicable Award shall be immediately canceled and, in respect thereof, such Participant, or the Participant’s legal representative, as the case may be, shall be entitled to receive a cash payment equal to the product of (A) the target number of Performance Shares for such Applicable Award multiplied by (B) a fraction, the numerator of which is equal to the number of full or partial months from the beginning of the Award

Period through the date of the Trigger Event, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (C) the greater of (i) the Fair Market Value of a Share immediately prior to the Change in Control and (ii) the Fair Market Value of a Share on the date the applicable Trigger Event occurs, multiplied by (D) the greater of (i) the Performance Percentage calculated through the end of the quarter preceding the Trigger Event, or (ii) 100%. For purposes of this Section 7(f), the Performance Percentage calculated as of the end of the quarter preceding the Trigger Event shall be calculated using actual financial results achieved through the end of the quarter preceding the Trigger Event and including any gain or loss related to the Change in Control as it relates to the Company recognized or to be recognized in the Company’s consolidated financial statements prepared in accordance with GAAP. If following a Change in Control, a Participant’s employment remains continuous through the end of an Award Period, then the Participant shall be paid with respect to such Awards for which he would have been paid had there not been a Change in Control and the Actual Value shall be determined in accordance with Section 7(g) below.

(g)	Except as otherwise provided in Sections 7(e) or (f), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Shares, (ii) calculate the Actual Value of the Performance Share Award and (iii) shall certify in writing the foregoing, in the manner contemplated by Section 6.

8.	PERFORMANCE UNITS

For purposes of the Plan, Performance Units granted under this Section 8 are Restricted Stock Unit Awards, and the general terms and conditions of Section 5 shall apply to Performance Unit Awards. Performance Units granted to any Covered Employee for a relevant fiscal year shall be designated as Performance Compensation Awards, and the general terms and conditions of Section 6 shall apply to such Performance Unit Awards.

The grant of a Performance Unit Award to a Participant will entitle him to receive, without payment to the Company, all or part of a specified amount (the “Actual Value”) determined by the Committee, if the terms and conditions specified herein and in the Award Agreement are satisfied. Payment in respect of a Performance Unit Award shall be made as provided in Section 5(c)(vii). Except as may otherwise be set forth in any Award Agreement, each Performance Unit Award shall be subject to the following terms and conditions:

(a)	The Committee shall determine (i) the target number of Performance Units to be granted to a Participant and (ii) the amount designated as the Unit Value or method for calculating the Unit Value, which shall be set forth in the applicable Award Agreement. Performance Unit Awards may be granted in different classes or series having different terms and conditions.

(b)	The Actual Value of a Performance Unit Award shall be the product of (i) the target number of Performance Units subject to the Performance Unit Award, (ii) the Performance Percentage (as determined below) applicable to the Performance Unit Award and (iii) the Unit Value (or, if the relevant Performance Unit is settled in Shares, the Unit Value divided by the Fair Market Value of a Share on the date the Committee certifies the Performance Percentage). The “Performance Percentage” applicable to a Performance Unit Award shall be a percentage of no less than 0% and no more than 200%, which percentage shall be determined by the Committee based upon the extent to which the Performance Objectives (as determined below) established for such Award are achieved during the Award Period. The method for determining the applicable Performance Percentage shall also be established by the Committee.

(c)	At the time each Performance Unit Award is granted, the Committee shall establish Performance Objectives to be attained within the Award Period as the means of determining the Performance Percentage applicable to such Award, in the manner contemplated by Section 6(b).

(d)	The Award Period in respect of any grant of a Performance Unit Award shall be such period as the Committee shall determine commencing as of the beginning of the fiscal year of the Company in which such grant is made. An Award Period with respect to a Performance Unit Award may contain a number of sub-periods designated as “Performance Periods.” Each Performance Period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. If the Committee does not specify in a Performance Unit Award Agreement or elsewhere the Award Periods contained in an Award Period, each 12-month period beginning with the first day of such Award Period shall be deemed to be a Performance Period.

(e)	Performance Units shall be canceled if the Participant’s continuous employment with the Company and its Subsidiaries shall terminate for any reason prior to the end of the Award Period, except (i) by reason of a period of Related Employment (unless otherwise determined by the Committee), (ii) as otherwise specified in this Section 8(e) or in Section 8(f) or (iii) as otherwise determined by the Committee. Notwithstanding the foregoing, if a Participant’s employment shall terminate due to death or Disability, the provisions of Section 5(c)(v)(A) shall apply mutatis mutandis as if fully set forth herein with respect to Performance Units.

Further, if the Participant Retires, and the Participant executes and delivers a separation and release agreement in the form provided by the Company, containing noncompetition, nonsolicitation and other restrictive covenants, as well as a general release of claims in the manner contemplated by the Release Condition, the Committee, in its sole discretion, may determine to provide for pro rata vesting of the Participant’s Performance Units, calculated based on (A) (i) the target number of Performance Units for such Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months from the beginning of the Award Period through the last day of the calendar year in which the Participant’s termination of employment occurs, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the Unit Value (or, if the relevant Performance Unit is settled in Shares, the Unit Value divided by the Fair Market Value of a Share on the last day of the Performance Period in which the Retirement occurred), multiplied by (C) the Performance Percentage determined by the Committee to have been achieved through the end of the Performance Period in which the Retirement occurred; provided, that if the Participant breaches the noncompetition, nonsolicitation or other restrictive covenants in his separation and release agreement, then the Participant’s outstanding Performance Units shall be immediately canceled upon such breach, and the full amount recognized from any prior settlement of his Performance Units (and any gain thereto) shall be forfeited and the Participant shall be required to promptly repay such amounts to the Company within ten days following such breach.

(f)	If within 24 months after a Change in Control, a Trigger Event occurs, then with respect to Performance Unit Awards that were outstanding on the date of the Trigger Event (each, an “Applicable Award”), each such Applicable Award shall be immediately canceled and, in respect thereof, such Participant, or the Participant’s legal representative, as the case may be, shall be entitled to receive a cash payment equal to the product of (A) the target number of Performance Units for such Applicable Award multiplied by (B) a fraction, the numerator of which is equal to the number of full or partial months from the beginning of the Award Period through the date of the Trigger Event, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (C) the greater of (i) the Unit Value immediately prior to the Change in Control and (ii) the Unit Value on the date the applicable Trigger Event occurs, multiplied by (D) the greater of (i) the Performance Percentage calculated through the end of the quarter preceding the Trigger Event, or (ii) 100%. For purposes of this Section 8(f), the Performance Percentage calculated as of the end of the quarter preceding the Trigger Event shall be calculated using actual financial results achieved through the end of the quarter preceding the Trigger Event and including any gain or loss related to the Change in Control as it relates to the Company recognized or to be recognized in the Company’s consolidated financial statements prepared in accordance with GAAP. If following a Change in Control, a Participant’s employment remains continuous through the end of an Award Period, then the Participant shall be paid with respect to such Awards for which he would have been paid had there not been a Change in Control and the Actual Value shall be determined in accordance with Section 8(g) below.

(g)	Except as otherwise provided in Sections 8(e) and (f), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Units, (ii) calculate the Actual Value of the Performance Unit Award and (iii) shall certify in writing the foregoing, in the manner contemplated by Section 6.

9.	OTHER INCENTIVE AWARDS

The Committee may issue under the Plan unrestricted Shares, rights to receive future grants of Awards, other Awards denominated in Shares (including performance shares, performance units or Stock Appreciation Rights), cash payments based in whole or in part on the value or future value of Shares, or other cash incentive awards, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time determine (“Other Incentive Awards”). Each Other Incentive Award shall be evidenced by an Award Agreement, which may include conditions, including the payment by the Participant of the Fair Market Value of such Shares on the Date of Grant.

10.	CERTAIN DEFINED TERMS

Wherever the following terms are used in the Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.  All references to Sections and Articles shall be deemed to be references to the Sections and Articles of the Plan, unless the context clearly indicates otherwise.  As used in the Plan, the word “include” (and with correlative meaning “including”) means including, without limiting the generality of any description preceding such word.

(a)	“Acquirer Group” means, with respect to any Change in Control, a third-party acquirer, the ultimate parent of such third-party acquirer or any of its subsidiaries.

(b)	“Actual Value” has the meaning set forth in Section 7 or 8, as the case may be.

(c)	“Adverse Change in the Plan” means:

(i)	any amendment or termination of the Plan pursuant to Sections 16 or 17 that materially diminishes the value of Awards that may be granted under the Plan to Participants, either individually or in the aggregate, without the written consent of such affected Participant(s), unless there is substituted concurrently authority to grant long-term incentive awards of comparable value to Participants, either individually or in the aggregate, as the case may be; or

(ii)	in respect of any Participant, a material diminution in his rights held under such Award (except as may occur under the terms of the Award as originally granted), unless there is substituted concurrently a long-term incentive award with a value at least comparable to the loss in value attributable to such diminution in rights.

In no event shall any amendment of the Plan or an Award permitted by Section 16 hereof be deemed an Adverse Change in the Plan. Notwithstanding anything herein to the contrary, in the event of a Change in Control where (x) the Participant continues employment with the Acquirer Group (including the Company or any Subsidiary), and (y) the applicable member of the Acquirer Group formally assumes the Company’s obligations under the Plan or places the Participant in a similar or like plan with no diminution of the value of the Participant’s Awards (as determined by the Committee (as constituted immediately prior to the Change in Control) in its sole discretion), such actions shall not be deemed to be an “Adverse Change in the Plan.”

(d)	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with the first Person. The term “control” means the possession, directly or indirectly, of the power to direct the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(e)	“Applicable Award” has the meaning set forth in Section 7(f) with respect to Performance Shares, and Section 8(f) with respect to Performance Units, as the case may be.

(f)	“Award” means a Stock Option, Restricted Stock, Restricted Stock Unit, Performance Compensation Award, Performance Share, Performance Unit or Other Incentive Award which may be awarded or granted under the Plan (collectively, “Awards”).

(g)	“Award Agreement” means any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Committee shall determine consistent with the Plan.

(h)	“Award Period” means, with respect to any Performance Compensation Award or other Award that is subject to the achievement of one or more Performance Objectives (including Awards of Performance Shares or Performance Units), one or more periods of time as the Committee may select, over which the attainment of one or more Performance Objectives will be measured for the purpose of determining the Participant’s right to, and the payment of, such Award.

(i)	“Beneficial Ownership” (and correlative “beneficial owner”) has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(j)	“Board” means the Board of Directors of the Company.

(k)	“Cause” means any of the following, as determined by the Committee in good faith: (i) the Participant’s dereliction of duties or negligence or failure to perform his duties, or willful refusal to follow any lawful directive of his immediate supervisor, the Company’s Chief Executive Officer or the Board, as applicable; (ii) the Participant’s conviction of, or plea of nolo contendere to, a felony or any crime involving moral turpitude or dishonesty; (iii) the Participant’s commission of fraud, embezzlement, theft or any deliberate misappropriation of money or other assets of the Company; (iv) the Participant’s breach of any term of any employment or similar agreement entered into between the Company and the Participant, or breach of his fiduciary duties to the Company; (v) any willful act, or failure to act, by the Participant in bad faith to the detriment of the Company, a Subsidiary or business unit thereof (whether financially or reputationally) (as determined by the Committee); or (vi) the Participant’s willful failure to cooperate in good faith with a governmental or internal investigation of the Company or any of its directors, managers, officers or employees, if the Company requests his cooperation. Notwithstanding anything herein to the contrary, if the Participant’s employment with the Company, a Subsidiary or business unit thereof shall terminate due to a Change in Control, where (x) the Participant continues employment with the Acquirer Group (including the Company or any Subsidiary), and (y) the applicable member of the Acquirer Group formally assumes the Company’s obligations under the Plan or places the Participant in a similar or like plan with no diminution of the value of the Participant’s Awards (as determined by the Committee in its sole discretion), such termination of employment shall not be deemed to be a “Termination Without Cause.”

(l)	“Change in Control” means the occurrence of one or more of the following:

(i)	A transaction or series of transactions whereby any Person directly or indirectly acquires Beneficial Ownership of 35% or more of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, that such percentage exceeds the Beneficial Ownership percentage, immediately after such acquisition, of the total combined voting power of the Company’s securities attributed to White Mountains, together with its direct or indirect wholly owned subsidiaries;

(ii)	the Continuing Directors cease for any reason to constitute a majority of the Board;

(iii)	the business of the Company for which the Participant’s services are principally performed is, sold or transferred to another Person; provided, that, for the avoidance of doubt, a sale or transfer of such business shall be considered a Change in Control only for such Participant, and not for all Participants or the Plan as a whole; or

(iv)	all or substantially all of the business-related assets of the Company are sold or transferred to another Person.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and the payment or settlement of the Award will accelerate upon a Change of Control, no event set forth herein will constitute a Change of Control for purposes of the Plan or any Award Agreement unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

(m)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the applicable Treasury rules, regulations, and guidance promulgated thereunder.

(n)	“Committee” means the Compensation Committee of the Board, or a subcommittee thereof appointed to assume the functions of the Committee under the Plan, as provided in Section 2(a).

(o)	“Common Shares” means the common shares of the Company, par value $0.01 per share, including Class A and Class B common shares.

(p)	“Company” has the meaning set forth in Section 1.

(q)	“Constructive Termination” means a termination of employment with the Company and its Subsidiaries at the initiative of the Participant that the Participant declares by prior written notice delivered to the Secretary of the

Company to be a Constructive Termination by the Company or a Subsidiary, and which follows (a) a material decrease in his total annual compensation opportunity (calculated as a the sum of such Participant’s annual base salary plus target annual bonus) or (b) a material diminution in the authority, duties or responsibilities of his position such that the Participant cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur unless and until (i) the Participant delivers such notice within 30 days following the initial existence of the circumstances giving rise to Constructive Termination, (ii) 30 days have elapsed from the date the Company receives such notice from the Participant without the Company curing or causing to be cured the circumstances giving rise to Constructive Termination, and (iii) the Participant’s effective date of resignation is no later than ten days following the Company’s failure to cure. For the avoidance of doubt, in connection with a Change in Control, (A) if the Participant becomes an employee of an Acquirer Group, “Constructive Termination” for that Participant shall thereafter refer to his employment status with the Acquirer Group, and (B) if the Participant remains an employee of the Company or one of its Subsidiaries following the Change in Control, “Constructive Termination” will continue to refer to his employment status with the Company and its Subsidiaries.

(r)	“Continuing Director” means a member of the Board (A) who is not an employee of the Company or its Subsidiaries or of a holder, employee or Affiliate of a Person or group that holds, 35% or more of the total combined voting power of the Company’s securities outstanding as of the date of determination and (B) who either was a member of the Board on October 18, 2006, or who subsequently became a director of the Company and whose election, or nomination for election, by the Company’s shareholders was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any committee thereof). Any action, approval of which shall require the approval of a majority of the Continuing Directors, may be authorized by one Continuing Director, if he is the only Continuing Director on the Board, but no such action may be taken if there are not Continuing Directors on the Board.

(s)	“Covered Employee” means any employee of the Company or its Subsidiaries who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code (unless such employee is employed by a non-U.S. Subsidiary and Section 162(m) of the Code is not applicable to such employee’s compensation).

(t)	“Disability” (or the correlative “Disabled”) means a determination that the Participant is disabled in accordance with a long-term disability insurance program maintained by the Company or a determination by the U.S. Social Security Administration that the Participant is totally disabled.

(u)	“Dividend Equivalent” means a right to receive the equivalent value (in cash or Share) of dividends paid on Shares, awarded under Section 5(c).

(v)	“Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s shareholders.

(w)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(x)	“Fair Market Value” means, as of any date of determination, the value of a Share determined as follows:

(i)           if the Common Shares are listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be determined by a reasonable method established by the Committee in good faith, using actual transactions in such Shares as reported by such exchange or market system, in accordance with Treas. Reg. § 1.409A-1(b)(5)(iv)(A);

(ii)          if the Common Shares are not listed on an established stock exchange or national market system, but the Common Shares are regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)         if the Common Shares are neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.

For the avoidance of doubt, in the event of a Change in Control, the Committee as constituted immediately prior to the Change in Control shall determine the manner in which the Fair Market Value of Shares will be determined following the Change in Control.

(y)	“GAAP” means generally accepted accounting principles in the United States.

(z)	“Incentive Stock Option” means a Stock Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

(aa)	“Non-Employee Director” means a member of the Board (as constituted from time to time) who is not an officer or other employee of the Company, White Mountains or any of their respective direct or indirect Subsidiaries.

(bb)	“Other Incentive Award” has the meaning set forth in Section 9.

(cc)	“Participant” means a person who has been granted an Award.

(dd)	“Performance Compensation Award” means an Award granted pursuant to Section 6, which is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(ee)	“Performance Criteria” means the criteria (and adjustments) that the Committee selects, in its sole discretion, for an Award for purposes of establishing the Performance Objective or Performance Objectives for an Award Period, determined as follows: shall be the specific performance criteria (and adjustments) selected by the Committee with respect to one or more of the following: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) investment returns; (xix) cash flow; (xx) working capital; (xxi) return on assets; (xxii) customer satisfaction; (xxiii) employee satisfaction; (xxiv) economic value per Share; (xxv) underwriting return on capital; or (xxvi) underwriting return on equity. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

The Committee may, in its sole discretion and without obtaining shareholder approval if applicable tax and/or securities laws so permit, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Objectives.  Such adjustments may include one or more of the following: (i) items related to a change in accounting principle or tax laws, or other laws or regulatory rules affecting reported results; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions, divestitures, reorganization or restructuring programs; (vi) items attributable to the business operations of any entity acquired by the Company during the Award Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Award Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or infrequent corporate transactions, events or developments; (xii) asset write-downs or items related to amortization of acquired intangible assets; (xiii) litigation or claim judgments or settlements; (xiv) foreign exchange gains and losses; (xv) discontinued operations and infrequent charges; (xvi) a change in the Company’s fiscal year; (xvi) items that are outside the scope of the Company’s core, on-going business activities; (xvii) extraordinary infrequent items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; or (xviii) items relating to any other unusual or infrequent events or changes in business conditions.  For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

(ff)	“Performance Formula” means, for an Award Period, the one or more objective formulae applied against the relevant Performance Objective to determine, with regard to the Performance Compensation Award of a particular

Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Award Period.

(gg)	“Performance Objectives” means, for an Award Period, the one or more goals established by the Committee for the Award Period based upon the Performance Criteria.

(hh)	“Performance Percentage” has the meaning set forth in Section 7(b) with respect to Performance Shares, and Section 8(b) with respect to Performance Units, as the case may be.

(ii)	“Performance Period” has the meaning set forth in Section 7(d) with respect to Performance Shares, and Section 8(d) with respect to Performance Units, as the case may be.

(jj)	“Performance Shares” has the meaning set forth in Section 7(a).

(kk)	“Performance Units” has the meaning set forth in Section 8(a).

(ll)	“Person” means “person” (or related “group” of “persons”) as such terms are used in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that for purposes of the definitions of “Change in Control” and “Unfriendly Change in Control” used in this Plan, “Person” shall not include (i) the Company or any of its Subsidiaries, or White Mountains or one of its direct or indirect wholly owned subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of the Common Shares, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Shares.

(mm)	“Plan” means this OneBeacon 2017 Long-Term Incentive Plan.

(nn)	“Plan Limit” means the maximum aggregate number of Common Shares that may be issued for all purposes under the Plan as set forth in Section 3(c)(i).

(oo)	“Prior Plan” means the OneBeacon Long-Term Incentive Plan (2007).

(pp)	“Related Employment” means the employment of a Participant by an employer which is neither the Company nor a Subsidiary provided: (i) such employment is undertaken by the Participant and continued at the request of, or with the consent of, the Company or the Compensation Committee; (ii) immediately prior to undertaking such employment, the Participant was an employee or non-employee officer, director or consultant of the Company or a Subsidiary, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment for the purposes of the Plan. The death or Disability of a Participant during a period of Related Employment shall be treated, for purposes of the Plan, as if the death or onset of Disability had occurred while the Participant was an employee of the Company. If, immediately prior to the undertaking of such Related Employment, the Participant was a non-employee officer, director or consultant of the Company or a Subsidiary, then references herein to the Participant’s “employment” with the Company and its Subsidiaries immediately prior to undertaking such Related Employment, or the cessation thereof, or terms of like import, shall be interpreted as the Participant’s “services” with the Company and its Subsidiaries, or the cessation thereof.

(qq)	“Restricted Period” means the period from the date on which an Award of Restricted Stock or Restricted Stock Unit, as applicable, is granted until the Award vests in accordance with the terms established by the Committee or as the Committee shall otherwise determine.

(rr)	“Repurchase Right” has the meaning set forth in Section 5(b)(iii).

(ss)	“Restricted Stock” means Shares granted under Section 5(b) that are subject to transferability restrictions and may be subject to risk of forfeiture or repurchase.

(tt)	“Restricted Stock Units” means the right to receive Shares (or cash payments based on the value or future value of Shares), granted under Section 5(c), subject to the satisfaction of the applicable terms and conditions.

(uu)	“Retainer Election” has the meaning set forth in Section 11.

(vv)	“Retirement” (or the correlative “retire”) means a Participant’s voluntary resignation from employment with the Company and its Subsidiaries at any time after attaining age 60 under circumstances which the Committee, in its sole discretion, determines to constitute “Retirement.” For the avoidance of doubt, the Committee’s determination of whether “Retirement” has occurred shall be made on an individual Award basis, and “Retirement” treatment for any one Award shall not require that all Awards held by the same Participant will receive “Retirement” treatment.

(ww)	“Securities Act” means the Securities Act of 1933, as amended from time to time.

(xx)	“Shares” means Class A Common Shares.

(yy)	“Stock Appreciation Right” means a right to receive, without payment to the Company, the excess, if any, of the Fair Market Value of a Share at exercise over a fixed Share price set at the date of grant (which fixed Share price shall equal 100% of the Fair Market Value of a Share on the date of grant, except for any Substitute Award or as otherwise determined by the Committee), subject to vesting, manner of exercise, and other terms and conditions determined by the Committee at the time of grant.

(zz)	“Stock Option” means a right to purchase Shares at a specified exercise price, granted under Section 4.

(aaa)	“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

(bbb)	“Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of a Stock Option or Stock Appreciation Right.

(ccc)	“Ten-Percent Participant” means a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company, a Subsidiary or a parent of the Company.

(ddd)	“Termination Without Cause” means a termination of the Participant’s employment with the Company or a Subsidiary, or business unit thereof, by the Company (or the Subsidiary or business unit, as applicable) or, by any member of the Acquirer Group other than due to (i) the Participant’s death or Disability or (ii) Cause. For the avoidance of doubt, in connection with a Change in Control, (A) if the Participant becomes an employee of a member of the Acquirer Group, “Termination Without Cause” for that Participant shall thereafter refer to his employment status with the Acquirer Group, (B) if the Participant remains an employee of the Company or any of its Subsidiaries following the Change in Control, “Termination Without Cause” will continue to refer to his employment status with the Company and its Subsidiaries, and (C) if the Participant is not offered employment with either the Acquirer Group or the Company and its Subsidiaries (other than for Cause), he shall be deemed Terminated Without Cause.

(eee)	“Trigger Event” has the meaning set forth in Section 7(f).

(fff)	“Unfriendly Change in Control” means (i) any Person becomes the Beneficial Owner of 35% or more of the then outstanding common shares of White Mountains through a transaction that is deemed an “Unfriendly Change in Control” by the Committee; and (ii) a majority of the Continuing Directors, by resolution (or other action) adopted within 30 days following the date the Company becomes aware clause (i) hereof has been satisfied, determines that an “Unfriendly Change in Control” has occurred.

(ggg)	“Unit Value” means (i) the initial value of each Performance Unit granted under Section 8, which may be a fixed dollar value, plus (ii) if applicable, any growth factor to the initial value of such Performance Unit, in each case as set forth in the applicable Award Agreement.

(hhh)	“White Mountains” means White Mountains Insurance Group, Ltd. (or its successor).

11.	DIRECTOR COMPENSATION

In the event that the Board determines to grant an annual or other retainer for service on the Board or a committee of the Board, and if the Board determines that such retainer may be paid in Shares, rather than in cash, upon the election of the Directors, then each Director who receives such an Award may elect to have the Company pay all or a portion of his retainer in Shares, in lieu of cash, pursuant to a process set forth by the Board and memorialized in a written election form provided to the Director (which shall constitute the “Award Agreement” for purposes of this Plan) (a “Retainer Election”). The number of Shares paid shall be determined by dividing the dollar amount of the retainer or portion thereof which the Director has specified in her or his Retainer Election by the Fair Market Value of a Share on the date the retainers are otherwise payable, rounded down to the nearest whole share. In no case shall any fractional Shares be issued. In lieu of any fractional Shares, Directors shall be entitled to cash equal to the value of any fractional Shares. Shares issued in lieu of cash shall be fully vested and unrestricted.

12.	DILUTION AND OTHER ADJUSTMENTS

(a)	In the event of any change in the outstanding Shares of the Company by reason of any stock split, stock or extraordinary cash dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock (including any transaction constituting a Change in Control), or any unusual or infrequent transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee is hereby authorized in connection therewith to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, to (i) make equitable adjustments, if any, in the terms and conditions of any Award, including an adjustment in the number or kind of Shares or other property that may be issued under the Plan Limit, in the number or kind of Shares or other property subject to, or the exercise price per Share under, any outstanding Stock Option or Stock Appreciation Right, in the number or kind of Shares or other property which have been awarded as Restricted Stock or Restricted Stock Units, in the target or maximum number or kind of Shares or other property granted pursuant to Performance Share or Performance Unit Awards, or in any measure of performance if the Committee shall determine, in its sole discretion, that such change is appropriate; (ii) provide for a cash payment to the holder of any Stock Option or Stock Appreciation Right in consideration for the cancelation of such Stock Option or Stock Appreciation Right in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Stock Option or Stock Appreciation Right over the aggregate exercise price of such Stock Option or Stock Appreciation Right if the Committee shall determine, in its sole discretion, that such provision is appropriate; (iii) cancel and terminate any Stock Option or Stock Appreciation Right having a per-Share exercise price equal to, or in excess of, the Fair Market Value of a Share subject to such Stock Option or Stock Appreciation Right without any payment or consideration therefor if the Committee shall determine, in its sole discretion, that such cancelation is appropriate; (iv) provide for the replacement of such Award with other rights, cash or property selected by the Committee in its sole discretion having an aggregate value (as determined by the Committee) not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested; (v) provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares or other property and prices; (vi) provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; or (vii) provide that the Award cannot vest, be exercised or become payable after such event.

(b)	The Committee may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(c)	No action shall be taken under this Section 12 which shall cause an Award to fail to comply with Section 409A or 457A of the Code (as determined by the Company), to the extent applicable to such Award. Any adjustment affecting a Performance Compensation Award shall be made consistent with the requirements of Section 162(m) of the Code (as determined by the Company).

(d)	In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Shares or the price of Common Shares, including any Change in Control, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to the anticipated date of consummation of any such transaction.

13.	DESIGNATION OF BENEFICIARY BY PARTICIPANT

A Participant may name a beneficiary to receive any payment to which he may be entitled in respect of any Award under the Plan in the event of his death, on a form to be provided by the Committee. A Participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a Participant’s executors or administrators, the term “beneficiary” as used in the Plan shall include such Person or Persons.

14.	MISCELLANEOUS PROVISIONS

(a)	Award Agreements; Other Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. An Award Agreement may be in written or electronic form and shall be signed (either in written or electronic form) by the Participant and a duly authorized representative of the Company. The terms of any Award Agreement, or any employment, change-in-control, severance or other agreement in effect with the Participant, may have terms or features different from and/or additional to those set forth in the Plan, and, unless expressly provided otherwise in such Award or other agreement, shall control in the event of any conflict with the terms of the Plan.

(b)	No Rights to Awards; No Right to Uniform Treatment. No employee, director, consultant or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any Subsidiary. Neither the Company nor the Committee is obligated to treat eligible individuals, Participants or any other Persons uniformly.

(c)	No Assignment or Transfer by Participant. A Participant’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant’s death), including execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability of such Participant.

(d)	Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Committee may cancel such Award if the Participant, without the consent of the Company, has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate while employed by or providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, or violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate, as determined by the Committee. The Committee may also provide in an Award Agreement that in such event, the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of Shares acquired in respect of such Award, and must promptly repay such amounts to the Company. The Committee may also provide in an Award Agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company. To the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of the New York Stock Exchange or other securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements).

(e)	Repricing. Except as otherwise permitted under Section 12, if (i) the Committee reduces the exercise price of any Stock Option or Stock Appreciation Right, (ii) the Committee cancels any outstanding Stock Option or Stock Appreciation Right and replaces it with a new Stock Option or Stock Appreciation Right with a lower exercise price or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement or Form 10-K (if applicable) as Stock Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) or (iii) the Committee takes any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Shares are listed or quoted, then, in the case of the immediately preceding clauses (i) through (iii), any such action shall not be effective without shareholder approval.

(f)	Compliance with Laws. No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable U.S. Federal and state securities laws, Bermuda law or other applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Nothing in this Plan shall be deemed to authorize the Committee or Board or any members thereof to take any action contrary to applicable law or regulation, or rules of the New York Stock Exchange. The Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act, with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Committee shall have the authority to provide that all Shares or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the U.S. Federal securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable U.S. Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and the Committee may cause a legend or legends to be put on any such certificates of Shares or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Shares or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. The Committee may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Shares to the Participant, the Participant’s acquisition of Shares from the Company and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable.

(g)	Tax Withholding. The Company and its Subsidiaries shall have the right and is hereby authorized to deduct from any payment made under the Plan (in cash, Shares, other securities or other property) any U.S. Federal, state or local income or other taxes required by law to be withheld with respect to such payment, and to take such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes. Unless otherwise provided by the Company, tax withholding shall be at the applicable minimum statutory rate. It shall be a condition to the obligation of the Company to issue Shares upon exercise of a Stock Option, upon settlement of a Stock Appreciation Right, vesting of Restricted Stock or Performance Share (if applicable) or upon vesting or payment of a Performance Unit or a Restricted Stock Unit that the Participant (or any beneficiary or Person entitled to payment pursuant to the Plan) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold U.S. Federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue Shares.

(h)	Expenses. The expenses of the Plan shall be borne by the Company. However, if an Award is made to an employee of a Subsidiary:

(i)	if such Award results in payment of cash to the Participant, such Subsidiary shall pay to the Company an amount equal to such cash payment; and

(ii)	if the Award results in the issuance to the Participant of Shares, such Subsidiary shall pay to the Company an amount equal to Fair Market Value thereof, as determined by the Committee, on the date such Shares are issued (or, in the case of issuance of Restricted Stock or of Shares subject to transfer and forfeiture conditions, equal to the Fair Market Value thereof on the date on which such Shares are no longer subject to applicable restriction), minus the amount, if any received by the Company in exchange for such Shares.

(i)	No Trust or Fund Created. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in this Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any of its Subsidiaries.

(j)	Acceptance of Award. By accepting any Award or other benefit under the Plan, each Participant and each Person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

(k)	No Section 83(b) Elections without Consent of Company. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(l)	Notification of Disqualifying Dispositions. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(m)	No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

(n)	No Interference. The existence of the Plan, any Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company, the Board, the Committee or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(o)	Obligations Binding on Successors; Divisional Sale. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. If a Person who acquires a Subsidiary or business unit agrees to fully assume the obligations of the Company under a Participant’s outstanding Awards under the Plan or to replace them with similar or like awards with no diminution of value of the Awards, then the Company shall be released from its obligations to such Participant with respect to such Awards without the requirement of any action by or approval of the Participant. If a Person who acquires a Subsidiary or business unit declines to assume or replace such obligations, the Company shall remain obligated under the Awards as provided in the Plan.

(p)	Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him in satisfaction of judgment in such action, suit, or proceeding against him, provided that he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled pursuant to the Company’s Bye-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(q)	Reliance on Reports. Each member of the Committee and each member of the Board (and their respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(r)	No Limit on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, performance shares, performance units, stock appreciation rights, other types of equity-based awards (subject to shareholder approval if such approval is required) and cash awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(s)	Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(t)	Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(u)	Titles and Headings; Gender; References to Law. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. Masculine pronouns and other words of masculine gender shall refer to both men and women. References to sections of the Code, the Exchange Act, the Securities Act or other statutes shall include any amendment or successor thereto, and any rules, regulations or other interpretative guidance under such statute.

15.	DEFERRAL OF AWARDS, SETTLEMENTS AND SECTION 409A AND 457A COMPLIANCE

(a)	At the sole discretion of the Committee, the payment or settlement of an Award may be deferred by the Committee or the Participant in accordance with procedures adopted by the Committee. Notwithstanding the preceding sentence, if an Award is subject to Section 409A or 457A of the Code, or the deferral of such Award or settlement causes the Award to be subject to Section 409A or 457A of the Code, any such deferral must comply (as determined by the Company) with Section 409A and 457A of the Code, as applicable, and the terms of the Plan and Award Agreement shall be interpreted consistent therewith.

(b)	Notwithstanding any provision of the Plan or any Award Agreement to the contrary, each Award granted under the Plan either shall be excepted from the requirements of Section 409A or 457A of the Code, as applicable, or shall comply with the requirements of Section 409A or 457A of the Code, and the terms of the Plan and each Award Agreement shall be interpreted consistent therewith. An Award that is excepted from the requirements of Section 409A of the Code may not be amended or otherwise modified in such a manner that the Award becomes subject to Section 409A of the Code unless the Committee expressly provides that the amendment or modification is intended to subject the Award to the requirements of Section 409A of the Code and the amended or modified Award complies with such requirements. An Award that is subject to the requirements of Section 409A or 457A of the Code may not be amended or otherwise modified in such a manner that the Award no longer complies with Section 409A or 457A of the Code, as applicable (as determined by the Company), unless the Committee expressly provides that the amendment or modification is intended to be non-compliant with Section 409A or 457A of the Code, as applicable.

(c)	Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan, including any taxes and penalties under Section 409A and 457A of the Code, as applicable, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant or any beneficiary harmless from such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A or 457A of the Code, as applicable, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(d)	Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the Participant’s date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the next available payroll date following the earliest date permitted under Section 409A of the Code.

(e)	In the event that the timing of payments in respect of any Award that would otherwise be considered “deferred compensation” subject to Section 409A of the Code would be accelerated upon the occurrence of (i) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (ii) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.

16.	AMENDMENT

(a)	Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder-approved plan for purposes of Section 162(m) of the Code, to the rules of the New York Stock Exchange or any successor exchange or quotation system on which the Shares may be listed or quoted, and for changes in GAAP to new accounting standards (in each case, as determined by the Company), the Plan may be amended at any time and from time to time by the Board, but no amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan or the class of persons eligible to participate shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall materially and adversely affect any right of any Participant with respect to any Award previously granted without such Participant’s written consent, unless the Board determines that such amendment is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation.

(b)	The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted or any associated Award Agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company and its Subsidiaries); provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement or unless the Committee determines that such either is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary.

17.	TERMINATION

This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)	the adoption of a resolution of the Board terminating the Plan; or

(b)	ten years from the date the Plan is initially or subsequently approved and adopted by the shareholders of the Company in accordance with Section 19 hereof.

No termination of the Plan shall alter or impair any of the rights or obligations of any Participant, without his consent, under any Award previously granted under the Plan.

18.	GOVERNING LAW

This Plan shall be governed by and construed in accordance with the laws of Bermuda.

19.	SHAREHOLDER ADOPTION

This Plan shall be submitted to the shareholders of the Company for their approval or adoption. This Plan shall not be effective and no Award shall be made hereunder unless and until this Plan has been so approved and adopted by the shareholders, in the manner required by the laws of Bermuda and the New York Stock Exchange.

This Plan shall not terminate, amend or modify any provision of the Prior Plan or adversely affect any Awards or rights outstanding under the Prior Plan; provided, however, that, following approval of this Plan by the Company’s shareholders, no further Awards will be granted under the Prior Plan.

********

The foregoing Plan was duly adopted by the Board on November 16, 2016, and reflects all approved modifications through April 11, 2017. The foregoing Plan was approved by the shareholders of the Company on ___________, 2017.

ONEBEACON INSURANCE GROUP, LTD. ATTN: SARAH A. KOLAR 605 HIGHWAY 169 NORTH SUITE 800 PLYMOUTH, MN 55441	YOU HAVE THREE WAYS TO VOTE:

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions electronically. Have your Notice of Internet Availability of Proxy Matter or proxy card in your hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your Notice of Internet Availability of Proxy Matter or proxy card in your hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you are a shareholder of record or hold shares through a broker or bank, your vote must be received by 11:59 p.m. Atlantic Time (10:59 p.m. Eastern Time) on May 23, 2017.

If you are a current or former employee voting shares held through the OneBeacon 401(k) and Employee Stock Ownership Plan (the “Plan”), however, your vote with respect to those plan shares must be received by 11:00 a.m. Atlantic Time (10:00 a.m. Eastern Time) on May 22, 2017. Please consult the separate voting instructions provided for persons holding shares through the Plan.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E23311-P90500	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ONEBEACON INSURANCE GROUP, LTD.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees:

01) David T. Foy
02) Ira H. Malis
03) Patrick A. Thiele

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5, 6, 8, and 9, and EVERY 1 YEAR on proposal 7.		For	Against	Abstain			Every 1 year	Every 2 years	Every 3 years	Abstain

2.	To elect G. Manning Rountree to Class III of the Board of Directors of the Company.	☐	☐	☐	7.	To approve the advisory resolution on frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

3.	To authorize the election of directors of Split Rock Insurance, Ltd.	☐	☐	☐				For	Against	Abstain

4.	To authorize the election of directors of Grand Marais Capital Limited.	☐	☐	☐	8.	To approve the OneBeacon 2017 Long Term Incentive Plan.		☐	☐	☐

5.	To authorize the election of directors for any new designated subsidiary of the Company.	☐	☐	☐	9.	To approve the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2017.		☐	☐	☐

6.	To approve the advisory resolution on executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

V.1.1

ONEBEACON INSURANCE GROUP, LTD.

Annual General Meeting of Members

Wednesday, May 24, 2017

12:00 noon Atlantic Time (11:00 a.m. ET)

Tucker’s Point Hotel

60 Tucker’s Point Drive

Hamilton Parish, Bermuda

Important Notice Regarding the Availability of Proxy Materials for the Annual Member Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K for 2016 are available at www.proxyvote.com.

E23312-P90500

This proxy is solicited by the Board of Directors for use at the Annual General Meeting on May 24, 2017 and any adjournment thereof.

By signing this proxy, you hereby appoint T. Michael Miller and Paul H. McDonough, and each of them, as proxies with full power of substitution, to vote all common shares you are entitled to vote at the 2017 Annual General Meeting of Members to be held Wednesday, May 24, 2017, at 12:00 noon Atlantic Time (11:00 a.m. ET) and at any adjournment thereof, upon the matters shown on the reverse side and any other matters that may properly come before the meeting or adjournments thereof (subject to any directions indicated on the reverse of this card), and revoke all former proxies.

The Common Shares represented by this proxy will be voted as specified, but if no specification is made, the shares will be voted “FOR” each of the Director nominees, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4, “FOR” Proposal 5, “FOR” Proposal 6, “EVERY 1 YEAR” on Proposal 7, “FOR” Proposal 8, and “FOR” Proposal 9 and in the discretion of the named proxies on all other matters.

If Common Shares are held through the OneBeacon 401(k) and Employee Stock Ownership Plan (the “Plan”), you are considered a named fiduciary who may direct Vanguard Fiduciary Trust Company, the trustee of the Plan, how to vote these shares. For shares which are not allocated to participant accounts or for shares for which no direction has been received, Vanguard will vote those shares in the same proportion as the shares for which direction has been received. Vanguard may, in exercising its fiduciary responsibility, disregard the direction on behalf of the unallocated shares and shares for which no direction was received and vote in its discretion where doing so would be consistent with the Employee Retirement Income Security Act.

Continued and to be signed on reverse side

V.1.1